EXHIBIT 15.1

Combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024,

and Independent auditor’s report

1

2

Independent Auditor’s Report

To

The Board of Directors and Shareholders of

Raízen S.A.

Rio de Janeiro – RJ

Opinion

We have audited the consolidated financial statements of Raízen S.A. (the Company), which comprise the consolidated statements of financial position as of March 31, 2024, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the year ended March 31, 2024, and the related notes (collectively referred to as the “combined consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024, and the results of its operations and its cash flows for the year ended March 31, 2024 in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other matters

Priors years financial statements audited by another independent auditor

The audit of the consolidated financial statements for the years ended March 31, 2023 and 2022, presented for comparison purposes, were examined by another independent auditor, who issued an unmodified audit reports dated June 29, 2023 and September 27, 2022, respectively.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

3

Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

November 8, 2024

São Paulo, Brazil

/s/ BDO RCS Auditores Independentes SS Ltda.

4

Report of Independent Auditors

To

The Board of Directors and Shareholders of

Raízen S.A.

Opinion

We have audited the combined consolidated financial statements of Raízen S.A. (the Company), which comprise the consolidated statement of financial position as of March 31, 2023, and the related combined consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the two years in the period ended March 31, 2023, and the related notes (collectively referred to as the “combined consolidated financial statements”).

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2023, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2023 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the combined consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

5

Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young Auditores Independentes S/S Ltda.

São Paulo, Brazil

June 29, 2023

6

RAÍZEN S.A.

Consolidated statements of financial position

as of March 31, 2024, and 2023

In thousands of Reais - R$

	Note	2024	2023
Assets
Current assets
Cash and cash equivalents	5	14,819,906	8,733,396
Securities	6.a	188,052	8,751
Restricted cash	6.b	584,212	1,274,610
Derivative financial instruments	3	6,785,291	6,452,593
Trade accounts receivable	7	9,825,557	8,423,769
Inventories	8	11,680,227	10,230,124
Advances to suppliers	16.c	574,685	392,647
Biological assets	9	4,185,031	4,140,465
Recoverable income tax and social contribution	19.b	400,246	744,795
Recoverable taxes	10	4,750,646	4,336,386
Dividends receivable		5,307	5,182
Related parties	11.a	1,119,783	1,020,519
Contract assets	12	633,437	577,133
Other receivables		928,743	1,142,061
Total current assets		56,481,123	47,482,431

Non-current assets
Trade accounts receivable	7	491,359	496,579
Securities	6.a	911,029	167,778
Derivative financial instruments	3	2,611,028	2,826,733
Recoverable taxes	10	6,658,708	6,258,711
Related parties	11.a	1,240,979	1,159,965
Advances to suppliers	16.c	192,634	220,342
Contract assets	12	2,524,556	2,654,134
Recoverable income tax and social contribution	19.b	688,014	532,188
Deferred income tax and social contribution	19.d	3,998,156	3,636,927
Judicial deposits	21	844,858	744,880
Other receivables		570,804	445,050
Investments	13	1,317,517	1,378,851
Property, plant and equipment	14	32,860,652	27,119,384
Intangible assets	15	6,525,051	6,151,437
Rights of use asset	17.a	10,266,842	10,276,073
Total non-current assets		71,702,187	64,069,032
Total assets		128,183,310	111,551,463

 Notes are an integral part of the combined consolidated financial statements.

7

RAÍZEN S.A.

Consolidated statements of financial position

as of March 31, 2024, and 2023

In thousands of Reais - R$

	Note	2024	2023
Liabilities
Current liabilities
Suppliers	16.a	24,026,267	21,452,338
Lease liabilities	17.b	3,334,134	2,658,519
Loans and financing	18	6,204,463	4,855,395
Related parties	11.a	2,372,978	2,363,289
Derivative financial instruments	3	5,006,683	6,269,699
Payroll and related charges payable		1,364,170	1,278,828
Income tax and social contribution payable	19.c	70,235	41,179
Taxes payable		769,601	678,743
Dividends and interest on own capital payable	23.b	129,904	154,177
Deferred revenues		79,800	66,006
Bonuses payable		85,057	87,115
Advances from clients	20	5,576,461	2,153,912
Other liabilities		2,440,414	2,771,485
Total current liabilities		51,460,167	44,830,685

Non-current liabilities
Lease liabilities	17.b	8,230,802	8,155,990
Loans and financing	18	29,395,358	24,599,543
Related parties	11.a	3,663,617	3,174,168
Advances from clients	20	6,195,549	1,393,073
Derivative financial instruments	3	1,916,542	1,968,102
Taxes payable		212,293	202,283
Provision for legal disputes	21	1,918,835	1,924,010
Deferred income tax and social contribution	19.d	1,796,158	1,163,830
Bonuses payable		386,103	346,349
Other liabilities		882,322	889,269
Total non-current liabilities		54,597,579	43,816,617
Total liabilities		106,057,746	88,647,302

Equity	23
Share capital		6,859,670	6,859,670
Treasury shares		(148,575)	(194,236)
Additional paid-in capital		10,362,927	10,297,351
Accumulated other comprehensive income		3,006,397	2,537,367
Retained earnings		1,298,986	2,751,597
Equity attributable to:
Owners of the Raízen		21,379,405	22,251,749
Interest of non-controlling shareholders		746,159	652,412
Total shareholders’ equity		22,125,564	22,904,161
Total shareholders’ equity and liabilities		128,183,310	111,551,463

 Notes are an integral part of the combined consolidated financial statements.

8

RAÍZEN S.A. Combined consolidated statements of income Years ended March 31, 2024, 2023 and 2022 In thousands of Reais - R$

	Note	2024	2023	2022
Net operating revenue	26	220,454,239	245,831,790	194,767,318
Cost of products sold, and services provided	27	(204,730,642)	(230,564,083)	(182,653,455)
Gross income		15,723,597	15,267,707	12,113,863

Operating (expenses) revenue
Selling	27	(6,109,524)	(5,234,882)	(4,195,624)
General and administrative	27	(2,882,872)	(2,553,864)	(2,083,287)
Other operating revenue, net	28	1,447,856	737,472	556,405
Equity accounting result	13	(252,430)	(130,092)	(68,589)
		(7,796,970)	(7,181,366)	(5,791,095)
Income before financial results and income tax and social contribution		7,926,627	8,086,341	6,322,768

Financial results	29
Financial expenses		(6,128,884)	(3,938,084)	(2,032,662)
Financial income		851,619	819,660	617,521
Net exchange variation		340,266	(672,473)	2,051,267
Net effect of derivatives		(1,377,540)	(1,031,864)	(2,707,542)
		(6,314,539)	(4,822,761)	(2,071,416)
Income before income tax and social contribution		1,612,088	3,263,580	4,251,352

Income tax and social contribution	19.a
Current		(1,165,552)	(1,676,607)	(1,419,259)
Deferred		167,597	916,353	446,539
		(997,955)	(760,254)	(972,720)
Net income for the year		614,133	2,503,326	3,278,632

Attributable to:
Raízen’s controlling shareholders		520,715	2,441,126	3,235,755
Raízen’s non-controlling shareholders		93,418	62,200	42,877

		614,133	2,503,326	3,278,632
Earnings per share (common and preferred) in R$	24
Basic		0.50	0.24	0.37
Diluted		0.50	0.24	0.37

Notes are an integral part of the combined consolidated financial statements.

9

RAÍZEN S.A. Combined consolidated statements of comprehensive income Years ended March 31, 2024, 2023 and 2022 In thousands of Reais - R$

	2024	2023	2022
Net income for the year	614,133	2,503,326	3,278,632
Comprehensive income
Items that will not be reclassified to statement of income
Actuarial (loss) gain, net	1,635	(22,095)	2,603
Deferred taxes on actuarial gain (loss), net	(219)	7,402	(885)
	1,416	(14,693)	1,718
Items that are or may be reclassified to statement of income
Income from financial instruments designated as hedge accounting	901,592	393,553	1,806,902
Other	4,394	(4,394)	-
Deferred taxes on adjustments (Note 19.e)	(308,035)	(132,314)	(614,347)
Effect of foreign currency translation	(139,827)	364,456	(1,021,725)
	458,124	621,301	170,830
Total comprehensive income for the year	459,540	606,608	172,548
Comprehensive income for the year	1,073,673	3,109,934	3,451,180
Attributable to:
Raízen’s controlling shareholders	989,745	3,039,454	3,448,344
Raízen’s non-controlling shareholders	83,928	70,480	2,836
	1,073,673	3,109,934	3,451,180

Notes are an integral part of the combined consolidated financial statements.

10

RAÍZEN S.A.

Consolidated statements of changes in equity

Years ended March 31, 2024, 2023 and 2022

In thousands of Reais - R$

	Attributable to controlling shareholders
			Additional paid-in capital			Retained earnings
	Share capital	Treasury shares	Transactions with shareholders	Capital reserve	Accumulated other comprehensive income	Legal reserve	Tax incentive reserve	Retained profits	Retained earnings	Total	Interest of non-controlling shareholders	Total equity
As of March 31, 2023	6,859,670	(194,236)	57,494	10,239,857	2,537,367	197,097	733,866	1,820,634	-	22,251,749	652,412	22,904,161
Comprehensive income for the year
Net income for the year	-	-	-	-	-	-	-	-	520,715	520,715	93,418	614,133
Share of equity of investees (Note 13.c)	-	-	-	-	559,134	-	-	-	-	559,134	-	559,134
Net loss with financial instruments designated as hedge accounting	-	-	-	-	(7,505)	-	-	-	-	(7,505)	-	(7,505)
Effect of foreign currency translation	-	-	-	-	(82,599)	-	-	-	-	(82,599)	(9,490)	(92,089)
Total comprehensive income for the year	-	-	-	-	469,030	-	-	-	520,715	989,745	83,928	1,073,673
Distributions to shareholders, net
Exercise of share-based payment (Note 25)	-	45,661	(45,661)	-	-	-	-	-	-	-	-	-
Share-based payment (Note 25)	-	-	124,024	-	-	-	-	-	-	124,024	-	124,024
Business combination (Note 32.a)	-	-	-	-	-	-	-	-	-	-	23,010	23,010
Dividends and interest on own capital (Note 23.b)	-	-	-	-	-	-	-	(1,869,838)	(103,488)	(1,973,326)	(26,393)	(1,999,719)
Effect of transaction between shareholders at subsidiary (Note 13.c)	-	-	-	(12,787)	-	-	-	-	-	(12,787)	12,787	-
Transfers between income reserves	-	-	-	-	-	-	(132,267)	132,267	-	-	-	-
Recognition of reserves	-	-	-	-	-	-	655	416,572	(417,227)	-	-	-
Others	-	-	-	-	-	-	-	-	-	-	415	415
Total distributions to shareholders, net	-	45,661	78,363	(12,787)	-	-	(131,612)	(1,320,999)	(520,715)	(1,862,089)	9,819	(1,852,270)
As of March 31, 2024	6,859,670	(148,575)	135,857	10,227,070	3,006,397	197,097	602,254	499,635	-	21,379,405	746,159	22,125,564

Notes are an integral part of the combined consolidated financial statements.

11

RAÍZEN S.A. Consolidated statements of changes in equity Years ended March 31, 2024, 2023 and 2022 In thousands of Reais - R$

	Attributable to controlling shareholders
			Additional paid-in capital				Retained earnings
	Share capital	Treasury shares	Transactions with shareholders	Capital reserve	Special reserve - Law No. 8,200/91	Accumulated other comprehensive income	Legal reserve	Tax incentive reserve	Retained profits	Retained earnings	Total	Interest of non-controlling shareholders	Total equity
As of March 31, 2022	6,859,670	(40,082)	42,305	10,242,954	94	1,939,039	197,097	375,803	2,031,533	-	21,648,413	610,495	22,258,908
Comprehensive income for the year
Net income for the year	-	-	-	-	-	-	-	-	-	2,441,126	2,441,126	62,200	2,503,326
Share of equity of investees (Note 13.c)	-	-	-	-	-	263,899	-	-	-	-	263,899	-	263,899
Net gain with financial instruments designated as hedge accounting	-	-	-	-	-	11,029	-	-	-	-	11,029	-	11,029
Effect of foreign currency translation	-	-	-	-	-	323,400	-	-	-	-	323,400	8,280	331,680
Total comprehensive income for the year	-	-	-	-	-	598,328	-	-	-	2,441,126	3,039,454	70,480	3,109,934
Distributions to shareholders, net
Repurchase of shares (Note 23.e)	-	(185,077)	-	-	-	-	-	-	-	-	(185,077)	-	(185,077)
Exercise of share-based payment (Note 25)	-	30,923	(30,923)	-	-	-	-	-	-	-	-	-	-
Share-based payment (Note 25)	-	-	46,112	-	-	-	-	-	-	-	46,112	-	46,112
Business combination	-	-	-	-	-	-	-	-	-	-	-	1,453	1,453
Dividends and interest on own capital (Note 23.b)	-	-	-	-	-	-	-	-	(2,163,800)	(130,162)	(2,293,962)	(28,232)	(2,322,194)
Others	-	-	-	(3,191)	-	-	-	-	-	-	(3,191)	(1,784)	(4,975)
Recognition of reserves and other	-	-	-	-	-	-	-	358,063	1,952,901	(2,310,964)	-	-	-
Total distributions to shareholders, net	-	(154,154)	15,189	(3,191)	-	-	-	358,063	(210,899)	(2,441,126)	(2,436,118)	(28,563)	(2,464,681)
As of March 31, 2023	6,859,670	(194,236)	57,494	10,239,763	94	2,537,367	197,097	733,866	1,820,634	-	22,251,749	652,412	22,904,161

Notes are an integral part of the combined consolidated financial statements.

12

RAÍZEN S.A. Consolidated statements of changes in equity Years ended March 31, 2024, 2023 and 2022 In thousands of Reais - R$
	Attributable to controlling shareholders
			Additional paid-in capital				Retained earnings
	Share capital	Treasury shares	Transactions with shareholders	Capital reserve	Special reserve - Law No. 8,200/91	Accumulated other comprehensive income	Legal reserve	Tax incentive reserve	Retained profits	Retained earnings	Net parent investment	Total	Interest of non-controlling shareholders	Total equity

As of March 31, 2021	-	-	-	-	-	-	-	-	-	-	12,129,956	12,129,956	368,436	12,498,392
Net income for the year	-	-	-	-	-	-	-	-	-	-	419,164	419,164	320,586	739,750
Net loss with financial instruments designated as hedge accounting	-	-	-	-	-	-	-	-	-	-	(391,911)	(391,911)	-	(391,911)
Effect of foreign currency translation	-	-	-	-	-	-	-	-	-	-	(395,851)	(395,851)	-	(395,851)
Dividends	-	-	-	-	-	-	-	-	-	-	(738,433)	(738,433)	-	(738,433)
	-	-	-	-	-	-	-	-	-	-	(1,107,031)	(1,107,031)	320,586	(786,445)
As of May 31, 2021	-	-	-	-	-	-	-	-	-	-	11,022,925	11,022,925	689,022	11,711,947
Comprehensive income for the year
Net income for the year	-	-	-	-	-	-	-	-	-	2,816,591	-	2,816,591	(277,709)	2,538,882
Actuarial gain, net	-	-	-	-	-	1,713	-	-	-	-	-	1,713	-	1,713
Net gain with financial instruments designated as hedge accounting	-	-	-	-	-	1,584,466	-	-	-	-	-	1,584,466	-	1,584,466
Effect of foreign currency translation	-	-	-	-	-	(585,869)	-	-	-	-	-	(585,869)	(40,041)	(625,910)
Total comprehensive income for the year	-	-	-	-	-	1,000,310	-	-	-	2,816,591	-	3,816,901	(317,750)	3,499,151
Contributions from shareholders, net
Capital increase	3,859,669	-	-	5,197,282	-	-	-	-	-	-	-	9,056,951	-	9,056,951
Repurchase of shares	-	(40,082)	-	-	-	-	-	-	-	-	-	(40,082)	-	(40,082)
Share-based payment	-	-	42,305	-	-	-	-	-	-	-	-	42,305	-	42,305
Share issuance expenses, net	-	-	-	(109,684)	-	-	-	-	-	-	-	(109,684)	-	(109,684)
Business combination	-	-	-	-	-	-	-	-	-	-	-	-	272,982	272,982
Dividends and interest on own capital	-	-	-	-	-	-	-	-	(1,394,018)	(741,682)	-	(2,135,700)	(39,255)	(2,174,955)
Effect of transaction between shareholders at subsidiary	-	-	-	(7,423)	-	-	-	-	-	-	-	(7,423)	2,423	(5,000)
Effect of redemption of preferred shares at subsidiary	-	-	-	2,220	-	-	-	-	-	-	-	2,220	-	2,220
Recognition of reserves and other	-	-	-	-	-	-	-	375,803	2,031,533	(2,407,336)	-	-	3,073	3,073
Total contributions from shareholders, net	3,859,669	(40,082)	42,305	5,082,395	-	-	-	375,803	637,515	(3,149,018)	-	6,808,587	239,223	7,047,810
Reorganization adjustments	3,000,001	-	-	5,160,559	94	938,729	197,097	-	1,394,018	332,427	(11,022,925)	-	-	-
As of March 31, 2022	6,859,670	(40,082)	42,305	10,242,954	94	1,939,039	197,097	375,803	2,031,533	-	-	21,648,413	610,495	22,258,908

Notes are an integral part of the combined consolidated financial statements.

13

RAÍZEN S.A. Combined consolidated statements of cash flows – Indirect method Years ended March 31 In thousands of Reais - R$

	2024	2023	2022
Cash flows from operating activities
Income before income tax and social contribution	1,612,088	3,263,580	4,251,352
Adjustments:
Depreciation and amortization (Note 27)	9,205,235	8,653,478	6,870,621
Amortization of contract assets (Notes 12 and 26)	667,470	615,494	579,822
Change in the fair value and realization of loss or gain of biological assets fair value (Notes 9 and 27)	(29,671)	188,809	(1,340,766)
Bargain purchase gain (Notes 28 and 32.b)	(162,593)	(266,593)	-
Equity accounting result (Note 13)	252,430	130,092	68,589
Net interest, inflation adjustments and exchange variation	4,089,284	4,228,936	(92,128)
Change in fair value of liabilities financial instruments (Notes 11a,18 and 29)	79,492	(625,041)	(582,191)
Loss with derivative financial instruments, net	2,024,513	1,687,589	5,961,685
Gain (loss) on sales of property, plant and equipment (Note 28)	(57,859)	(26,560)	16,844
Gain on PIS and COFINS tax credits on fuel, net (Note 10)	(1,465,726)	(3,765,456)	-
Recognition of extemporaneous tax credits and other losses (gains), net	858,253	407,567	(332,845)
Government grants (Note 19.a)	(235,756)	(516,144)	-
Change in inventories’ fair value hedge (Note 3.e and 8)	(9,903)	(5,145)	55,876
Others	249,536	120,330	31,040
Changes in assets and liabilities:
Trade accounts receivable	(1,467,570)	(1,018,220)	(1,334,781)
Inventories	(1,308,040)	224,630	(3,482,749)
Advances to suppliers	(154,117)	3,751,693	(984,460)
Restricted cash	1,170,863	1,096,490	(1,243,422)
Contract assets	(580,452)	(769,194)	(1,006,665)
Derivative financial instruments	(3,049,953)	(1,855,460)	(1,093,090)
Related parties	(5,383)	651,959	(282,922)
Suppliers	2,597,613	2,000,853	6,700,179
Advances from clients	7,875,898	2,117,621	2,151,041
Recoverable and payable taxes, net	120,456	(1,794,205)	(1,253,514)
Payroll and related charges payable	92,000	169,749	339,612
Other assets and liabilities, net	(635,444)	(4,479,554)	(308,804)
Payment of income tax and social contribution	(311,313)	(1,131,024)	(903,769)
Net cash generated by operating activities	21,421,351	13,056,274	12,784,555

Cash flows from investing activities
(Investments in) redemption of securities, net	(886,775)	(76,140)	42,847
Advance for future capital increase in joint venture (Note 11.a.)	-	(45,000)	-
Additions to investments (Note 13)	(111,458)	(120,094)	-
Acquisition of additional interest in subsidiary	-	(5,121)	-
Payments for business combinations, net of cash acquired and investment additions	(110,656)	(803,196)	(4,693,426)
Additions to biological assets (Notes 9 and 33.b)	(1,954,864)	(1,942,697)	(1,294,348)
Additions to property, plant and equipment and intangible assets	(10,121,296)	(8,714,579)	(5,379,613)
Cash received from the formation of Centroeste Distribuição (Note 32.a)	5,190	-	-
Cash received on disposal of equity interest	36,924	123,299	48,791
Cash received on disposal of property, plant and equipment	305,435	157,292	88,641
Dividends received from associated companies	5,218	7,197	51,505
Loans granted to associates (Note 11.a)	(38,494)	-	-
Net cash flows used in investing activities	(12,870,776)	(11,419,039)	(11,135,603)

Cash flows from financing activities
Net funding from Green Notes (Notes 1.3 and 18.d)	7,363,395	-	-
Partials repurchase of Senior Notes Due 2027 (Notes 1.4 and 18.c)	(1,927,104)	-	-
Capital increase (Note 23.a)	-	-	6,709,671
Share issue expenses (Note 23.a)	-	-	(149,347)
Repurchase of shares (Note 23.e)	-	(185,077)	(40,082)
Payments of dividends and interest on own capital (Note 23.b)	(1,827,555)	(2,437,316)	(2,741,001)
Proceeds from loans and financing, net of issuance costs	20,069,513	19,756,495	7,257,482
Payments of principal of loans and financing	(19,411,018)	(13,822,024)	(6,803,450)
Payment of interest on loans and financing	(3,289,215)	(1,620,252)	(775,042)
Payments of third-party lease liabilities (Note 17.b)	(3,138,814)	(2,737,691)	(2,512,155)
Payments of related parties lease liabilities (Note 11.a)	(320,829)	(281,622)	(240,030)
Related parties and other	6,016	(5,145)	1,800
Net cash (used in) generated by financing activities	(2,475,611)	(1,332,632)	707,846

Effect of exchange rate change on cash and cash equivalents	11,546	194,225	(635,035)

Increase in cash and cash equivalents, net	6,086,510	498,828	1,721,763
Cash and cash equivalents at beginning of year	8,733,396	8,234,568	6,512,805
Cash and cash equivalents at the end of the year	14,819,906	8,733,396	8,234,568

Notes are an integral part of the combined consolidated financial statements.

14

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

1.              Operations

Raízen S.A., formerly Raízen Combustíveis S.A., (“Raízen” or “Raízen Combustíveis” and together with its subsidiaries, the “Company”) is a publicly-held corporation with shares traded on B3 S.A. – Brasil, Bolsa, Balcão (“B3”), under ticker “RAIZ4”, in the listing segment named “Level 2 of Corporate Governance”. Raízen is a corporation established for an indefinite term, under Brazilian laws, headquartered at Avenida Afonso Arinos de Melo Franco, 222, Apartment building 2, room 321, Barra da Tijuca, in the city and state of Rio de Janeiro, Brazil. The Company is jointly controlled by Shell PLC (“Shell”), and Cosan S.A. (“Cosan”).

On June 1, 2021, the shareholders of Cosan and Shell approved a corporate reorganization (the “Corporate Reorganization”), pursuant to which they contributed all their shares in Raízen Energia S.A. (“RESA”) to Raízen Combustíveis. As a result of the Corporate Reorganization, RESA became a wholly owned subsidiary of Raízen Combustíveis.

In the Special General Meeting held on June 2, 2021, Raízen Combustíveis shareholders approved the change of the corporate name to Raízen S.A.

On August 5, 2021, the Company completed an initial public offering of its preferred shares that begun trading in B3.

The Company’s main activities are: (i) distribution and sale of fossil and renewable fuels; (ii) production and sale of automotive and industrial lubricants; (iii) oil refining; (iv) operations related to convenience stores; (v) development of technology on a global scale relating to the production of sugar, ethanol and new energy sources; (vi) production, trading and sale of  ethanol, sugar and bioenergy; (vii) development of projects for the generation of electric energy from renewable sources; and (viii) equity interest in other companies.

The planting of sugarcane (main source of raw material to produce ethanol, sugar and bioenergy) requires a period from 12 to 18 months for maturation and the harvest period usually begins between the months of April and May every year and ends, in general, between the months of November and December, period in which ethanol, sugar and bioenergy production also takes place in the Company’s bioenergy parks.

The sale of production takes place throughout the year and is subject to seasonal trends based on the sugarcane growth cycle in the region where it operates, as well as demand conditions in target markets, resulting in certain fluctuations in inventories and the supply of this raw material due to the impact of adverse weather conditions.

Due to its production cycle, the Company’s fiscal year begins on April 1 and ends on March 31 of each year.

The main transactions in the year ended March 31, 2024, were:

1.1.        Formation of Centroeste Distribuição de Derivados de Petróleo Ltda. (“Centroeste Distribuição”)

On March 1, 2024, Raízen and Simarelli Distribuidora de Derivados de Petróleo Ltda. (“Simarelli”) established Centroeste Distribuição to operate fuel distribution activity, among others, in the State of Mato Grosso (“MT”). The details of this transaction are described in Note 32.a.

1.2.        Funding from Green Notes

On March 5, 2024, subsidiary Raízen Fuels Finance S.A. (“Raízen Fuels”) issued bonds with “green” seal, in the amounts of US$ 1,000,000 thousand and US$ 500,000 thousand, due in 2034 and 2054, respectively. The details of this transaction are described in Note 18.d.

1.3.        Repurchase of Senior Notes 2027

On March 6, 2024, indirect subsidiary Raízen Fuels completed the repurchase of Senior Notes due in 2027, with a total of US$ 382,994 thousand exercised. The details of this transaction are described in Note 18.c.

1.4.        Advance of future revenues from the sale of second-generation ethanol (“E2G”)

On March 12, 2024, the indirect subsidiary Raízen Trading S.A. entered into a commercial transaction to advance future revenues linked to a long-term E2G contract, in the amount of US$ 617,000 thousand, with the purpose of sustaining the investment required for the construction of new E2G plants. The details of this transaction are described in Note 20.

15

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

1.5.        Tax reform

On December 20, 2023, Constitutional Amendment 132 (“CA 132”) was enacted, establishing the Tax Reform (“Reform”) on consumption. Several issues, including the rates of new taxes, are pending regulation by complementary laws (“LC”) that must be sent to the National Congress for evaluation within 180 days, counting from the promulgation of CA 132.

The Reform model is based on a dual Value Added Tax (“dual VAT”) one Federal (Contribution on Goods and Services (“CBS”)) and one subnational (Tax on Goods and Services (“IBS”)), which will replace taxation by Contribution Tax on Gross Revenue for Social Integration Program (“PIS”), Contribution Tax on Gross Revenue for Social Security Financing (“COFINS”), State VAT (“ICMS”) and Service Tax (“ISS”). A Selective Tax (“IS”) was also created – of federal jurisdiction, which will be levied on production, extraction, trading or import of goods and services that are harmful to health and the environment, in accordance with the LC.

There will be a transition period between 2024 and 2032, in which the two tax systems – old and new – will coexist. The impact of the Reform on the calculation of the aforementioned taxes, from the beginning of the transition period, will only be fully known when the process of regulation of the pending issues by LC is finalized. Consequently, there is no effect of the Reform on the financial statements for the year ended March 31, 2024.

2.          Material accounting polices

2.1.               Basis of preparation

The combined consolidated financial statements were prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations (collectively, “IFRS Accounting Standards”).

These combined consolidated financial statements were authorized for issue by the Board of Directors of Raízen on November 8, 2024.

Corporate reorganization – Predecessor method

As described in Note 1, On June 1, 2021, the shareholders of Cosan and Shell approved the Corporate Reorganization.

IFRS provides no guidelines for the accounting of corporate reorganizations among entities under common control, as such, based on the guidance of International Accounting Standards (“IAS”) 8, Accounting Polices, Changes in Accounting Estimates and Errors, paragraphs 10 through 12, the Company developed and applied an accounting policy, considering the most recent pronouncements of other standard-setting bodies that use a similar conceptual framework to develop accounting standards other accounting literature and industry practices.

As a result, the Company accounted for the corporate reorganization using the predecessor method of accounting, and the consolidated financial statements are presented “as if” Raízen Energia S.A. and Raízen S.A. combined (the “Raízen Group”) are the predecessor of the Company prior to the corporate reorganization. Under the predecessor method, the historical operations of Raízen Energia S.A. and Raízen S.A. are deemed to be those of the Company. Thus, those combined consolidated financial statements reflect:

(i)	the historical combined consolidated operating results of the Raízen Group prior to the Corporate Reorganization;
(ii)	the consolidated results and financial positions of Raízen S.A. following the Corporate Reorganization;
(iii)	the assets and liabilities of the Raízen Group at their historical cost;
(iv)	the net investment for the periods prior to the Corporate Reorganization;
(v)

Raízen’s earnings per share for all period presented. The number of shares issued by the Raízen, as a result of the Corporate Reorganization is reflected retrospectively at the beginning of the earliest period presented, for purposes of calculating earnings per share.

(a)              Basis of measurement

The combined consolidated financial statements were prepared on a historical cost basis, except, when applicable, for the valuation of certain assets and liabilities, such as short-term investments, inventories, biological assets, financial instruments (including derivative instruments), and loans and financing, which are measured at fair value.

(b)              Functional and presentation currency

These combined consolidated financial statements are presented in Brazilian reais (“R$”), which is also the Company’s functional currency. The functional currency of subsidiaries operating in the international economic environment is the U.S. dollar (“US$”), except for subsidiary Raízen Paraguay, which has the Paraguayan Guarani (“GS”) as its functional currency. All balances were rounded to the nearest thousand, unless otherwise stated.

The financial statements of each subsidiary included in the Company’s consolidation and combination, as well as those used as a basis for investments measured by the equity method, are prepared based on the functional currency of each entity. For subsidiaries based abroad, their assets and liabilities were converted into Reais at the exchange rate at the end of the year and the results were calculated at the average monthly rate during the year. The translation effects are stated in equity from these subsidiaries.

16

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(c)               Significant accounting judgments, estimates and assumptions

The preparation of the combined consolidated financial statements requires that management make judgments and estimates and adopt assumptions that affect the amounts disclosed referring to revenues, expenses, assets and liabilities as of the financial statements reporting date.

These estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the year in which the estimates are reviewed and in any subsequent years affected.

If there is a meaningful change in the facts and circumstances on which the assumptions and estimates are based, the statement of income and the financial position of the Company and its subsidiaries could be significantly impacted.

Significant accounting estimates and assumptions that require a higher level of judgment or complexity in their application are as follows:

  Income tax, social contribution, and other taxes payable

The Company is subject to income tax and social contribution in all countries in which it operates. Accordingly, a significant judgment is required to determine the provision for these taxes.

In certain transactions, the final determination of the tax is uncertain. The Company also recognizes provisions to cover certain situations in which it is probable that additional tax amounts will be due. When the result of these matters is different from the amounts initially estimated and recorded, these differences affect current and deferred tax assets and liabilities and income or comprehensive income for the year in which the definitive amount is determined. For further details, see Note 19.

  Deferred income tax and social contribution

Deferred income tax and social contribution assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which losses can be used in the future. Additionally, the Company recognizes deferred taxes based on temporary differences determined from the tax base and the carrying amount of certain assets and liabilities, using the rates in force. Management’s significant professional judgment is required to determine the deferred income tax and social contribution tax assets to be recognized based on reasonable timing and future taxable profit level, jointly with future tax planning strategies. For further details, see Note 19.d.

  Biological assets

Biological assets are measured at fair value on each statement of financial position date and the effects of changes in fair value between periods are allocated directly to the cost of products sold. For further details, see Note 9.

  Property, plant and equipment and intangible assets, including goodwill

The accounting treatment of property, plant and equipment and intangible assets includes making estimates to determine the useful life for depreciation and amortization purposes, in addition to the fair value on the acquisition date, especially regarding assets acquired in business combinations.

The Company has estimated obligations, recognized at present value, related to the expected expenses with the removal of fuel storage tanks, recorded as part of the cost of property, plant and equipment. The calculation of these estimates involves significant judgment, considering mainly risk-free discount rates adjusted for Raízen's credit risk and historical spending on services of this nature.

The Company annually assesses the impairment indicators of goodwill and intangible assets with indefinite useful lives. Property, plant and equipment and intangible assets with finite lives, subject to depreciation and amortization, are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recovered. Determination of the recoverable amount of the cash-generating unit to which goodwill was attributed also includes the use of estimates and requires significant judgment by management. For more details, see Notes 14 and 15.

17

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

  Provision for legal disputes

The Company and its subsidiaries recognize the provision for tax, civil, labor and environmental disputes. Determination of the likelihood of loss includes determination of evidence available, hierarchy of laws, jurisprudence available, more recent court decisions and relevance thereof in legal system, as well as evaluation of internal and external attorneys. Such provisions are reviewed and adjusted to take into account changes in circumstances, such as statute of limitations applicable, tax inspection conclusions or additional exposures identified based on new matters or court decisions. For further details, see Note 21.

  Fair value of financial instruments

When the fair value of financial assets and liabilities presented in the statement of financial position may not be obtained from active markets, it is determined using valuation techniques, including the discounted cash flow method. The data for these methods are based on those adopted in the market, whenever possible. However, when this is not possible, a certain level of judgment is required to establish the fair value. Judgment includes considerations of the inputs used, such as liquidity risk, credit risk and volatility. Changes in the assumptions relating to these factors could affect the reported fair value of financial instruments. For further details, see Note 29.

  Lease liabilities

Management exercises significant judgment in determining the assumptions used to measure lease liabilities, such as determining the term of the various lease agreements, discount rates, the agreements that are within the scope of the standard, and the impacts of any changes in the assumptions associated with the judgments and estimates adopted by the Company and its subsidiaries. For further details, see Note 17.

  Share-based payment

The management exercises judgment in determining the assumptions used in measuring and recognizing the fair value of share-based payment on the date of grant and in determining the impacts of any changes on the assumptions associated with the judgments and estimates adopted by the Company and its subsidiaries. For further details, see Note 23.

  Recognition of revenue from the sale of products at the end of the year (“cut off”)

As mentioned in Note 2.3.a, revenues from sales of products by the Company and its subsidiaries are recognized upon delivery of the products to the customer. For sales occurring in the last days of the year, a provision is made to estimate the amount of revenue from sales of products invoiced but not delivered to the customer.

The process of measuring sales invoiced and not delivered at the end of the year involves Management's judgment, and such judgment considers the estimate of average delivery times ("lead time") of sales that occurred in the last days of the year, observing the amounts invoiced.

2.2.              Basis of consolidation/combination

As of March 31, 2024, and 2023, the combined consolidated financial statements include financial information of Raízen and its subsidiaries, and boutique investment funds, which are listed below:

18

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

		2024		2023
	Direct	Indirect	Direct	Indirect
Blueway Trading Importação e Exportação S.A. (“Blueway”)	100%	-	100%	-
Neolubes Indústria de Lubrificantes Ltda. (“Neolubes”)	-	100%	-	100%
Raízen Argentina S.A. (1)	100%	-	100%	-
Raízen Energina S.A. (1)	95%	5%	95%	5%
Deheza S.A. (1) (1)	-	100%	-	100%
Estación Lima S.A. (1) (1)	-	100%	-	100%
Raízen Serviços e Participações S.A.	100%	-	100%	-
Saturno Investimentos Imobiliários Ltda. (4)	-	-	100%	-
Raízen Paraguay S.A.	50%	-	50%	-
Petróleo Sabbá S.A. (“Sabbá”)	80%	-	80%	-
Raízen Mime Combustíveis S.A. (“Mime”)	76%	-	76%	-
Centroeste Distribuição de Derivados de Petróleo Ltda. (7)	89%	-	-	-
Sabor Raíz Alimentação S.A.	69%	-	69%	-
Payly Holding Ltda. (3)	100%	-	100%	-
Payly Instituições de Pagamentos S.A. (3)	-	100%	-	100%
Raízen Trading DMCC (8)	100%	-	100%	-
Raízen Energia S.A. (2)	100%	-	100%	-
Agrícola Ponte Alta Ltda. (2)	-	100%	-	100%
Benálcool Açúcar e Álcool Ltda. (2)	-	100%	-	100%
Bioenergia Araraquara Ltda. (2)	-	100%	-	100%
Bioenergia Barra Ltda. (“Bio Barra”) (2)	-	100%	-	100%
Bioenergia Caarapó Ltda. (2)	-	100%	-	100%
Bioenergia Costa Pinto Ltda. (2)	-	100%	-	100%
Bioenergia Gasa Ltda. (2)	-	100%	-	100%
Bioenergia Jataí Ltda. (2)	-	100%	-	100%
Bioenergia Maracaí Ltda. (2)	-	100%	-	100%
Bioenergia Rafard Ltda. (2)	-	100%	-	100%
Bioenergia Serra Ltda. (2)	-	100%	-	100%
Bioenergia Tarumã Ltda. (2)	-	100%	-	100%
Bioenergia Univalem Ltda. (2)	-	100%	-	100%
Raízen Ásia PT Ltd. (2)	-	100%	-	100%
Raízen Biomassa S.A. (2)	-	82%	-	82%
Raízen Biotecnologia S.A. (2)	-	100%	-	100%
Raízen Caarapó Açúcar e Álcool Ltda. (2)	-	100%	-	100%
Raízen Fuels Finance S.A. (“Raízen Fuels”) (2)	-	100%	-	100%
Raízen GD Ltda. (2)	-	100%	-	100%
Raízen International Universal Corp. (2)	-	100%	-	100%
Raízen North América, Inc. (2)	-	100%	-	100%
Raízen Trading Colombia S.A.S. (2)	-	100%	-	100%
Raízen Trading LLP (“Raízen Trading”) (2)	-	100%	-	100%
Raízen Trading Netherlands BV (2)	-	100%	-	100%
Raízen Trading S.A. (2)	-	100%	-	100%
Ethos Ergon Global Holdings PTE Ltd.	-	100%	-	-
Ethos Sustainable Solutions PTE Ltd.	-	100%	-	-
Raízen-Geo Biogás S.A. (2) (6)	-	92%	-	85%
Raízen-Geo Biogás Barra Ltda. (2)	-	100%	-	100%
Raízen-Geo Biogás Univalem Ltda. (2)	-	100%	-	100%
Raízen Comercializadora de Gás Ltda. (2)	-	100%	-	100%
RWXE Participações S.A. (2)	-	100%	-	100%
RZ Agrícola Caarapó Ltda. (2)	-	100%	-	100%
Raízen Power Comercializadora de Energia Ltda. (2)	-	100%	-	100%
Raízen-Geo Biogás Paraguaçu Ltda. (2)	-	100%	-	100%
Raízen-Geo Biogás Rafard Ltda. (2)	-	100%	-	100%
Raízen-Geo Biogás Costa Pinto Ltda. (2)	-	100%	-	100%
Raízen GD Next Participações S.A. (2)	-	100%	-	100%
19

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

		2024		2023
	Direct	Indirect	Direct	Indirect

Raízen Energia Rio S.A. (2)		100%	-	100%
Raízen Serviços de O&M Ltda. (2)	-	100%	-	100%
Bio Raízen Energia S.A. (2)	-	100%	-	100%
Bio Raízen Locações de Máquinas e Equipamentos Industriais Ltda. (2)	-	100%	-	100%
Bio Raízen Consultoria em Engenharia Elétrica Ltda. (2)	-	100%	-	100%
CGB Santos Energia Ltda. (2)	-	100%	-	100%
Raízen Microgeração Solar Ltda. (2)	-	100%	-	100%
CGS Piancó Ltda. (2)	-	100%	-	100%
Raízen Gera Desenvolvedora S.A. (2)	-	51%	-	51%
Raízen Centro-Sul S.A. (2)	-	100%	-	100%
Raízen Centro-Sul Paulista S.A. (2)	-	100%	-	100%
Raízen Centro-Sul Comercializadora S.A. (2)	-	100%	-	100%
Biosev Bioenergia International S.A. (5)	-	-	-	100%

(1)	Jointly called Raízen Argentina, all based in Argentina.
(2)	Jointly called Raízen Energia and subsidiaries.
(3)	Jointly called Payly.
(4)	Merged into the Company on August 1, 2023 (Note 13.c.2).
(5)	Merged into indirect subsidiary Raízen Trading on September 14, 2023.
(6)	On December 11, 2023, indirect subsidiary Bio Barra increased its capital with the contribution made entirely by the parent company RESA, with the resignation of the non-controlling shareholder. As a result, the Company currently indirectly holds 96.85% of its shareholding.

(7)	Acquired by Raízen on March 1, 2024 (Note 32.a).
(8)	Established by Raízen on January 25, 2024.

Boutique investment funds (“FI”)	Total interest
	2024	2023
FI renda fixa crédito privado RJ – Banco Santander S.A.	-	100%
FI renda fixa crédito privado RAÍZEN I – Banco BNP PARIBAS BRASIL S.A.	-	100%

(1)	Investment fund redeemed in full during the year ended March 31, 2023

Investments in subsidiaries are fully consolidated from the date of acquisition of control and continue to be consolidated until the date that control ceases to exist. The financial statements of the subsidiaries are prepared on the same reporting date as Raízen. Accounting policies are used consistently and, when necessary, adjustments are made to align accounting policies with those adopted by the Company.

Balances and transactions arising from transactions between consolidated companies, such as revenues, expenses, and unrealized results, are fully eliminated.

20

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

2.3.              Summary of significant accounting policies

The main accounting policies applied in the preparation of these financial statements are defined below. Those accounting policies have been applied consistently to all the years presented, unless otherwise stated.

(a)                Revenue recognition

Revenues from sales of products, such as sugar, fossil fuels and renewables and lubricants, are recognized on the delivery to the client. Delivery is considered to be the moment when the client accepts the products and the risks and benefits from the ownership are transferred. Revenue is recognized at this time as long as revenue and costs can be reliably measured, receipt of the consideration is likely and there is no continuous involvement of management with the products. Sales prices are established based on purchase orders or contracts.

The Company and its subsidiaries recognize revenue through the 5-step model, in accordance with the IFRS 15 approach: (1) identification of contracts with a customer; (2) identification of performance obligations; (3) determination of the transaction price; (4) allocation of transaction price to performance obligations in contracts; and, (5) revenue recognition when, or as, the performance obligation is satisfied and control of the good or service is transferred to the customer.

Revenue is measured and stated at the fair value of the consideration deducted by taxes (State VAT (“ICMS”), Contribution Tax on Gross Revenue for Social Integration Program (“PIS”), Contribution Tax on Gross Revenue for Social Security Financing (“COFINS”), Tax on Industrialized Products (“IPI”), Social Contribution Tax for Intervention in the Economic Order (“CIDE”), Fuel Transfer Tax (“ITC”), Value Added Tax (“IVA”); and Tax on Gross Income (“IIB”) and Service Tax (“ISS”)), returns, rebates and discounts, amortization referring to exclusive supply rights, as well as eliminations of sales between group companies, in the case of the consolidated financial statements.

Revenue from the sale of cogeneration of power of Raízen’s subsidiaries is recorded based on the power available on the network and at rates specified under the terms of the supply agreements or the market price in force, as applicable. The calculation of the volume of energy delivered to the buyer occurs monthly. Clients gain control of electricity from the moment they consume it. Due to the flow of billing of certain agreements, the electric power produced and sold through auction is initially recorded as anticipated revenue, recognized in the statement of income for the year only when available for use by clients.

Commodities and energy operations are traded on an active market, and, for accounting purposes, they meet the definition of financial instruments at fair value. Raízen recognizes revenue when the energy is delivered to the client at the fair value of the consideration. In addition, unrealized net gains resulting from mark-to-market – difference between contracted and market prices – from open net contracted operations on the date of the annual financial statements are recognized as revenue.

Storage and lease income comprises rent of gas stations and storage of fuels at the Raízen and its subsidiaries’ terminals and is recognized based on the effective rendering of services, under “Other operating revenue (expenses), net”.

The Company has advance payments for future sales of its main products, which are recorded in liabilities under “Advance from clients”. For long-term contracts, the Company assesses whether there is an impact from a significant financing component, considering the period between receipt of payment and the deadline for fulfilling the performance obligation and, when applicable, updates the amounts of the consideration received, the effect of which is recognized in financial results.

(b)               Transactions in foreign currency

Foreign currency transactions are initially recognized by the Company’s entities at the functional currency in effect on the transaction date or on the valuation dates when the items are remeasured.

Monetary assets and liabilities denominated in foreign currency are translated into R$ using the exchange rate in effect on the date of the respective statement of financial position, and foreign exchange gains and losses resulting from settlement of these transactions and from translation using the exchange rates at the year-end are recognized in the statement of income under “Financial results”, except when qualified as hedge accounting and, therefore, recognized in statement of comprehensive income.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the initial transaction date. Non-monetary items measured at fair value in a foreign currency, if any, are translated using the exchange rates prevailing on the date when the fair value was determined

21

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Goodwill and fair value adjustments arising from the acquisition of an entity abroad (entities with a functional currency different from the parent company Raízen) are treated as assets and liabilities of the entity abroad and translated at the closing rate, and the adjustments resulting from the translation are also recognized in equity as cumulative translation adjustments as a result of the effect of foreign currency translation.

(c)                Financial instruments - initial recognition and subsequent measurement

(i)                 Financial assets

Measurement

Upon initial recognition, a financial asset is classified as measured: (i) at amortized cost; (ii) at fair value through other comprehensive income; or (iii) at fair value through profit or loss. Reclassification between classes occurs when there is a change in the business model for the management of financial assets and liabilities.

A financial asset is measured at amortized cost if it meets both of the following conditions: (i) the objective is to maintain financial assets to receive contractual cash flows; and (ii) its contractual terms generate, on specific dates, cash flows that are related to the payment of principal and interest on the principal amount outstanding.

A financial asset is measured at fair value through other comprehensive income if it meets both of the following conditions: (i) the objective is both the receipt of contractual cash flows and the sale of financial assets; and (ii) the contractual terms give rise, at specified dates, to cash flows that are Solely Payment of Principal and Interest (SPPI) on the principal amount outstanding.

All financial assets not classified as measured at amortized cost or at fair value through other comprehensive income, as described above, are classified as at fair value through profit or loss. Financial assets held for trading or managed with performance assessed based on fair value are measured at fair value through profit or loss.

Business model evaluation

The Company assesses the business model applied in the management of its financial assets to obtain contractual cash flows. The information considered includes: (i) the policies and objectives set for the portfolio, that is, identifying whether management’s strategy focuses on obtaining contractual interest income, maintaining a certain interest rate profile, the correspondence between the duration of financial assets and the duration of related liabilities or expected cash outflows, or the realization of cash flows through the sale of assets; (ii) how the portfolio’s performance is assessed and reported to the Company management; (iii) the risks that affect the performance of the business model (and the financial asset held in that business model) and the way those risks are managed; (iv) how the business executives are compensated - for example, if the compensation is based on the fair value of the assets managed or on the contractual cash flows obtained; and (v) the frequency, volume and timing of sales of financial assets in previous years, the reasons for such sales and expectations about future sales.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales, in a manner consistent with the continuous recognition of the Company’s assets.

Evaluation whether contractual cash flows are solely payments of principal and interest

The Company considers the contractual terms of the instrument to assess whether the contractual cash flows are solely payments of principal and interest.

This includes the analysis of a contractual term that could change the timing or the value of the contractual cash flows so that it would not meet this condition.  When making this analysis, the Company considers: (i) contingent events that change the amount or timing of cash flows; (ii) terms that can adjust the contractual rate, including variable rates; (iii) prepayment and extension of the term; and (iv) the terms that limit the Company’s access to cash flows from specific assets (for example, based on the performance of an asset).

For purposes of assessment of contractual cash flows, “principal” is defined as the fair value of the financial asset at initial recognition. “Interest” is substantially defined as a consideration for the time value of money and the credit risk associated with the principal outstanding over a given period of time and the other basic risks and costs of borrowing (for example, liquidity risk and administrative costs), as well as a profit margin.

22

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Impairment of financial assets

For the evaluation and measurement of the allowance for expected credit losses, an expected loss matrix is adopted as a practical expedient that considers the grouping of clients with similar default characteristics, sales channel and rating (client risk rating, measured internally).

The Company applies the expected credit loss model to financial assets measured at amortized cost, contract assets and debt instruments measured at fair value through other comprehensive income.

(ii)               Financial liabilities

These are measured at amortized cost and fair value through profit or loss, comprising, in the case of the Company, mostly loans and financing, balances payable to suppliers and related parties, and derivative financial instruments.

Interest payments on loans and financing, from third parties and related parties, are classified as cash flow from financing activities.

(iii)             Offset of financial instruments - net presentation

Financial assets and liabilities are presented net in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts, and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

(iv)             Derecognition (write-off)

A financial asset is derecognized when: (i) the rights to receive cash flows from the asset expire; and (ii) the Company transfers its rights to receive cash flows from the asset or assumes an obligation to fully pay the cash flows received to a third party under a “pass-through” agreement.

The effective transfer of the rights to receive cash flows from an asset is achieved when: (a) the Company transfers substantially all the risks and rewards of the asset, or (b) the Company neither transfers nor retains substantially all the risks and rewards relating to the asset but transfers control thereover.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales. For these cases, the recognition of the transferred asset is conducted to the extent of the Company's continuous involvement with these instruments.

A financial liability is written off when the obligation under the liability is extinguished, which means when the obligation specified in the contract is settled, canceled or expires. In addition, if an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective book values is recognized in the statement of income.

(v)                Derivative financial instruments and hedge accounting

Initial recognition and subsequent measurement

The Company uses derivative financial instruments, such as currency forward contracts, commodity forward contracts, options and swaps to hedge against the risk of changes in exchange rates and commodity prices. These financial instruments are initially recognized at fair value on the date when the instrument is executed and are subsequently also revalued at fair value. Derivatives are stated as financial assets when the instrument’s fair value is positive and as financial liabilities when negative.

Any gains or losses resulting from changes in the fair value of derivatives not designated as hedge accounting during the year are recognized directly in profit or loss in the case of instruments related to operating transactions, in operating accounts (for example: revenue, cost, expenses) and, in the case of instruments related to financial operations, as financial income (expenses). For instruments designated as cash flow hedge, gains and losses arising from changes in the fair value of derivatives are recognized directly in equity, under “Equity adjustments”.

23

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Hedge accounting

The following classifications apply for hedge accounting purposes: (i) fair value hedge by hedging against exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, as well as the component of any of these items that is attributable to a specific risk and may affect profit or loss; (ii) cash flow hedge by hedging against changes in cash flows that are attributable to a specific risk associated with a recognized asset or liability or a highly probable forecast transaction that may affect profit or loss; or (iii) net investment hedge in a foreign operation in a foreign operating unit.

Upon designation, the Company formally classifies and documents the hedge relationship. The documentation substantially includes: (i) identification of the hedging instrument; (ii) the hedged item or hedged transaction; (iii) the nature of the hedged risk; (iv) statement confirming that the transaction is within management's policies and practices; (v) statement confirming the correlation of the hedging instrument for the purpose of offsetting the exposure to the change in the fair value of the hedged item or cash flows related to the hedged risk; (vi) the highly probable nature of the forecast hedged transaction as well as the forecast  periods of transfer of gains or losses arising from hedging instruments from equity to profit or loss and the management's risk management objective and strategy; and (vii) criteria for evaluating the effect of credit risk on the protection relationship; and, (viii) metrics for determining effectiveness, as well as possible sources of ineffectiveness.

The Company has formal designations for hedge accounting for the following structures:

Cash flow hedge

The effective portion of the gain or loss of the hedging instrument is recognized directly in equity, under “Accumulated other comprehensive income”, while the ineffective portion is recognized immediately in profit or loss for the year.

The amounts recorded in other comprehensive income are transferred to profit or loss when the hedged transaction affects profit or loss, for example, when the hedged income or expense is recognized or when a forecasted sale occurs. When the hedged item is the cost of a nonfinancial asset or liability, the amounts recorded in equity are transferred to the initial carrying amount of such asset or liability.  If occurrence of the forecast transaction or firm commitment is no longer expected, the amounts previously recognized in equity are transferred to profit or loss. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as hedge is revoked, gains or losses previously recognized in comprehensive income remain in equity until the forecast transaction or firm commitment affects profit or loss.

The cash flow hedging relationships of highly probable future exports or imports are considered to be continuous hedging relationships and qualify for hedge accounting.

Net investment hedge in foreign entities

Hedge of net investment in foreign operations is accounted for similarly to cash flow hedge. Any gain or loss on the hedging instrument related to the effective hedge portion is recognized under equity, in “Accumulated other comprehensive income”. The gain or loss related to the ineffective portion is immediately recognized in profit or loss. Accumulated gains and losses in equity are included in profit or loss for the year, when the foreign investment is sold.

Fair value hedge of certain financial liabilities

The Company designates certain debts (Note 18) as liabilities measured at fair value through profit or loss, to eliminate or significantly reduce inconsistencies in measurement that would otherwise result in the recognition of gains and losses on the loans and derivatives on different bases. As a result, fluctuations in the fair value of loans are recognized under “Financial income (expenses)”, as “Fair value of financial instruments payable”, classified in the “Financial expenses” group.

24

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Fair value hedge - inventories

The parent company Raízen designates inventories of by-products with pegged derivatives at fair value, as detailed in Notes 3.e and 8.

Evaluation of effectiveness tests

There is an economic relationship between the hedged items and the hedging instruments, since the instruments are contracted with the same characteristics as the operations designated as the hedged items. The Company established a 1:1 coverage ratio for the relationships designated for hedge accounting. This parameter was defined considering that the underlying risk of the hedging instruments is similar to the hedged risks.

To evaluate the effectiveness of the hedge, the Company uses the hypothetical derivative method for cash flow hedge structures and analysis of critical terms for fair value hedge structures, comparing changes in fair value of hedging instruments with changes in fair value of hedged items attributable to hedged risks.

The sources of hedge ineffectiveness can be from: (i) differences in timing of cash flows from hedged items and from hedging instruments; (ii) different indices (and consequently different curves) associated with the hedged risk of hedged items and hedging instruments; and (iii) changes in expected amount of cash flows from hedged items and from hedging instruments.

(d)               Decarbonization credits (“CBIOs”)

The Company is a fossil fuel distributor and has carbon offsetting goals into the atmosphere through acquisition, and subsequent definitive withdrawal of the CBIO (retirement), according to established norms by Brazil’s National Petroleum Agency (“ANP”) and the Ministry of Mines and Energy (MME) under the terms of the new Brazil’s National Biofuels Policy.

The Company classifies the carbon credits purchased as a financial asset measured at fair value through profit or loss, including those issued for the certification of biofuel production to RESA and its subsidiaries. They are recognized under “Other receivables", in current assets, and initially measured based on the carbon credit acquisition price and/or certification (in the case of producers), matched against operating income. The goals established and published by the ANP remain in force until December of each year and are recorded by the Company as provision in "Other liabilities", in current liabilities, matched against operating income.

Payments for the purchase of CBIO credits are classified as cash flows from operating activities, in changes in assets and liabilities, as “Others, net”.

In June 2022, Decree 11,141/2022 was published, establishing that each fuel distributor had to prove compliance with its individual target by March 31 of each year. The same decree established that the target for 2022, had to be proven, exceptionally, by September 2023.

(e)                Inventories

In general, inventories are valued at the average cost of acquisition or formation of finished products, net of recoverable taxes, except for certain products that are measured at fair value based on observable market prices, if and when available, not exceeding net realizable value.

The costs of finished products and work in process comprise raw materials, direct labor, other direct costs and respective direct production expenses (based on normal operating capacity) and non-recoverable taxes, which are related to the processes necessary to put the products in conditions of sale.

Loss allowances, such as: (i) adjustments to net realizable value, (ii) impaired items; and (iii) slow-moving and/or obsolete inventories are recorded when necessary. Normal production losses are part of the production cost for the respective period, while other losses, if any, are recognized directly in profit or loss for the year, without transiting through inventories, under the line item “Cost of goods sold, and services provided”.

25

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(f)                 Biological assets

The Company’s biological assets refer to unharvested cane cultivated in sugarcane crops, which will be used as a raw material in the production of ethanol, sugar and bioenergy upon harvesting. The fair value measurement method is the cash flow discounted to present value. The valuation model considers the present value of expected cash flows to be generated, including projections of up to two years, considering the estimates of the effective date for cutting the unharvested sugarcane. Changes in fair values between the years, as well as their amortization, are allocated to the profit or loss under Cost of products sold and services provided.

(g)                Related parties

Raízen and its subsidiaries have a fully integrated management of the cash flow, the main instruments used for cash management are described below:

  Funds Management Contract (“GRF”) - operation used between companies domiciled in Brazil

The subsidiary RESA, which centralizes the corporate activities of the Company and its subsidiaries, is responsible for cash management, based on the mentioned contract.

Such transactions are presented in the statement of cash flows, on a net basis, under cash flows from financing activities.

  PPE contracts - transaction conducted between companies domiciled in Brazil and abroad

In certain situations, the Raízen’s subsidiaries domiciled abroad raise funds in the international financial market and subsequently transfer them to Raízen companies domiciled in Brazil, in the form of PPE contracts. These contracts are formalized pegged to exported volumes of products sufficient to settle the contracts.

Such transactions are presented under cash flows from investing activities when granted (outflow of funds) and under cash flows from financing activities when received (inflow of funds).

Operational and financial transactions with related parties are conducted on an arm’s length basis, in line with those prevailing in the market or with conditions the Company would contract with third parties.

(h)               Contract assets

The contract assets correspond to the bonuses granted to Raízen clients and are subject to deadlines and performance obligations, particularly the use of the quantities provided for in fuels supply contracts. As the contractual conditions are met, bonuses are amortized and recognized in the statement of income, under Net operating revenue.

26

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(i)                 Investment in subsidiaries (individual financial statements) and in associates and joint ventures

Investments in entities over which the Company has significant influence or shared control are accounted for using the equity method, initially recorded in the statement of financial position at cost, plus changes after the acquisition of equity interest.

The statement of income reflects the share of the profit or loss from subsidiaries’ operations based on the equity method. When a change is directly recorded in equity of the subsidiary, associate or joint venture, the Company recognizes this fact in the statement of changes in equity, when applicable.

After application of the equity method, the Company establishes whether an additional impairment loss on its investment in its subsidiary, associate and joint venture should be recorded. The Company establishes, at each statement of financial position date, whether there is objective evidence that the investment is impaired. If that is the case, the Company calculates the impairment amount as the difference between the recoverable amount and the carrying amount of the subsidiary, associate and joint venture, and records this amount in the statement of income.

The accounting policies of the associates and joint ventures are adjusted, when necessary, to ensure consistency with the policies adopted by the Company.

Dividends and interest on own capital received from investments in subsidiaries (individual financial statements), in associates and joint ventures are classified as cash flow from investing activities.

(j)                 Property, plant, and equipment

Property, plant, and equipment items, including sugarcane plantation, are measured at historical acquisition or construction cost, less accumulated depreciation and accumulated impairment losses, if any.

Cost includes expenses directly attributable to the acquisition of an asset. The cost of assets built by the Company and its subsidiaries includes materials and direct labor, and any other cost to bring the asset to the location and condition necessary for it to operate as intended by management, borrowing costs on qualifying assets, and non-recoverable taxes. Borrowing costs related to funds raised for construction in progress are capitalized upon completion of these projects.

Expected expenses with removal of fuel storage tanks are estimated and recorded as part of the cost of property, plant, and equipment, matched against the provision that will support such expenses, in current and non-current liabilities, depending on the expected term of the obligation, under “Other liabilities”.

Subsidiary RESA conducts the main scheduled maintenance activities at its bioenergy plants on an annual basis (off-season). This usually takes place between January and March and aim the inspect and replace components. The principal annual maintenance costs include costs for labor, materials, external services and overhead allocated during the off-season period. These costs are classified as parts and components that are frequently replaced, in property, plant and equipment, and are fully depreciated in the following harvest.

The cost of an equipment item that must be replaced annually is accounted for as a component of the equipment cost and depreciated over the next crop year.  Periodic maintenance costs are expensed when incurred as the replaced components do not improve production capacity or introduce improvements to equipment.

Other repairs and maintenance are recognized in income over the period in which they are incurred. The cost of any renewal that increases the useful life must be recorded and included in the asset's carrying amount if it is probable that future economic benefits after the renewal will exceed the initially assessed performance standard for the existing asset and these benefits will flow to the Company. Major renovations are depreciated over the remaining useful life of the related asset.

Land is not depreciated.

27

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2024, and 2023, the depreciation was calculated based on the estimated useful life of each asset. The weighted average annual depreciation rates are as follows:

Categories	2024	2023
Buildings and improvements	3%	2%
Machinery, equipment, and facilities	5%	5%
Vehicles, vessels, and aircraft	8%	8%
Sugarcane planting	20%	20%
Furniture, fixtures, and IT equipment	18%	16%

The residual values and useful lives of assets are reviewed by competent technical members and adjusted, as appropriate, at each year end.

Gains and losses on disposals are determined by comparing the sales amounts with the carrying amount and are recognized in “Other operating revenue, net” in the statement of income.

(k)               Leases

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date.

Lease liabilities, including those whose underlying assets are of low value, are measured at the present value of lease payments without reflecting projected future inflation, which take into account recoverable taxes (PIS and COFINS), as well as non-cancellable terms and extension options when reasonably certain.

Payment flows are discounted at the nominal incremental borrowing rate on certain Raízen loans and financing, as interest rates implicit in lease agreements with third parties typically cannot be readily determined.

In the years ended March 31, 2024 and 2023, the discount rates applied in accordance with the contractual term were as follows:

		Nominal		Actual
Contractual terms (years)	2024	2023	2024	2023
1 year	14.6%	13.8%	6.8%	7.5%
2 years	14.6%	15.0%	6.9%	7.9%
3 years	14.5%	15.6%	7.0%	8.1%
4 years	14.5%	16.1%	7.0%	8.2%
5 years	14.5%	16.5%	7.1%	8.4%
6 years	14.5%	16.8%	7.1%	8.5%
7 years	14.4%	17.1%	7.2%	8.5%
8 years	14.4%	17.3%	7.2%	8.6%
9 years	14.4%	17.5%	7.2%	8.7%
More than 10 years	14.4%	18.1%	7.3%	8.8%

The right-of-use asset is initially measured at cost, comprising the value of the initial measurement of the lease liability and, when applicable, adjusted for any lease payments made in advance, initial direct costs incurred, cost estimates for dismantling and removal, and incentives received.

The right-of-use asset is subsequently depreciated using the same depreciation method applied to similar property, plant and equipment items and, if applicable, will also be reduced by impairment losses.

The Company remeasures the lease liability if there is a change in the lease term or if there is a change in future lease payments resulting from a change in the index or rate used to determine these payments, and the remeasurement of the lease liability is recognized as an adjustment to the right-of-use asset.

28

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The Company applies the short-term lease recognition exemption to its short-term leases contracts that have a lease term of 12 months or less from the commencement date and do not contain a purchase option.

Payments associated with short-term, indefinite-term leases without fixed payments are recognized as an expense over the term of the contract.

(l)                 Intangible assets

  Goodwill

Goodwill is the excess difference between the amount paid for the acquisition of a business and the net fair value of the assets and liabilities of the acquiree, measured by the expected future profitability. Goodwill on acquisitions of subsidiaries is disclosed under Intangible assets.

Goodwill generated from acquisitions of Brazilian entities is recorded at cost and goodwill resulting from the acquisition of an entity abroad (with a functional currency different from the parent company Raízen) is converted by the closing rate. Goodwill is recorded at cost, less any impairment losses, when applicable, subjected to testing at least annually. For impairment test purposes, goodwill acquired in a business combination is, as of acquisition date, allocated to each cash generating unit of the Company expected to benefit from the business combination, regardless of other assets or liabilities of the acquiree being attributed to these units.

  Intangible assets with defined useful life

Intangible assets with defined useful life are carried at cost, less accumulated amortization, and impairment losses, when applicable.

As of March 31, 2024, and 2023, the annual weighted average amortization rates are as follows:

Categories	2024	2023
Software license (1)	19%	16%
Brands (2)	11%	8%
Contractual relationships with clients (3)	4%	6%
Operating authorization (4)	3%	3%
Sharecropping agreements (5)	9%	9%
Sugarcane supply agreements (5)	10%	10%
Technology and others (6)	10%	9%

The residual values and useful lives of assets are reviewed and adjusted, as appropriate, at each year end.

29

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(1)        Software license

Licenses acquired for computer programs are capitalized and amortized over their estimated useful life by Raízen. Software maintenance costs are expensed as incurred. Expenses directly associated with software, controlled by Raízen, which are likely to generate economic benefits greater than costs for more than one year, are recognized as intangible assets.

(2)        Brands

In May 2021 and 2022, the Company, and the indirect subsidiary Neolubes entered into, respectively, licensing agreements for the use of the “Shell” brand with Shell Brands International AG (“Shell Brands”). Under these agreements, the Company maintains the right of use of the “Shell” Brand, in the fuel distribution, lubricant and related activities sector in Brazil, for a minimum period of 13 (thirteen) years, which can be renewed in certain cases, subject to compliance with certain conditions set out in the agreements.

The brands are amortized on a straight-line basis over the term of the contracts of the Shell brand and over a period of 6 (six) years for the Barcos & Rodados brand, arising from the acquisition of Raízen Paraguay by the Company on November 1, 2021.

(3)        Contractual relations with clients

It corresponds to the intangible asset with a defined useful life acquired in the business combination of Raízen Argentina and Neolubes and recognized at fair value on the acquisition date. Amortization is calculated using the straight-line method over the expected life of the contractual relation with the client.

(4)        Operating authorization

Corresponds to the right to use the license for the Company generation and distribution of energy in the Brazilian market, through 15 generating plants, acquired by indirect subsidiary Bioenergia Barra in the business combination of the acquisition and formation of Gera. Such intangible asset, was recognized at fair value on the acquisition date, have a finite useful life and are accounted for at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the contractual relation with the client, which is valid until 2052.

(5)        Sharecropping and sugarcane supply agreements

These classes of intangible classes were acquired in a business combination and were recognized at fair value on the acquisition date. They have a defined useful life and are recorded at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the contractual relation with the supplier and the client.

(6)        Technology

Refers to technologies developed by Iogen Corp. for the production of second-generation ethanol (“E2G”), represented by contractual rights including, among others, exclusivity to subsidiary RESA for the sale of these rights in the territories in which it operates.

(m)             Impairment of non-financial assets

The Company and its subsidiaries assess if there are indications of impairment of an asset on an annual basis. If indications are identified, the Company estimates the asset’s recoverable amount. The recoverable amount of an asset item is the higher of: (a) its fair value less costs that would be incurred to sell it; and (b) its value in use. When necessary, the value in use is usually determined based on the discounted cash flow resulting from the continuous use of the asset until the end of its useful life.

Regardless of the existence of indications of impairment, goodwill and intangible assets with an indefinite useful life, if any, are tested for impairment annually.

When the carrying amount of an asset exceeds its recoverable amount, the loss is recognized as an operating expense in the statement of income.

30

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(n)              Suppliers and Agreements

Supplier balances correspond to obligations payable for goods or services that were acquired in the normal course of the Company's activities, recognized at fair value and subsequently measured at amortized cost using the effective interest rate method and adjusted for variations monetary and exchange rates incurred, when applicable

Additionally, the Company has agreements related to payments with financial institutions (“Agreements”), which allow certain suppliers to have, through specific conditions, the opportunity to advance their receivables relating to products sold and services provided to the Company, directly with the Financial Institution. In the aforementioned Agreements, it is up to the supplier to decide whether or not they wish to assign their credits and the terms of this acquisition, while it is up to the financial institutions to decide whether or not they wish to acquire these credits, without interference from Raízen. The use of the Agreements does not imply any change in the securities issued by its suppliers, maintaining the original trading conditions. The use of agreements by suppliers does not change the Company's cash operating cycle. Such operations are presented in the cash flow statement as a flow from operating activities.

The Company has commercial and financial operations under the scope of accounting standard

CPC 12 (R1) – Adjustment to present value and exercises judgment on the relevance of such effects on current and non-current assets and liabilities. Regarding transactions with suppliers and Agreements, as of March 31, 2024, there are no long-term transactions. In this sense, the recorded balances already substantially reflect the time value of money and the specific risks of the liability on its date original.

(o)                Provisions

Provisions are recognized when: (i) the Company has a present legal or constructive obligation as a result of past events; (ii) it is likely that an outflow of resources will be required to settle the obligation; and (iii) amounts may be reliably estimated.

(p)               Provision for legal disputes and contingent assets

The Company recognizes provisions for losses on legal and administrative proceedings in cases where the technical assessments of its legal advisors and Management's judgments consider future cash disbursements to be probable and the other conditions for recognizing a provision are met.

Contingent liabilities with probable likelihood of loss that cannot have their value measured and those with possible likelihood of loss are disclosed in notes, considering the best information available up to the disclosure date.

Contingent assets are not recognized but are disclosed in notes when the inflow of economic benefits is considered probable, and the amounts are material. If the inflow of economic benefits is virtually certain, which, in general, considers the final and unappealable court decision, and whose value can be reliably measured, the related asset ceases to be a contingent asset and its recognition is adequate.

(q)               Employee benefits

The Company and its subsidiaries have defined benefit and contribution supplementary pension plans, for which studies and actuarial calculations are prepared annually by an independent professional, which are reviewed by Management.

For the defined contribution, the expense is recognized in profit or loss when it occurs, while, for the defined benefit, the Company recognizes a liability based on a methodology that considers a series of factors that are determined by actuarial calculations, which use certain assumptions to determine the cost (or revenue) for the pension plan.

Actuarial gains or losses arising from adjustments and changes in actuarial assumptions are recorded directly in equity as other comprehensive income, when incurred.

Past service costs are immediately recognized in the statement of income.

31

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(r)                Share-based payment

The share-based equity settled payment plan is measured based on the fair value on the date the shares are granted and recognized as personnel expenses, with a corresponding increase in equity, over the period in which the employees unconditionally become entitled to the benefits.

The amount recognized as an expense is adjusted to reflect the number of shares for which the service conditions and non-market vesting conditions are expected to be met, so that the amount ultimately recognized as an expense is based on the number of shares that do meet the related service conditions and non-market vesting conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no modification for differences between expected and actual benefits.

When the terms of an equity-settled transaction are modified (for example, by plan modifications), the recognized minimum expense is the fair value at the date of grant, provided that the original vesting conditions are met. An additional expense, measured at the modification date, is recognized for any modification that increases the fair value of share-based payments or that otherwise benefits employees. When a grant is canceled by the entity or counterparty, any remaining element of the grant's fair value is immediately recognized as an expense in the statement of income.

The fair value of the amount payable to employees in relation to the share appreciation rights, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities during the period in which employees unconditionally acquire the right to payment. The liability is remeasured at each reporting date and at the settlement date, based on the fair value of the share appreciation rights. Any changes in the fair value of the corresponding liabilities are recognized in the statement of income as personnel expenses.

(s)                Treasury shares

Treasury shares represent shares that are bought back by Raízen, recognized at acquisition cost and less equity, and are available for specific and limited purposes. No gain or loss is recognized in the statement of income on the purchase, sale, issue or cancellation of the Company’s own equity instruments. Any difference between the carrying amount and the consideration is recognized in under capital reserves, in equity.

(t)                 Income tax and social contribution

Income tax and social contribution income (expenses) for the year comprise current and deferred taxes. Income taxes are recognized in the statement of income, except to the extent they relate to items directly recognized in equity or comprehensive income, as applicable. In this case, the taxes are also recognized in equity or comprehensive income.

32

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Current and deferred income tax and social contribution are determined based on the tax legislation enacted or substantially enacted at the date of the statement of financial position in the countries where the Company entities operate and generate taxable profit. Management regularly assesses the positions assumed in the income tax calculations with respect to situations in which applicable tax regulations give rise to different interpretations, and records provisions, when appropriate, based on estimated amounts payable to tax authorities.

In Brazil, income tax is calculated on taxable profit at a rate of 15%, plus surtax of 10% on profit exceeding R$240 over 12 months, whereas social contribution tax is calculated at a rate of 9% on taxable profit, both recognized on an accrual basis. In other words, the Company is subject to a theoretical combined tax rate equivalent to 34%.

Deferred income tax and social contribution related to income tax and social contribution tax losses and temporary differences are stated net in the statement of financial position when there is a legal right and the intention to offset them when calculating current taxes, related to the same legal entity and the same tax authority.

Accordingly, deferred tax assets and liabilities in different entities or different countries are usually presented separately, and not on a net basis. Deferred taxes are calculated based on the rates established upon their realization and are reviewed annually.

Tax prepayments or current amounts subject to offsetting are stated under current or non-current assets, according to their estimated realization.

(u)               Capital and remuneration to shareholders

Capital is represented by common and preferred shares. Incremental expenses directly attributable to the issue of shares, when incurred, are presented as a deduction from equity, as additional capital contribution, net of tax effects.

Common shares have full voting rights and preferred shares have restricted voting rights related to certain matters set forth in the Company’s Bylaws. Only common shares have convertibility rights, each common share can be converted by decision of its holder into a preferred share at the ratio of 1:1, subject to the limits set forth in the Brazilian Corporate Law.

Remuneration to shareholders is made in the form of dividends and/or interest on own capital.

Both common and preferred shares are entitled to receive mandatory dividends on the same basis, corresponding to 1% of the Company`s adjusted net income, in accordance with its Bylaws and the Brazilian Corporate Law. Common and preferred shares are entitled to reimbursement based on share price.

Interest on own capital is allocated to mandatory minimum dividends for the year, as provided for in the Company’s Bylaws, recorded in the statement of income, as required by tax laws, and reversed against retained earnings (current year) and/or income reserves (prior years) in equity, similarly to dividends, resulting in a tax credit recognized in profit or loss for the year.

Withholding income tax (“IRRF”) of 15% is levied on interest on own capital, except for immune and exempt shareholders, as established in the applicable legislation.

33

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Remuneration to shareholders is classified as cash flow from financing activities, when paid.

(v)                Earnings per share

Basic earnings per share are calculated by dividing the profit for the year attributable to the Company's shareholders by the weighted average number of shares (common and preferred) outstanding during the year.

Diluted earnings per share are calculated by adjusting the profit and the weighted average number of shares, taking into account the conversion of all potential shares with a dilutive effect (equity instruments, contracts capable of resulting in the issuance of shares and/or restricted shares within share-based payment plans).

(w)              Business combinations and goodwill

The Company adopts the acquisition method to account for business combinations. The consideration transferred for acquisition of a subsidiary is the fair value of the assets transferred, liabilities assumed, and any equity instruments issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement, where applicable. Acquisition-related costs are recorded in the statement of income as incurred. Identifiable assets acquired; liabilities (including contingent) assumed in a business combination are initially measured at fair value on the acquisition date.

The Company recognizes the noncontrolling interest in the acquiree, both for its fair value and for the proportional portion of the noncontrolling interest in the fair value of the acquiree's net assets. Measurement of the noncontrolling interest is determined for each acquisition made.

The excess of the consideration transferred and of the fair value on the date of acquisition of any previous equity interest in the acquiree in relation to the fair value of the Company’s interest in the net identifiable assets acquired is recorded as goodwill. When applicable, in acquisitions in which the Company attributes fair value to noncontrolling interests, the determination of goodwill also includes the value of any noncontrolling interest in the acquiree, and goodwill is determined considering the interest of the Company and of noncontrolling interests. When the consideration transferred is less than the fair value of the net assets of the acquiree, the difference is recognized directly in the statement of income for the year as a bargain purchase.

(x)                Environmental issues

The Company minimizes the risks associated with environmental issues through operating procedures and controls and investments in pollution control systems and equipment. The Company records a provision for loss on environmental expenses, under “Other liabilities”, to the extent that it is necessary to conduct environmental remediation of the damage caused.

34

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(y)                Segment information

An operating segment is a component of the Company that conducts business activities from which revenues may be obtained and expenses incurred, including revenues and expenses related to transactions with other Company components. All operating income of the operating segments is frequently reviewed by the Company’s CEO and by the Board of Directors for purposes of decisions concerning funds to be allocated to the segment and performance evaluation, and for which individual financial information is available.

During the year ended March 31, 2024, the Company’s main operating decision-makers reassessed its internal organization and the breakdown of its segments, which resulted in the following changes in the reportable segments: (i) new operating segment called “Other segments”, which represents the convenience and proximity store businesses and financial products and services businesses; and (ii) allocation of general and administrative expenses related to corporate areas as "Non-segmented". Accordingly, the Company restated the segment information previously reported for the year ended March 31, 2023 and 2022.

2.4.              Impacts of the new IFRS and IFRIC on the financial statements

The following amendments were adopted for the first time by Raízen for the year beginning on April 1, 2023:

  Amendments to IAS 1 - Definition of liabilities as current or non-current (equivalent to revision 20 of the Brazilian Accounting Pronouncements Committee): In January 2020, the IASB issued amendments to paragraphs 69 to 76 of IAS 1, to specify the requirements for classifying liabilities as current or non-current. The amendments clarify what is meant by a right to defer settlement, that a right to defer must exist at the end of the reporting period, that classification is unaffected by the likelihood that an entity will exercise its deferral right, and also that only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification.
  Amendments to IAS 8 - Definition of accounting estimates (equivalent to revision 20 of the Brazilian Accounting Pronouncements Committee): In February 2021, the IASB issued amendments to IAS 8, in which it introduces the definition of ‘accounting estimates. The amendments clarify the distinction between changes in accounting estimates and changes in accounting policies and the correction of errors. They also explain how entities use measurement techniques and inputs to develop accounting estimates.
  Amendments to IAS 1 and IFRS Practice Statement 2 - Disclosure of accounting policies (equivalent to revision 20 of the Brazilian Accounting Pronouncements Committee): In February 2021, the IASB issued amendments to IAS 1 and IFRS Practice Statement 2 Making Materiality Judgments, in which it provides guidance and examples to help entities apply materiality judgments to accounting policy disclosures. The amendments aim to help entities provide accounting policy disclosures that are more useful by replacing the requirement for entities to disclose their ‘significant’ accounting policies with a requirement to disclose their ‘material’ accounting policies; and adding guidance on how entities apply the concept of materiality in making decisions about accounting policy disclosures.
  Amendments to IAS 12 - Deferred Tax related to Assets and Liabilities arising from a Single Transaction (equivalent to revision 20 of the Brazilian Accounting Pronouncements Committee): In May 2021, the Board issued amendments to IAS 12, which narrow the scope of the initial recognition exception under IAS 12, so that it no longer applies to transactions that give rise to equal taxable and deductible temporary differences. The amendments should be applied to transactions that occur on or after the beginning of the earliest comparative period presented. In addition, at the beginning of the earliest comparative period presented, a deferred tax asset (provided that sufficient taxable profit is available) and a deferred tax liability should also be recognized for all deductible and taxable temporary differences associated with leases and decommissioning obligations.
35

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

  IFRS 17 – Insurance Contracts: On January 10, 2023, IFRS 17 – Insurance Contracts came into force, in particular, all entities, including those that are not insurers, will also have to consider whether they have entered into any contracts that meet the definition of insurance contracts.

The aforementioned amendments and improvements did not have material impacts for the Company.

2.5.              New IFRS and IFRI              C (IFRS’ Interpretations Committee) applicable to financial statements

The following amendments to standards have been issued by the IASB but are not yet effective for the year ended March 31, 2024. Early adoption of standards is encouraged by the IASB:

  Amendments to IFRS 16: Lease liability in a sale and leaseback: Clarifies aspects to be considered for treatment of a transfer of asset as sale. The effective application date of this amendment is January 1, 2024, and, in the case of the Company, April 1, 2024.
  Amendments to IAS 1 – Non-current liabilities with covenants: Clarifies aspects of separate classifications of current and non-current assets and liabilities in the statement of financial position, establishing presentation based on liquidity when providing dependable and most relevant information. The effective application date of this amendment is January 1, 2024, and, in the case of the Company, April 1, 2024.
  Amendments IAS 12 – Income Taxes: Clarifies aspects related to the recognition and disclosure of deferred tax assets and liabilities related to Pillar Two rules published by the Organization for Economic Co-operation and Development (OECD). The effective application date of this amendment is January 1, 2024, and, in the case of the Company, April 1, 2024, for Spain and Canada. In all countries in which the Company has relevant industrial and commercial activities, subsidiaries are taxed at nominal income tax rates higher than 15%, except in Paraguay where the rate is 10%. There is no expectation for 2024 and subsequent years that there will be legislative changes or extraordinary transactions that result in effective income tax rates lower than 15% in the geographies in which the Company and its subsidiaries carry out relevant industrial and commercial activities. Therefore, the Company does not expect significant exposure to the effects of Pillar 2 in any of the jurisdictions in which it operates, and consequently, it does not expect significant impacts on its financial statements due to such amendment, and there are no exceptions to be applied and disclosed.
  Amendments to IAS 7 and IFRS 7 – Supplier finance arrangements: In May 2023, the IASB published changes to IAS 7 – Cash flow statements and IFRS 7 - Financial instruments: disclosure, to clarify the characteristics of supplier financing agreements and require additional disclosures of these arrangements. These changes are intended to help users of financial statements understand the effects of financing agreements with suppliers on an entity's obligations, cash flows and exposure to liquidity risk. These changes are applicable for fiscal years beginning on or after January 1, 2024, in the case of the Company, from April 1, 2024.
36

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The Company voluntarily adopted these changes in advance for the year ending March 31, 2024, and, according to practical expediency, comparative disclosures are not required.

  Amendments to IAS 21 – Lack of exchangeability: Clarifies aspects related to the accounting treatment and disclosure when a currency lacks exchangeability into another currency. The effective application date of this amendment is January 1, 2025, and, in the case of the Company, April 1, 2025.
  IFRS S1 – General Requirements for Disclosure of Sustainability-related Financial Information and IFRS S2 – Climate-related Disclosures: Provide new disclosure requirements regarding, respectively, sustainability-related risks and opportunities and specific climate-related disclosures. CVM approved the resolution that establishes the voluntary option of disclosing sustainability-related financial information for publicly held companies, investment funds and securitization companies for years beginning on or after January 1, 2024. The Company is assessing the possible impacts of these standards, whose adoption is required for years beginning on or after January 1, 2026, and, in the Company’s case, April 1, 2026.

The Company is currently reviewing the accounting policy disclosures to confirm whether they are consistent with the required amendments. However, no material impacts are expected for the Company from the amendments mentioned above.

There are no other IFRS standards or IFRIC interpretations not yet effective that could have a material impact on the Company’s financial statements.
3.              Financial instruments and risk management

(a)                Overview

The Company is exposed to the following risks arising from its operations, which are equalized and managed through certain financial instruments:

  Interest rate risk
  Price risk
  Exchange rate risk
  Credit risk
  Liquidity risk

This note presents information on the Company’s exposure to each of the mentioned risks, the Company’s objectives, policies and processes for measuring and managing risk, and the Company’s capital management.

(b)               Risk management structure

The Company has specific treasury and trading policies that define guideline for risk management, never operating with derivatives beyond the total notional total of the underlying asset or liability. In this way, the Company contracts financial instruments with the objective of protection, carried out through an analysis of exposure to the risk for which Management seeks coverage.

37

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

To monitor activities and ensure compliance with policies, the Company has the following main committees: (i) Risk Committee which meets weekly to analyze the behavior of the commodities (sugar and oil derivates) and foreign exchange markets with the objective to deliberate on hedging positions and pricing strategies for exports or imports of products, aiming to reduce the adverse effects of changes in commodity prices and exchange rates; and (ii) Ethanol and Derivates Committee which meets monthly to assess the risks associated with the sale of ethanol and petroleum derivates and compliance with the limits defined in the risk policies.

As of March 31, 2024, and 2023, the fair values related to transactions involving derivative financial instruments for hedging purposes are presented below:

		Notional		Fair value
	2024	2023	2024	2023
Price risk
Commodity derivatives
Futures contracts	27,815,490	39,854,841	1,798,373	515,401
	27,815,490	39,854,841	1,798,373	515,401
Exchange rate risk
Foreign exchange rate derivatives
Futures contracts	59,755	157,492	(1,254)	956
Forward contracts	8,234,534	8,693,968	180,323	246,246
Locked-in exchange	-	232,716	-	4,344
Exchange swap	(15,338,334)	(12,104,053)	(180,239)	9,783
	(7,044,045)	(3,019,877)	(1,170)	261,329
Interest rate risk
Interest rate swap	(10,286,046)	(7,583,083)	805,612	264,795
Inflation swap and others	(10,056,661)	-	(129,721)	-
	(20,342,707)	(7,583,083)	675,891	264,795
Total			2,473,094	1,041,525

Current assets			6,785,291	6,452,593
Non-current assets			2,611,028	2,826,733
Total assets			9,396,319	9,279,326

Current liabilities			(5,006,683)	(6,269,699)
Non-current liabilities			(1,916,542)	(1,968,102)
Total liabilities			(6,923,225)	(8,237,801)
Total			2,473,094	1,041,525

38

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(c)                Price risk

Price risk arises from the possibility of fluctuating market prices for products traded, mainly VHP sugar, refined and white sugar, diesel (heating oil), gasoline, ethanol, electric power and petroleum (crude oil). These price oscillations may lead to material changes in sales revenues and costs. To mitigate this risk, the Company constantly monitors the market to anticipate price changes.

As of March 31, 2024, the Company has contracted the operations described below:

Price risk: commodity derivatives outstanding as of March 31, 2024
Derivatives	Long/Short	Market	Contract	Maturity	Notional (units)		Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	ICE	Sugar#11	Apr/24 to Feb/26	7,847,345	t	18,962,880	(133,165)
Futures	Short	NYSE LIFFE	Sugar#5	Apr /24 to Nov/24	353,550	t	1,117,515	(2,733)
Futures	Short	OTC	Sugar#11	Apr /24 to Sep/25	1,940,296	t	4,388,669	(345,789)
Options	Short	ICE	Sugar#11	Apr /24 to Feb /25	1,170,132	t	(3,412,225)	(50,356)
Options	Short	OTC	Sugar#11	May/24 to Apr /25	32,818	t	(78,677)	(2,119)
Subtotal – sugar futures short position					11,344,141		20,978,162	(534,162)

Futures	Long	ICE	Sugar#11	Apr /24 to Feb /26	(6,440,627)	t	(14,860,614)	297,920
Futures	Long	NYSE LIFFE	Sugar#5	Apr /24 to Feb /25	(62,000)	t	(190,583)	9,586
Futures	Long	OTC	Sugar#11	Jan /24 to Apr /25	(74,000)	t	(88,717)	274
Options	Long	ICE	Sugar#11	Apr /24 to Feb /25	(1,284,386)	t	3,250,465	65,040
Options	Long	OTC	Sugar#11	May/24 to Nov/24	(13,920)	t	32,965	1,697
Subtotal - sugar futures long position					(7,874,933)		(11,856,484)	374,517

Physical fixed	Short	ICE	Sugar#11	Apr /24 to Jan/31	19,934,380	t	47,535,015	(187,526)
Physical fixed	Short	NYSE LIFFE	Sugar#5	Apr /24 to Mar/25	229,524	t	822,053	48,710
Subtotal – physical fixed sugar short position					20,163,904		48,357,068	(138,816)

Physical fixed	Long	ICE	Sugar#11	Apr /24 to Dec/28	(10,783,397)	t	(26,609,591)	732,868
Physical fixed	Long	NYSE LIFFE	Sugar#5	Apr /24 to Jan/30	(1,014,538)	t	(2,153,552)	85,336
Subtotal - physical fixed sugar long position					(11,797,935)		(28,763,143)	818,204

Subtotal – sugar futures (1)					11,835,177		28,715,603	519,743

Futures	Short	B3	Ethanol	Apr /24 to mar/25	121,440	m³	277,668	454
Futures	Short	CME	Ethanol	May/24	1,586	m³	98,250	(11)
Futures	Short	NYMEX	Ethanol	Apr /24 to Mar/25	2,558,003	m³	3,763,343	(44,803)
Futures	Short	ICE	Ethanol	Apr /24 to Dec/24	220,000	m³	766,901	(19,010)
Options	Short	NYMEX	Ethanol	Apr /24 to Jun/24	79,500	m³	(162,548)	(2,513)
Subtotal – ethanol futures short position					2,980,529		4,743,614	(65,883)

39

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Price risk: commodity derivatives outstanding as of March 31, 2024
Derivatives	Long/Short	Market	Contract	Maturity	Notional (units)		Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Long	B3	Ethanol	Apr/24 to Mar/25	(138,900)	m³	(324,441)	(130)
Futures	Long	CME	Ethanol	May/24 to Jul/24	(3,348)	m³	(211,452)	15
Futures	Long	NYMEX	Ethanol	Apr /24 to Mar/25	(2,702,133)	m³	(3,945,175)	96,005
Futures	Long	ICE	Ethanol	Apr /24 to Dec/24	(192,900)	m³	(662,811)	26,595
Options	Long	NYMEX	Ethanol	Apr /24 to Jun/24	(79,500)	m³	170,684	4,956
Subtotal – ethanol futures long position					(3,116,781)		(4,973,195)	127,441

Physical fixed	Short	CHGOETHNL	Ethanol	Apr /24 to Dec/26	341,842	m³	1,891,994	97,609
Physical fixed	Long	CHGOETHNL	Ethanol	Apr /24 to Jun/30	(560,481)	m³	(1,589,571)	77,455
Subtotal - physical fixed ethanol					(218,639)		302,423	175,064

Subtotal – ethanol futures					(354,891)		72,842	236,622

Futures	Short	NYMEX	Gasoline	Apr /24 to Nov/24	77,592	m³	275,579	(775)
Futures	Long	NYMEX	Gasoline	Apr /24 to Nov/24	(9,381)	m³	(30,803)	638
Subtotal - gasoline futures					68,211		244,776	(137)

Futures	Short	NYMEX	Heating oil	Apr /24 to Feb /25	5,248,016	m³	9,379,603	(180,623)
Futures	Short	ICE	Heating oil	Apr /24 to Dec/25	2,277,289	m³	6,133,719	(168,034)
Futures	Short	OTC	Heating oil	Apr /24 to Sep/24	16,593	m³	(19,273)	(4,923)
Subtotal - heating oil futures short position					7,541,898		15,494,049	(353,580)

Futures	Long	NYMEX	Heating oil	Apr /24 to May/25	(3,429,425)	m³	(8,729,534)	191,772
Futures	Long	ICE	Heating oil	Apr /24 to Dec/25	(2,559,532)	m³	(8,058,717)	90,457
Futures	Long	OTC	Heating oil	Apr /24 to May/24	(5,531)	m³	4,449	264
Options	Long	NYMEX	Heating oil	Aug/24	(20,034)	m³	56,798	1,415
Subtotal - heating oil futures long position					(6,014,522)		(16,727,004)	283,908

Futures	Short	ICE	Heating oil	Apr /24 to May/24	96,064	t	311,446	(12,444)
Futures	Long	ICE	Heating oil	Apr /24 to May/24	(76,570)	t	(233,876)	4,920
Subtotal - heating oil futures					19,494		77,570	(7,524)

Physical fixed	Short	NYMEX	Heating oil	Apr /24 to Nov/24	8,986,702	m³	4,991,293	(261,529)
Physical fixed	Long	NYMEX	Heating oil	Apr /24 to Dec/24	(17,445,990)	m³	(8,481,876)	510,156
Subtotal - physical fixed heating oil					(8,459,288)		(3,490,583)	248,627

Subtotal - heating oil futures					(6,912,418)		(4,645,968)	171,431

Physical fixed	Short	CCEE/OTC	Energy	Apr /24 to Dec/42	66,336,978	mwh	12,303,814	(4,019)
Physical fixed	Long	CCEE/OTC	Energy	Apr /24 to Sep/53	(51,388,442)	mwh	(8,875,577)	874,733
Subtotal - physical fixed energy					14,948,536		3,428,237	870,714

Net exposure of commodity derivatives as of March 31, 2024							27,815,490	1,798,373

Net exposure of commodity derivatives as of March 31, 2023							39,854,841	515,401

(1)               Includes sales of 100% traceable raw sugar produced from non-genetically modified sugarcane (“Non-GMO”).

40

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(d)               Exchange rate risk

Currency risk derives from the possibility of fluctuations in exchange rates used for revenue from exports, imports, debt flows and other assets and liabilities in foreign currency. The Company uses derivative operations to manage cash flow risks denominated, substantially, in US dollars, net of other cash and cash equivalent flows.

As of March 31, 2024, the Company has contracted the operations described below:

		Exchange rate risk: foreign exchange derivatives outstanding as of March 31, 2024
Derivatives	Long/Short	Market	Contract	Maturity	Notional (US$ thousand)	Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	B3	Commercial Dollar	Apr/24 to May/24	1,706,640	8,526,715	(31,656)
Futures	Long	B3	Commercial Dollar	Apr/24 to May/24	(1,694,680)	(8,466,960)	30,402
Subtotal - futures					11,960	59,755	(1,254)

Forward	Short	OTC	NDF	Apr/24 to Jul/26	6,504,556	32,498,063	53,142
Forward	Long	OTC	NDF	Apr/24 to Oct/25	(4,856,397)	(24,263,529)	127,181
Subtotal - forward (1)					1,648,159	8,234,534	180,323

Exchange swap	Long	OTC	Exchange swap	Jan/27	(150,000)	(749,430)	(1,102)
Exchange swap	Long	OTC	Exchange swap	Apr/24 to Mar/30	(2,920,000)	(14,588,904)	(179,137)
Subtotal - foreign exchange swap (2)					(3,070,000)	(15,338,334)	(180,239)

Net exposure of foreign exchange derivatives as of March 31, 2024					(1,409,881)	(7,044,045)	(1,170)

Net exposure of foreign exchange derivatives as of March 31, 2023					(594,417)	(3,019,877)	261,329

(1)	As of March 31, 2024, and 2023, the NDFs contracted to hedge certain loans and financing have a negative fair value of R$ 100,080 and R$ 127,275, respectively.

(2)	Derivative instruments designed for hedge accounting (fair value hedge), having as hedge object certain loans and financing (Note 18.l).

41

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2024, the summary of the net foreign exchange exposure of the Company’s consolidated statement of financial position, considering the parity of all foreign currencies to US$, is presented below:

	R$	US$ (in thousands)
Cash and cash equivalents (Note 5)	7,328,293	1,466,773
Securities (Note 6.a)	720,716	144,253
Restricted cash (Note 6.b)	537,390	107,560
Foreign trade accounts receivable (Note 7)	4,648,778	930,463
Advances to suppliers (Note 16.c)	37,897	7,585
Related parties (Note 11.a)	(3,470,487)	(694,625)
Advances from clients (Note 20)	(7,834,492)	(1,568,090)
Suppliers (Note 16.a)	(5,838,661)	(1,168,620)
Loans and financing (Note 18)	(22,187,714)	(4,440,918)
Lease liabilities (Note 17.b)	(255,122)	(51,063)
Other liabilities (1)	(243,354)	(48,708)
Derivative financial instruments (Note 3.d)		1,409,881

Foreign Currency exposure, net		(3,905,509)

Derivatives settled in the month following closing (2)		10,699

Net foreign currency exposure, adjusted as of March 31, 2024 (3) / (4)		(3,894,810)

Net foreign currency exposure, adjusted as of March 31, 2023 (4)		(2,974,264)

(1)	Net present value of the consideration payable for the acquisition of Raízen Paraguay.
(2)	Maturities as of the 1st business day of the subsequent month, whose settlement was given by reference rate of the US dollar, calculated by the Central Bank of Brazil on the last closing day of the month, quoted at R$ 5.00 (R$ 5,08 in 2023).

(3)	The adjusted net currency exposure will be substantially offset in the future with highly probable future revenues of product exports and/costs of product imports.
(4)	Book balance of assets and liabilities denominated in foreign currencies at the statement of financial position date, except for the notional value of exchange rate derivative financial instruments.

42

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(e)                Hedge accounting effect

Raízen formally designates transactions subject to hedge accounting for the purpose of hedging cash flows. The main hedges designated are sugar and ethanol revenues, as applicable, cost of oil by-products import, and foreign and local currency debts.

The impacts recognized in the Company’s equity and the estimated realization in profit or loss are as follows:

			Year of realization
Financial instruments	Market	Risk	2024 /2025	2025 /2026	2026 /2027	Above 2027	Contributed equity valuation adjustments (1)	2024	2023
Futures	OTC / ICE	Sugar#11 / Sugar#5	(174,027)	15,935	-	-	2,580,141	2,422,049	1,609,907
Futures	B3 / NYMEX / OTC	Ethanol	1,786	-	-	-	446,098	447,884	444,278
Futures	NYMEX / OTC	Heating Oil	(4,244)	1,402	-	-	-	(2,842)	-
Options	ICE	Sugar#11	-	-	-	-	90,028	90,028	78,664
Forward	OTC	Exchange	354,951	101,413	87,463	274,558	(381,935)	436,450	408,848
Debts	OTC	Exchange	(256,389)	(256,389)	(256,389)	-	1,070,489	301,322	251,602
			(77,923)	(137,639)	(168,926)	274,558	3,804,821	3,694,891	2,793,299
(-) Deferred taxes			26,494	46,797	57,435	(93,350)	(1,293,639)	(1,256,263)	(949,722)
Effect on equity			(51,429)	(90,842)	(111,491)	181,208	2,511,182	2,438,628	1,843,577

(1)      Other comprehensive income contributed by the corporate reorganization of RESA and the business combination of Raízen Centro-Sul, in the amount of R$ 2,366,247 and R$ 144,935, respectively, occurred during the fiscal year ended March 31, 2022.

Changes in consolidated balances in other comprehensive income for the year are as follows:

Cash flow hedge

	2024	2023	2022
Balance at beginning of year	(522,665)	(782,410)	(1,974,965)
Movement occurred in the year:
Designation as hedge accounting
Fair value of commodity futures	(1,189,475)	(892,510)	(3,471,437)
Fair value of forward exchange contracts	868,760	144,543	2,288,425
Debts	6,932	(41,807)	214,249
	(313,783)	(789,774)	(968,763)
Realizations and write-offs of commodities and foreign exchange results
Net operating revenue	1,245,885	1,169,822	2,863,860
Cost of products sold, and services provided	(26,267)	14,093	(36,916)
Other operating expenses, net	(4,243)	(589)	(51,279)
	1,215,375	1,183,326	2,775,665
Total movements occurred during the year (before deferred taxes)	901,592	393,552	1,806,902
Effect of deferred taxes on equity adjustments	(306,541)	(133,807)	(614,347)
	595,051	259,745	1,192,555
Balance at the end of year	72,386	(522,665)	(782,410)

For the year ended March 31, 2024, there were no reclassifications to financial results referring to ineffective portions of the structures designated as cash flow hedges.

43

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Fair value hedge

The Company designates at fair value the inventories and highly probable purchases of oil by-products with pegged derivatives. Risk management is primarily intended for recognizing inventory at a floating price, as Raízen’s sales revenue will be upon sale of products to its clients. Hedge accounting aims to minimize any type of mismatching in the statement of income for the year, causing both the derivatives and the inventory to be recorded at fair value, with the change being recognized under Cost of products sold and services provided, whose positive impact, was R$ 9,903 as of March 31, 2024 (positive impact of R$ 5,145 in 2023 and R$ 55,876 in 2022). As of March 31, 2024, the fair value measurement balance of inventories  increased by R$ 6,952 (decreased by R$ 2,951 in 2023).

(f)                 Interest rate risk

The Company monitors fluctuations in variable interest rates related to certain debts, especially those linked to, SOFR and IPCA, as well as other costs linked to inflation variations and uses, when necessary, derivative instruments with the aim of managing these risks.

The table below shows the positions of derivative financial instruments used to hedge interest rate risk:

Interest rate risk: Interest derivatives outstanding as of March 31, 2024
Derivatives	Long/Short	Market	Contract	Maturity	Notional (US$ thousand)	Notional (R$ thousand)	Fair value (R$ thousand)
Interest rate swap (1)	Long	OTC	Interest rate swap	Apr/24 to Aug/37	(2,058,774)	(10,286,046)	805,612
Inflation swap and others	Long	OTC	Inflation swap and others	May/24 a Mar/34	(2,012,862)	(10,056,661)	(129,721)
					(4,071,636)	(20,342,707)	675,891
Net exposure of interest derivatives as of March 31, 2024					(4,071,636)	(20,342,707)	675,891

Net exposure of interest derivatives as of March 31, 2023					(1,492,615)	(7,583,083)	264,795

(1)              Derivative instruments designed for hedge accounting (fair value hedge), having as hedge object certain loans and financing (Note 18.l).

44

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(g)                Summary of hedge effects on the consolidated profit or loss for the year, excluding mark-to-market from trade agreement and inventories

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2024
Net operating revenue	Operating income	Cash flow and fair value	803,522	(1,725,963)	-	(922,441)	221,376,680	220,454,239
Cost of products sold, and services provided	Operating income	Cash flow and fair value	19,537	(87,183)	-	(67,646)	(204,662,996)	(204,730,642)
Gross income (loss)			823,059	(1,813,146)	-	(990,087)	16,713,684	15,723,597
Selling, general and administrative expenses	-	-	-	-	-	-	(8,992,396)	(8,992,396)
Other operating revenue, net	Operating income	Cash flow	4,029	226	-	4,255	1,443,601	1,447,856
Equity accounting result	-	-	-	-	-	-	(252,430)	(252,430)
Income (loss) before financial results and income tax and social contribution			827,088	(1,812,920)	-	(985,832)	8,912,459	7,926,627
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing	Fair value	115,085	-	(194,578)	(79,493)	(6,049,391)	(6,128,884)
Financial income	-	-	-	-	-	-	851,619	851,619
Exchange variations	Foreign exchange variations on loans and financing	Cash flow	13,941	-	-	13,941	326,325	340,266
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	(462,883)	(91,611)	(823,046)	(1,377,540)	-	(1,377,540)
			(333,857)	(91,611)	(1,017,624)	(1,443,092)	(4,871,447)	(6,314,539)
Income (loss) before income tax and social contribution			493,231	(1,904,531)	(1,017,624)	(2,428,924)	4,041,012	1,612,088

45

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2023
Net operating revenue	Operating income	Cash flow and fair value	844,185	(2,234,068)	-	(1,389,883)	247,221,673	245,831,790
Cost of products sold, and services provided	Operating income	Cash flow and fair value	(10,784)	(616,094)	-	(626,878)	(229,937,205)	(230,564,083)
Gross income (loss)			833,401	(2,850,162)	-	(2,016,761)	17,284,468	15,267,707
Selling, general and administrative expenses	-	-	-	-	-	-	(7,788,746)	(7,788,746)
Other operating revenue, net	Operating income	Cash flow	591	-	-	591	736,881	737,472
Equity accounting result	-	-	-	-	-	-	(130,092)	(130,092)
Income (loss) before financial results and income tax and social contribution			833,992	(2,850,162)	-	(2,016,170)	10,102,511	8,086,341
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing	Fair value	534,568	-	90,475	625,043	(4,563,127)	(3,938,084)
Financial income	-	-	-	-	-	-	819,660	819,660
Exchange variations	Foreign exchange variations on loans and financing	Cash flow	5,077	-	-	5,077	(677,550)	(672,473)
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	(779,604)	(122,005)	(130,255)	(1,031,864)	-	(1,031,864)
			(239,959)	(122,005)	(39,780)	(401,744)	(4,421,017)	(4,822,761)
Income (loss) before income tax and social contribution			594,033	(2,972,167)	(39,780)	(2,417,914)	5,681,494	3,263,580

46

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

			Hedge effects on the consolidated profit or loss
Selected result information	Exposure	Hedge	Exchange	Commodities	Interest	Total	Income excluding hedge effects	2022
Net operating revenue	Operating income	Cash flow and fair value	(43,811)	(2,890,322)	-	(2,934,133)	197,701,451	194,767,318
Cost of products sold, and services provided	Operating income	Cash flow and fair value	55,743	(970,786)	-	(915,043)	(181,738,412)	(182,653,455)
Gross income (loss)			11,932	(3,861,108)	-	(3,849,176)	15,963,039	12,113,863
Selling, general and administrative expenses	-	-	-	-	-	-	(6,278,911)	(6,278,911)
Other operating revenue (expenses), net	Operating income	Cash flow	44,031	1,114	-	45,145	511,260	556,405
Equity accounting result	-	-	-	-	-	-	(68,589)	(68,589)
Income (loss) before financial results and income tax and social contribution			55,963	(3,859,994)	-	(3,804,031)	10,126,799	6,322,768
Financial results
Financial expenses	Interest and foreign exchange variations on loans and financing	Fair value	318,506	-	274,200	592,706	(2,625,368)	(2,032,662)
Financial income	-	-	-	-	-	-	617,521	617,521
Exchange variations	Foreign exchange variations on loans and financing	Cash flow	(12,360)	-	-	(12,360)	2,063,627	2,051,267
Net effect of derivatives	Interest and foreign exchange variations on loans and financing	Cash flow and fair value	(1,921,090)	54,435	(445,546)	(2,312,201)	(395,341)	(2,707,542)
			(1,614,944)	54,435	(171,346)	(1,731,855)	(339,561)	(2,071,416)
Income (loss) before income tax and social contribution			(1,558,981)	(3,805,559)	(171,346)	(5,535,886)	9,787,238	4,251,352

47

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The breakdown of commodity hedge effects on the consolidated operating income, during the year ended March 31, 2024, 2023, and 2022, is shown below:

				2024
	Sugar	Ethanol	Petroleum and its derivatives	Total commodities
Net operating revenue	(1,690,102)	(35,861)	-	(1,725,963)
Cost of products sold, and services provided	466,531	(172,280)	(381,434)	(87,183)
Gross income (loss)	(1,223,571)	(208,141)	(381,434)	(1,813,146)
Other operating revenue, net	-	226	-	226
Income (loss) before financial results and income tax and social contribution	(1,223,571)	(207,915)	(381,434)	(1,812,920)

				2023
	Sugar	Ethanol	Petroleum and its derivatives	Total commodities
Net operating revenue	(2,257,626)	23,558	-	(2,234,068)
Cost of products sold, and services provided	(482,287)	376,472	(510,279)	(616,094)
Gross income (loss)	(2,739,913)	400,030	(510,279)	(2,850,162)
Income (loss) before financial results and income tax and social contribution	(2,739,913)	400,030	(510,279)	(2,850,162)

				2022
	Sugar	Ethanol	Petroleum and its derivatives	Total commodities
Net operating revenue	(2,052,055)	(838,267)	-	(2,890,322)
Cost of products sold, and services provided	(85,279)	(144,303)	(741,204)	(970,786)
Gross income (loss)	(2,137,334)	(982,570)	(741,204)	(3,861,108)
Other operating revenue, net	-	1,114	-	1,114
Income (loss) before financial results and income tax and social contribution	(2,137,334)	(981,456)	(741,204)	(3,859,994)

48

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(h)               Credit risk

A substantial part of the sales made by the Company and its subsidiaries is to a group of highly qualified counterparties.

Credit risk is managed by specific rules for client acceptance, credit analysis and establishment of exposure limits per client, including, when applicable, requirement of letter of credit from first-tier banks and capturing security interest on loans granted. Management considers that the credit risk is substantially covered by the allowance for expected credit losses.

Individual risk limits are established based on internal or external ratings, according to the limits determined by the Company management. The use of credit limits is regularly monitored. No credit limits were exceeded in the year, and management does not expect any losses from non-performance by the counterparties at an amount higher than that already provisioned.

The Company operates commodity derivatives in the New York – ICE US and NYMEX, Chicago - CBOT, and CME, and London - LIFFE commodity futures and options markets, as well as in the over the counter (OTC) market with selected counterparties. The Company operates exchange rate and commodity derivatives in over-the-counter contracts registered with B3, mainly with the main national and international banks considered Investment Grade by international rating agencies.

Guarantee margins (Restricted cash, Note 6.b) - Derivative transactions on commodity exchanges (ICE US, NYMEX, LIFFE and B3) require guarantee margins. The total consolidated margin deposited as of March 31, 2024, amounts to R$ 582,462 (R$ 1,272,959 in 2023), of which R$ 45,072 (R$ 62,110 in 2023) in restricted financial investments and R$ 537,390 (R$ 1,210,849 in 2023) in margin on derivative transactions.

The Company’s derivative transactions in over the counter do not require a guaranteed margin.

Credit risk on cash and cash equivalents is mitigated through the conservative distribution of investment funds and CDBs that make up the item. The distribution follows strict criteria for allocation and exposure to counterparties, which are the main local and international banks considered, in their majority, as Investment Grade by the international rating agencies.

(i)                 Liquidity risk

Liquidity risk is that in which the Company may encounter difficulties in honoring the obligations associated with its financial liabilities that are settled with cash payments or with another financial asset. The approach to this risk consists of prudential management that guarantees sufficient liquidity to meet its obligations upon maturity, under normal and stress conditions, without causing unacceptable losses or risking damage to the Company's reputation.

As part of the liquidity management process, management prepares business plans and monitors their execution, discussing the positive and negative cash flow risks and assessing the availability of financial resources to support its operations, investments, and refinancing needs.

49

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The table below states the main financial liabilities contracted by maturity:

					2024	2023
	Up to 1 year	Up to 2 years	From 3 to 5 years	Above 5 years	Total	Total
Loans and financing	6,675,237	2,216,479	15,982,686	28,533,315	53,407,717	41,718,005
Suppliers (Note 16.a)	24,026,267	-	-	-	24,026,267	21,452,338
Lease liabilities from third parties and related parties (1) (Note 17.b)	4,817,425	2,993,511	5,986,531	4,015,005	17,812,472	16,131,666
Derivative financial instruments (Note 3.b)	5,006,683	498,271	1,277,962	140,309	6,923,225	8,237,801
Related parties (1)	2,082,406	179,122	683,166	3,292,233	6,236,927	6,404,751
Other liabilities (2)	89,932	89,932	89,931	-	269,795	365,788
	42,697,950	5,977,315	24,020,276	35,980,862	108,676,403	94,310,349

(1)                 Except lease liabilities with related parties.

(2)                 Consideration payable for the acquisition of Raízen Paraguay.

(j)                 Fair value

The fair value of financial assets and liabilities is the amount for which a financial instrument may be exchanged in a current transaction between willing parties, other than a forced sale or settlement. The fair value of cash and cash equivalents, trade accounts receivable, suppliers, related parties and other short-term obligations approximates the respective carrying amount. The fair value of long-term assets and liabilities does not differ significantly from their carrying amount.

The fair value of loans and financing is obtained by determining the present value of future cash flows of obligations using, for this purpose, interest rate curves (according to contracted indexes). These financial instruments are substantially subject to variable interest rates (Note 18), resulting in a fair value that approximates the amounts recorded in the financial statements.

Derivatives measured by valuation techniques with observable market data refer mostly to swaps and forward contracts. The most frequently applied valuation techniques include forwards and swap pricing models, using present value calculation. The models include various inputs, including in connection with the creditworthiness of the counterparties, spot and forward foreign exchange rates, interest rate curves and forward rate curves of the hedged commodity.

50

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The categories of the main consolidated financial instruments are presented as follows:

			2024			2023
	Amortized cost	Fair value through profit or loss	Total	Amortized cost	Fair value through profit or loss	Total
Financial assets
Cash and cash equivalents (Note 5)	7,876,530	-	7,876,530	5,159,881	-	5,159,881
Financial investments (Note 5)	-	6,943,376	6,943,376	-	3,573,515	3,573,515
Financial treasury bill (“LFT”) (Note 6.a)	-	-	-	-	8,751	8,751
TVM except LFT (Note 6.a)	1,099,081	-	1,099,081	167,778	-	167,778
Restricted cash (Note 6.b)	539,140	45,072	584,212	1,212,500	62,110	1,274,610
Trade accounts receivable (Note 7)	10,316,916	-	10,316,916	8,920,348	-	8,920,348
Derivative financial instruments (Note 3.b)	-	9,396,319	9,396,319	-	9,279,326	9,279,326
Related parties (Note 11.a)	2,360,762	-	2,360,762	2,180,484	-	2,180,484
Other receivables	-	79,544	79,544	-	-	-
Total financial assets	22,192,429	16,464,311	38,656,740	17,640,991	12,923,702	30,564,693
Financial liabilities
Loans and financing (Note 18)	(12,601,237)	(22,998,584)	(35,599,821)	(9,197,297)	(20,257,641)	(29,454,938)
Derivative financial instruments (Note 3.b)	-	(6,923,225)	(6,923,225)	-	(8,237,801)	(8,237,801)
Suppliers (Note 16.a)	(24,026,267)	-	(24,026,267)	(21,452,338)	-	(21,452,338)
Other liabilities	(243,354)	-	(243,354)	(319,158)	-	(319,158)
Related parties (Note 11.a)	(6,036,595)	-	(6,036,595)	(5,537,457)	-	(5,537,457)
Total financial liabilities	(42,907,453)	(29,921,809)	(72,829,262)	(36,506,250)	(28,495,442)	(65,001,692)

Fair value hierarchy

The Company uses the following hierarchy to determine and disclose the fair value of financial instruments by the valuation techniques:

  Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;
  Level 2 - other techniques for which all inputs that have a significant effect on the recorded fair value are observable, either directly or indirectly; and
  Level 3: techniques using inputs that have a significant effect on the fair value recorded that are not based on observable market data.
51

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2024, the hierarchies used in the valuation techniques of the Company's financial instruments are described below:

Financial instruments measured at fair value	Level 1	Level 2	Total
Financial assets
Financial investments (Note 5)	-	6,943,376	6,943,376
Restricted cash (Note 6.b)	-	45,072	45,072
Derivative financial assets (Note 3.b)	5,254,323	4,141,996	9,396,319
Other receivables	-	79,544	79,544
Total Financial assets	5,254,323	11,209,988	16,464,311
Financial liabilities
Loans and financing (Note 18.l) (1)	-	(22,998,584)	(22,998,584)
Derivative financial liabilities (Note 3.b)	(4,327,918)	(2,595,307)	(6,923,225)
Total Financial liabilities	(4,327,918)	(25,593,891)	(29,921,809)
Total as of March 31, 2024	926,405	(14,383,903)	(13,457,498)
Total as of March 31, 2023	(460,799)	(15,110,939)	(15,571,738)

(1)            Refers to financial liabilities designated as a hedge item in a fair value hedge.

During the years ended March 31, 2024, and 2023, there were no transfers between these levels to determine the fair value of financial instruments.

(k)             Sensitivity analysis

Raízen adopted three scenarios for its sensitivity analysis, one probable and two (possible and remote) that may have adverse effects on the fair value of its financial instruments. The probable scenario was defined based on the commodities futures market curves for sugar, ethanol, diesel (heating oil), US dollar and other currencies on March 31, 2024, corresponding to the balance of the derivatives’ fair value on that date. Possible and remote adverse scenarios were defined considering adverse impacts of 25% and 50% on product price curves, US dollar and other currencies, which were calculated based on the probable scenario.

52

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Sensitivity analysis table

(1)           Changes in fair value of derivative financial instruments

			Impact on profit or loss (*)
	Risk factors	Probable scenario	Possible scenario +25%	Fair value balance	Remote scenario +50%	Fair value balance
Price risk
Commodity derivatives
Futures contracts:
Purchase and sale commitments	Sugar price increase	519,743	(7,353,163)	(6,833,420)	(14,706,326)	(14,186,583)
Purchase and sale commitments	Ethanol price decrease	236,622	(38,516)	198,106	(77,032)	159,590
Purchase and sale commitments	Gasoline price increase	(137)	(61,228)	(61,365)	(122,456)	(122,593)
Purchase and sale commitments	Heating oil price decrease	171,431	(1,365,346)	(1,193,915)	(2,730,692)	(2,559,261)
Purchase and sale commitments	Energy price increase	870,714	(592,119)	278,595	(1,184,238)	(313,524)
		1,798,373	(9,410,372)	(7,611,999)	(18,820,744)	(17,022,371)
Foreign exchange rate risk
Foreign exchange rate derivatives
Futures contracts:
Purchase and sale commitments	US$/R$ exchange rate increase	(1,254)	(47,512)	(48,766)	(95,024)	(96,278)
Forward contracts:
Purchase and sale commitments	US$/R$ exchange rate increase	150,421	(2,364,284)	(2,213,863)	(4,728,568)	(4,578,147)
Purchase and sale commitments	€/US$ exchange rate increase	29,668	(492,793)	(463,125)	(985,586)	(955,918)
Purchase and sale commitments	€/R$ exchange rate decrease	234	(8,891)	(8,657)	(17,782)	(17,548)
Exchange swaps:
Purchase and sale commitments	€/US$ exchange rate decrease	(180,239)	(3,228,904)	(3,409,143)	(6,457,808)	(6,638,047)
		(1,170)	(6,142,384)	(6,143,554)	(12,284,768)	(12,285,938)
Interest rate risk
Interest swap:
Purchase and sale commitments	Interest rate decrease	805,612	767,917	1,573,529	1,535,834	2,341,446
Inflation swap and others:
Purchase and sale commitments	Inflation rate decrease	(129,721)	(29,611)	(159,332)	(59,222)	(188,943)
		675,891	738,306	1,414,197	1,476,612	2,152,503
Total		2,473,094	(14,814,450)	(12,341,356)	(29,628,900)	(27,155,806)

(*)               Projected result considering a horizon of up to 12 months from March 31, 2024.

53

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2024, the commodity and foreign exchange futures curves used in the sensitivity analysis are described below:

						Scenarios
Derivative	Risk factor	Index	Position	Probable	Possible + 25%	Remote + 50%
Futures	Sugar price increase	R$/ton	Short	2,414	3,017	3,621
Futures	Ethanol price decrease	R$/ m³	Long	2,202	1,651	1,101
Futures	Gasoline price increase	R$/ m³	Short	3,554	4,442	5,331
Futures	Heating oil price decrease	R$/ m³	Long	1,179	884	590
Futures	Energy price increase	R$/mwh	Short	195.19	243.98	292.78
Futures	Exchange rate increase	US$/R$	Short	4.99	6.24	7.48
Forward	Exchange rate increase	US$/R$	Short	4.99	6.24	7.48
Forward	Exchange rate increase	€ /US$	Short	1.10	1.37	1.65
Forward	Exchange rate decrease	€/R$	Long	5.41	4.06	2.71
Cash flow swap	Exchange rate decrease	US$/R$	Long	5.00	3.75	2.50
Cash flow swap	Interest rate decrease (CDI)	% p.y.	Long	10.65	7.99	5.32
Cash flow swap	Inflation rate decrease (IPCA)	% p.y.	Long	7.23	5.43	3.62

(2)              Foreign exchange exposure, net

The probable scenario considers the position as of March 31, 2024. The effects of the possible and remote scenarios that would be posted to the consolidated statement of income as foreign exchange gains (losses) are described below:

		Scenarios
	Asset/liability balances	Possible +25%	Remote +50%	Possible -25%	Remote -50%
Net foreign exchange exposure
Cash and cash equivalents (Note 5)	7,328,293	1,832,073	3,664,147	(1,832,073)	(3,664,147)
TVM (Note 6.a)	720,716	180,179	360,358	(180,179)	(360,358)
Restricted cash (Note 6.b)	537,390	134,348	268,695	(134,348)	(268,695)
Foreign trade accounts receivable (Note 7)	4,648,778	1,162,195	2,324,389	(1,162,195)	(2,324,389)
Advances to suppliers (Note 16.b)	37,897	9,474	18,949	(9,474)	(18,949)
Related parties (Note 11.a)	(3,470,487)	(867,622)	(1,735,244)	867,622	1,735,244
Advances from clients (Note 20)	(7,834,492)	(1,958,623)	(3,917,246)	1,958,623	3,917,246
Suppliers (Note 16.a)	(5,838,661)	(1,459,665)	(2,919,331)	1,459,665	2,919,331
Loans and financing (Note 18)	(22,187,714)	(5,546,929)	(11,093,857)	5,546,929	11,093,857
Lease liabilities (Note 17.b)	(255,122)	(63,781)	(127,561)	63,781	127,561
Other liabilities (1)	(243,354)	(60,839)	(121,677)	60,839	121,677
Impact on statement of income for the year		(6,639,190)	(13,278,378)	6,639,190	13,278,378

(1)                 Consideration payable for the acquisition of Raízen Paraguay.

54

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2024, the rates used in the mentioned sensitivity analysis were as follows:

R$/US$
Probable, statement of financial position balance	5.00
Possible scenario +25%	6.25
Remote scenario +50%	7.50
Possible scenario -25%	3.75
Remote scenario -50%	2.50

(3)                Interest rate sensitivity

As of March 31, 2024, the probable scenario considers the weighted average post-fixed annual interest rate on loans and financing. Additionally, financial investments and securities consider post-fixed rates based on the CDI and IPCA accumulated over the past 12 months. In both cases, simulations were performed with an increase and decrease of 25% and 50%. The consolidated results of the interest rate sensitivity are presented below:

	Scenarios
	Probable	Possible	Remote	Possible	Remote
		+25%	+50%	-25%	-50%
Financial investments (including LFT)	842,733	210,683	421,366	(210,683)	(421,366)
Debentures (securities)	11,687	2,922	5,844	(2,922)	(5,844)
Investment funds (securities)	13,587	3,397	6,794	(3,397)	(6,794)
Restricted financial investments (restricted cash)	5,876	1,469	2,938	(1,469)	(2,938)
Post-fixed loans and financing	(1,713,559)	(428,390)	(856,780)	428,390	856,780
Additional impact on income for the year	(839,676)	(209,919)	(419,838)	209,919	419,838

As of March 31, 2024, we applied the following rates and assumptions in the sensitivity analysis:

					Scenarios
		Possible	Remote	Possible	Remote
	Probable	25%	50%	-25%	-50%
99,9% of the accumulated CDI	12.33%	15.41%	18.50%	9.25%	6.17%
100% of the accumulated CDI + 4% per year	16.84%	20.06%	23.27%	13.63%	10.42%
Accumulated IPCA	3.93%	4.91%	5.90%	2.95%	1.97%
Weight post-fixed annual interest rate on loans and financing	9.06%	11.33%	13.59%	6.80%	4.53%

55

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(l)                 Capital management

The Company’s objective when managing its capital structure is to ensure the continuity of its operations and finance investment opportunities, maintaining a healthy credit profile and offering an adequate return to its shareholders.

Raízen has a relationship with the main local and international rating agencies, as shown below:

Agency	Scale	Rating	Outlook	Date
Fitch	National	AAA (bra)	Stable	August/2023
	Global	BBB	Stable	August/2023
Moody's	National	AAA,Br	Stable	February/2023
	Global	Baa3	Stable	February/2023
Standard & Poor's	National	brAAA	Stable	December/2023
	Global	BBB	Stable	December/2023

Financial leverage ratios as of March 31, 2024, and 2023 were calculated as follows:

	2024	2023
Third party capital
Loans and financing (Note 16)	35,599,821	29,454,938
(-) Cash and cash equivalents (Note 3)	(14,819,906)	(8,733,396)
(-) Securities (Note 4.a)	(1,099,081)	(176,529)
(-) Financial investments linked to financing (Note 4.b)	(1,750)	(1,651)
(-) National Treasury Certificates – CTN	-	(34,940)
(-) Foreign exchange and interest rate swaps and other derivatives	(525,293)	(147,303)
	19,153,791	20,361,119
Own capital
Equity
Attributable to Company’s controlling shareholders	21,379,405	22,251,749
Interest of non-controlling shareholders	746,159	652,412
	22,125,564	22,904,161
Total own capital and third parties	41,279,355	43,265,280
Leverage ratio	46.40%	47.06%

56

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

4.               Segment information

Segment information reporting is stated consistently with internal reports provided by key operational decision makers. The key operational decision makers, responsible for the strategic decision making, allocation of funds and for the assessment of performance of operating segments are the Chief Executive Officer (CEO) and the Board of Directors. The Company’s operating segments are:

(i)           Mobility (formerly Marketing and Services): mainly refers to the trade and sale activities of fossil and renewable fuels and lubricants, through a franchised network of service stations under the Shell brand throughout the national territory and in Latin America, operating in Argentina and Paraguay.

(ii)             Sugar: this refers to sugar production, sale, origination and trading activities.

(iii)           Renewables: this refers to: (a) ethanol production, sale, origination, and trading activities; (b) production and sale of bioenergy; (c) resale and trading of electric power; and (d) production and sale of other renewable products (solar energy and biogas). These activities were aggregated into a single segment, as their products and services come from renewable sources, use similar technologies, and present synergies in their production and distribution process. The combination of these activities results in the portfolio of clean energy and retirement of carbon credits offered by the Company. The performance of these activities is assessed on an integrated basis by Management through the operating results

(iv)             Other segments: refers to convenience and proximity store business and financial products and services businesses.

57

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(a)              Operating results by segment

The performance of the segments is evaluated based on the operating income (loss) and this information is prepared based on items directly attributable to the segment, as well as those that can be allocated on a reasonable basis. During the years ended March 31, 2024, 2023 and 2022, operating income by segment is described below:

										2024
	Reportable segments
			Mobility						Reconciliation
	Brazil	Latin America	Total	Sugar	Renewables	Other Segments	Total segmented	Eliminations (ii)	Not segmented (i)	Consolidated

Net operating revenue	148,310,393	24,279,899	172,590,292	30,865,885	21,066,382	3,873	224,526,432	(4,072,193)	-	220,454,239
Cost of products sold, and services provided	(141,102,664)	(21,333,213)	(162,435,877)	(25,686,097)	(20,491,082)	(1,829)	(208,614,885)	3,884,243	-	(204,730,642)

Gross income	7,207,729	2,946,686	10,154,415	5,179,788	575,300	2,044	15,911,547	(187,950)	-	15,723,597

Selling expenses	(2,553,231)	(1,184,635)	(3,737,866)	(1,463,993)	(912,107)	(1,029)	(6,114,995)	5,471	-	(6,109,524)
General and administrative expenses	(730,404)	(357,128)	(1,087,532)	(658,303)	(765,183)	(16,065)	(2,527,083)	-	(355,789)	(2,882,872)
Other operating revenue (expenses), net	955,733	462,352	1,418,085	85,137	(51,939)	-	1,451,283	(3,427)	-	1,447,856
Equity accounting result	(9,153)	-	(9,153)	15,173	(38,217)	(220,233)	(252,430)	-	-	(252,430)

Income (loss) before financial results and income tax and social contribution	4,870,674	1,867,275	6,737,949	3,157,802	(1,192,146)	(235,283)	8,468,322	(185,906)	(355,789)	7,926,627

Financial results (i)	-	-	-	-	-	-	-	-	(6,314,539)	(6,314,539)
Income tax and social contribution (i)	-	-	-	-	-	-	-	-	(997,955)	(997,955)

Net income (loss) for the year	4,870,674	1,867,275	6,737,949	3,157,802	(1,192,146)	(235,283)	8,468,322	(185,906)	(7,668,283)	614,133

Other selected information:
Depreciation and amortization	(714,669)	(733,826)	(1,448,495)	(3,679,684)	(4,073,509)	(3,547)	(9,205,235)	-	-	(9,205,235)
Amortization of contracts assets	(609,053)	(58,417)	(667,470)	-	-	-	(667,470)	-	-	(667,470)
Acquisition to property, plant and equipment and intangible assets (cash basis)	863,877	1,095,704	1,959,581	4,338,119	3,816,380	7,216	10,121,296	-	-	10,121,296
Gain arising from changes in fair value of biological assets, net of realization	-	-	-	13,295	16,376	-	29,671	-	-	29,671

(i)

Non-segmented general and administrative expenses are related to corporate areas and are not considered part of an operating segment. Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.

(ii)	Eliminations refer to intersegment operations and certain corporate results, when applicable.

58

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

	2023 (Restated)
	Reportable segments
			Mobility						Reconciliation
	Brazil	Latin America	Total	Sugar	Renewables	Other Segments	Total segmented	Eliminations (ii)	Not segmented (i)	Consolidated

Net operating revenue	168,923,733	33,838,680	202,762,413	29,202,441	28,730,250	1,060	260,696,164	(14,864,374)	-	245,831,790
Cost of products sold, and services provided	(160,314,359)	(32,070,450)	(192,384,809)	(27,477,691)	(25,535,120)	(338)	(245,397,958)	14,833,875	-	(230,564,083)

Gross income	8,609,374	1,768,230	10,377,604	1,724,750	3,195,130	722	15,298,206	(30,499)	-	15,267,707

Selling expenses	(2,457,012)	(1,206,184)	(3,663,196)	(894,547)	(681,272)	(156)	(5,239,171)	4,289	-	(5,234,882)
General and administrative expenses	(689,777)	(368,702)	(1,058,479)	(593,863)	(609,625)	(13,905)	(2,275,872)	-	(277,992)	(2,553,864)
Other operating revenue, net	353,932	157,707	511,639	114,327	114,949	-	740,915	(3,443)	-	737,472
Equity accounting result	(13,809)	-	(13,809)	58,996	(114,650)	(60,614)	(130,077)	(15)	-	(130,092)

Income (loss) before financial results and income tax and social contribution	5,802,708	351,051	6,153,759	409,663	1,904,532	(73,953)	8,394,001	(29,668)	(277,992)	8,086,341

Financial results (i)	-	-	-	-	-	-	-	-	(4,822,761)	(4,822,761)
Income tax and social contribution (i)	-	-	-	-	-	-	-	-	(760,254)	(760,254)

Net income (loss) for the year	5,802,708	351,051	6,153,759	409,663	1,904,532	(73,953)	8,394,001	(29,668)	(5,861,007)	2,503,326

Other selected information:
Depreciation and amortization	(391,691)	(716,916)	(1,108,607)	(3,433,645)	(4,110,432)	(794)	(8,653,478)	-	-	(8,653,478)
Amortization of contracts assets	(547,640)	(67,854)	(615,494)	-	-	-	(615,494)	-	-	(615,494)
Acquisition to property, plant and equipment and intangible assets (cash basis)	707,793	1,135,619	1,843,412	3,388,390	3,481,462	1,315	8,714,579	-	-	8,714,579
Loss arising from changes in fair value of biological assets, net of realization	-	-	-	(99,518)	(89,291)		(188,809)	-	-	(188,809)

(i)	Non-segmented general and administrative expenses are related to corporate areas and are not considered part of an operating segment. Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.

(ii)	Eliminations refer to intersegment operations and certain corporate results, when applicable.

59

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

	2022 (Restated)
	Reportable segments
			Mobility						Reconciliation
	Brazil	Latin America	Total	Sugar	Renewables	Other Segments	Total segmented	Eliminations (ii)	Not segmented (i)	Consolidated

Net operating revenue	146,580,322	19,054,342	165,634,664	18,152,422	23,994,859	-	207,781,945	(13,014,627)	-	194,767,318
Cost of products sold, and services provided	(142,388,665)	(17,197,561)	(159,586,226)	(16,170,888)	(19,914,863)	-	(195,671,977)	13,018,522	-	(182,653,455)

Gross income	4,191,657	1,856,781	6,048,438	1,981,534	4,079,996	-	12,109,968	3,895	-	12,113,863

Selling expenses	(1,751,381)	(1,062,957)	(2,814,338)	(775,109)	(607,554)	-	(4,197,001)	1,377	-	(4,195,624)
General and administrative expenses	(434,669)	(329,541)	(764,210)	(580,802)	(493,132)	-	(1,838,144)	-	(245,143)	(2,083,287)
Other operating revenue, net	382,523	135,636	518,159	19,496	20,119	-	557,774	(1,369)	-	556,405
Equity accounting result	(317)	-	(317)	13,792	(54,748)	(27,308)	(68,581)	(8)	-	(68,589)

Income (loss) before financial results and income tax and social contribution	2,387,813	599,919	2,987,732	658,911	2,944,681	(27,308)	6,564,016	3,895	(245,143)	6,322,768

Financial results (i)	-	-	-	-	-	-	-	-	(2,071,416)	(2,071,416)
Income tax and social contribution (i)	-	-	-	-	-	-	-	-	(972,720)	(972,720)

Net income (loss) for the year	2,387,813	599,919	2,987,732	658,911	2,944,681	(27,308)	6,564,016	3,895	(3,289,279)	3,278,632

Other selected information:
Depreciation and amortization	(337,938)	(828,997)	(1,166,935)	(2,720,532)	(2,982,879)	-	(6,870,346)	(275)	-	(6,870,621)
Amortization of contracts assets	(512,411)	(67,411)	(579,822)	-	-	-	(579,822)	-	-	(579,822)
Acquisition to property, plant and equipment and intangible assets (cash basis)	407,298	1,033,352	1,440,650	2,005,239	1,933,724	-	5,379,613	-	-	5,379,613
Gain arising from changes in fair value of biological assets, net of realization	-	-	-	674,505	666,261	-	1,340,766	-	-	1,340,766
(i)	Non-segmented general and administrative expenses are related to corporate areas and are not considered part of an operating segment. Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.

(ii)	Eliminations refer to intersegment operations and certain corporate results, when applicable.
60

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The Company monitors consolidated net operating revenue, in the domestic and foreign markets by product, as follows:

	2024	2023	2022
Domestic market	154,027,245	190,480,758	159,288,344
Foreign market	70,499,187	70,215,406	48,493,601
Eliminations	(4,072,193)	(14,864,374)	(13,014,627)
Net operating revenue	220,454,239	245,831,790	194,767,318
Reportable segments
Mobility – Brazil
Diesel	80,489,023	99,005,595	79,837,479
Gasoline	49,509,032	51,958,486	53,005,498
Ethanol	8,798,195	9,132,456	10,544,272
Jet fuel	6,031,875	5,558,512	2,647,415
Fuel oil	848,430	535,739	303,529
Lubricants	1,769,505	1,969,559	-
Others	864,333	763,386	242,129
	148,310,393	168,923,733	146,580,322
Mobility – Argentina
Diesel	7,836,619	13,802,632	6,917,404
Gasoline	6,944,019	9,817,718	6,349,058
Jet fuel	1,614,932	1,691,748	579,218
Fuel oil	2,235,633	2,712,660	1,585,343
Lubricants	1,140,543	1,218,704	961,383
Others	1,169,111	1,751,954	1,708,245
	20,940,857	30,995,416	18,100,651
Mobility – Paraguay
Diesel	2,355,512	1,917,702	548,794
Gasoline	970,422	908,076	401,778
Ethanol	13,108	17,486	3,119
	3,339,042	2,843,264	953,691
Sugar	30,865,885	29,202,441	18,152,422
Renewables
Ethanol	16,162,668	23,643,526	18,035,409
Energy	3,760,872	3,788,560	4,203,005
Others	1,142,842	1,298,164	1,756,445
	21,066,382	28,730,250	23,994,859
Other segments	3,873	1,060	-
Eliminations	(4,072,193)	(14,864,374)	(13,014,627)
Total	220,454,239	245,831,790	194,767,318

61

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Geographically, consolidated operating revenues, net is presented as follows:

	2024	2023	2022
Brazil	154,027,245	176,272,676	157,365,430
Argentina	23,657,776	24,249,837	17,666,806
Paraguay	3,339,041	2,843,264	972,786
Latin America, except for Brazil, Argentina, and Paraguay	3,922,561	9,668,341	4,293,567
North America	12,713,051	12,253,854	9,244,463
Asia	17,720,747	21,018,496	6,283,924
Europe	6,121,332	11,800,584	8,941,304
Others	3,024,679	2,588,112	3,013,665
	224,526,432	260,696,164	207,781,945
Eliminations	(4,072,193)	(14,864,374)	(13,014,627)
Total	220,454,239	245,831,790	194,767,318

No specific clients or group represented 10% or more of consolidated net operating revenue in the reporting years.

Operating assets by segment

The assets of the Mobility segment are geographically allocated, comprising Brazil, Argentina, and Paraguay.

In addition, considering that part of the assets of RESA and its subsidiaries is also used for the production of sugar and renewables, Raízen segregated these assets by segment through the corresponding cost center in which they are allocated and/or apportionment criteria, which take into consideration the production of each product in relation to its total production.

62

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

										2024
	Reportable segments
				Mobility					Reconciliation
	Brazil	Argentina	Paraguay	Total	Sugar	Renewables	Other segments	Total segmented	Not segmented	Consolidated

Investments	62,082	342	-	62,424	138,458	616,342	500,293	1,317,517	-	1,317,517
Property, plant and equipment	2,973,593	5,846,344	18,021	8,837,958	9,278,499	14,744,103	92	32,860,652	-	32,860,652
Intangible assets	2,801,692	536,525	329,263	3,667,480	1,328,320	1,441,165	88,086	6,525,051	-	6,525,051
Right of use	501,612	281,399	-	783,011	4,915,902	4,567,929	-	10,266,842	-	10,266,842

Total assets allocated by segment	6,338,979	6,664,610	347,284	13,350,873	15,661,179	21,369,539	588,471	50,970,062	-	50,970,062

Other current and non-current assets	-	-	-	-	-	-	-	-	77,213,248	77,213,248

Total assets	6,338,979	6,664,610	347,284	13,350,873	15,661,179	21,369,539	588,471	50,970,062	77,213,248	128,183,310

Total liabilities	-	-	-	-	-	-	-	-	(106,057,746)	(106,057,746)

Total net assets	6,338,979	6,664,610	347,284	13,350,873	15,661,179	21,369,539	588,471	50,970,062	(28,844,498)	22,125,564

	2023 (Restated)
	Reportable segments
				Mobility					Reconciliation
	Brazil	Argentina	Paraguay	Total	Sugar	Renewables	Other segments	Total segmented	Not segmented	Consolidated

Investments	71,773	348	-	72,121	116,799	564,411	625,520	1,378,851	-	1,378,851
Property, plant and equipment	2,347,876	5,305,249	20,780	7,673,905	8,519,751	10,925,599	129	27,119,384	-	27,119,384
Intangible assets	2,357,512	584,195	353,149	3,294,856	1233.737	1,537,585	85,259	6,151,437	-	6,151,437
Right of use	290,772	384,209	-	674,981	4,773,934	4,827,158	-	10,276,073	-	10,276,073

Total assets allocated by segment	5,067,933	6,274,001	373,929	11,715,863	14,644,221	17,854,753	710,908	44,925,745	-	44,925,745

Other current and non-current assets	-	-	-	-	-	-	-	-	66,625,718	66,625,718

Total assets	5,067,933	6,274,001	373,929	11,715,863	14,644,221	17,854,753	710,908	44,925,745	66,625,718	111,551,463

Total liabilities	-	-	-	-	-	-	-	-	(88,647,302)	(88,647,302)

Total net assets	5,067,933	6,274,001	373,929	11,715,863	14,644,221	17,854,753	710,908	44,925,745	(22,021,584)	22,904,161

63

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

5.              Cash and cash equivalents

		Weighted average yield
	Index	2024	2023	2024	2023
Bank, cash and others				7,876,530	5,159,881
Financial investments in CDB (Bank deposit certificate) commitments and others (1)	CDI	99.4%	101.2%	6,863,401	3,319,422
Time deposits (2)	Fixed rate	5.3%	5.2%	79,975	254,093

Total financial investments				6,943,376	3,573,515

Total cash and cash equivalents				14,819,906	8,733,396

Domestic (local currency)				7,491,613	3,613,035
Abroad (foreign currency) (Note 3.d)				7,328,293	5,120,361

				14,819,906	8,733,396

(1)	Mainly represented by fixed income investments in first-class financial institutions, with daily yield and liquidity.

(2)	Financial investments made abroad, through bank deposits with investment grade banks, with daily liquidity and fixed rates.

64

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

6.          Securities and restricted cash

(a)        Securities

		Weighted average yield
	Index	2024	2023	2024	2023

Financial treasury bill (“LFT”)	SELIC	100%	100%	-	8,751
BOPREAL – series 1 and 2 (1)	Fixed rate	5%	-	720,716	-
Debentures (2)	IPCA	100%	100%	297,700	118,954
Investment funds (3)	CDI + 4% p.y.	100%	100%	80,665	48,824
				1,099,081	176,529

Domestic (local currency)				378,365	176,529
Abroad (foreign currency) (Note 3.d)				720,716	-
				1,099,081	176,529

Current				(188,052)	(8,751)
Non-current				911,029	167,778

(1)	Corresponds to series 1 and 2 of the notes issued by the Central Bank of Argentina (Notes for the Reconstruction of a Free Argentina - BOPREAL), remunerated at an average rate of 5% per year, plus exchange rate variation, with maturities between 2025 and 2027 and payments of interest on a semiannual basis, as the case may be.

(2)	Corresponds to the issuance of simple and non-convertible debentures, of the type with real guarantee, additional surety, normative, in a single series, for private placement by third parties, with payments of annual installments as from May 2024 and final maturity in 2051.

(3)	Corresponds to the participation of the subsidiary RESA as a shareholder in an investment fund with receivables, with annual remuneration based on CDI plus annual interest of approximately 4%, with maturity in up to 5 years.

(b)              Restricted cash

		Weighted average yield
	Index	2024	2023	2024	2023

Financial investments linked to financing	CDI	101.6%	100.7%	1,750	1,651
Financial investments linked to derivative operations (Note 3.h) (1)	CDI	101.6%	100.7%	45,072	62,110
Margin deposits in derivative transactions (Note 3.h) (2)				537,390	1,210,849

				584,212	1,274,610

Domestic (local currency)				46,822	67,288
Abroad (foreign currency) (Note 3.d)				537,390	1,207,322

				584,212	1,274,610

(1)          Financial investments in CDB conducted with top-tier banks, pledged as collateral for derivative instrument transactions.

(2)         The Margin deposits in derivative transactions refer to funds held in current accounts with brokerage firms to cover     margins established by the commodity exchange on which the contracts are signed and, until their  settlement, are recognized under “Other liabilities”.

65

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

7.              Trade accounts receivable and advances from clients

	2024	2023
Domestic (local currency)	5,489,178	4,628,253
Abroad (foreign currency) (Note 3.d)	4,648,778	4,016,404
Other accounts receivable (1)	369,926	485,711
	10,507,882	9,130,368
Allowance for expected credit losses	(190,966)	(210,020)
	10,316,916	8,920,348
Current	(9,825,557)	(8,423,769)
Non-current	491,359	496,579

(1)	Other accounts receivable substantially refer to installments of overdue receivable and sales of real estate properties, through security interest, guarantees and collaterals.

The Company does not have notes given as collateral. The maximum exposure to credit risk at the statement of financial position date is the carrying amount of each class of trade accounts receivable.

The maturity of trade accounts receivable is as follows:

	2024	2023
Falling due	9,575,879	8,289,328
Overdue:
Within 30 days	187,002	200,452
From 31 to 90 days	99,585	90,442
From 91 to 180 days	110,654	54,168
Over 180 days	534,762	495,978

Total overdue	932,003	841,040
	10,507,882	9,130,368

 For long-overdue notes with no allowance for expected credit losses, the Company has guarantees, such as mortgages and letters of credit.

 The allowance for expected credit losses was calculated based on the credit risk analysis of credit operations which, among other factors, includes the history of losses, the individual situation of clients, as well as the economic group to which the belong, real guarantees for debts and, where applicable, the assessment of legal advisors.

 The allowance for expected credit losses is considered sufficient by management to cover any losses on receivables. Changes in this allowance for the years ended March 31, 2024, and 2023 are as follows:

As of March 31, 2022	(178,998)
Business combination	(2,492)
Provision for expected credit losses	(99,988)
Reversal and write-off	70,846
Effect of foreign currency translation	612
As of March 31, 2023	(210,020)
Business combination (Note 32.a)	-
Provision for expected credit losses	(78,943)
Reversal and write-off	97,573
Effect of foreign currency translation	424
As of March 31, 2024	(190,966)

66

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

8.              Inventories

	2024	2023
Finished products:
Diesel (2)	4,046,689	3,629,856
Gasoline (2)	1,771,289	1,870,090
Jet fuel	242,794	295,178
Petroleum by-products (1)	652,698	628,936
Ethanol	1,541,796	1,005,956
Sugar	1,158,900	529,619
Oil (crude oil)	520,324	509,527
Products in process	622,883	752,577
Warehouse and others	1,122,854	1,008,385
	11,680,227	10,230,124

(1)	Refers substantially to inventories of fuel oil, lubricants and asphalt.
(2)	As of March 31, 2024, and 2023, such inventories include fair value measurement, considering a level 2 hierarchy, as follows:

	Cost value		Fair value		Income (loss) (1)
	2024	2023	2024	2023	2024	2023	2022
Finished products:
Diesel	4,040,460	3,644,605	4,046,689	3,629,856	20,978	(10,390)	(20,560)
Gasoline	1,770,566	1,858,292	1,771,289	1,870,090	(11,075)	15,535	(35,316)
	5,811,026	5,502,897	5,817,978	5,499,946	9,903	5,145	(55,876)

(1)	Recognized under “Costs of products sold, and services provided”.

As of March 31, 2024, inventories are stated net of estimated loss with realizable value and slow-moving and/or obsolete inventories, amounting to R$ 193,078 (R$ 78,657 in 2023). Changes in the referred to losses for the years ended March 31, 2024, and 2023 are shown below:

As of March 31, 2022	(73,902)

Business combination	(7,517)
Estimated loss	(153,857)
Reversal and write-off (1)	158,438
Effect of foreign currency translation and others	(1,819)

As of March 31, 2023	(78,657)

Estimated loss	(338,784)
Reversal and write-off	222,162
Effect of foreign currency translation and others	2,201

As of March 31, 2024	(193,078)

(1)	The estimated loss reversals mainly refer to inventory write-offs due to items sold and/or consumed.

67

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

9.              Biological assets

Raízen’s biological assets comprise unharvested cane cultivated in sugarcane crops, which will be used as a raw material source in the production of sugar, ethanol, and bioenergy upon harvesting.

Planted areas represent only sugarcane crops, not considering the land where the crops are located, which are recognized under Property, plant, and equipment and/or right of use, as applicable.

The fair value measurement method is the cash flow discounted to present value. The valuation model considers the present value of expected cash flows to be generated, including projections of up to 18 months, considering the estimates of the effective date for cutting the unharvested cane.

The main assumptions used in determining the fair value, determined by level 3 of the fair value hierarchy, were:

	2024	2023

Estimated harvest area (hectares)	647,849	629,290
Number of total recoverable sugar (“ATR”) per hectare	11.03	11.28
Projected average ATR price per kg (R$/kg)	1.27	1.23
Annual discount rate (based on Weighted Average Capital Cost – WACC)	5.27%	8.62%

During the year ended March 31, 2024, the Company reviewed the assumptions used to calculate the biological asset, and the main assumptions were: (i) decrease in agricultural costs; (ii) increase in average ATR price, influenced by the price of Very High Polarization (“VHP”) sugar, in line with what has been observed in recent months, as well as new projections for the US dollar; (iii) decrease in the quality of the raw material; and (iv) increase in average tons of sugarcane per hectare (“TCH”) of harvested sugarcane.

During the years ended March 31, 2024 and 2023, the changes in biological assets are as follows:

	2024	2023

Balance at beginning of year	4,140,465	3,913,957

Additions to sugarcane treatments	2,007,087	1,976,352
Absorption of harvested sugarcane costs	(1,992,192)	(1,561,035)
Change in fair value, net of realization	29,671	(188,809)

Balance at the end of year	4,185,031	4,140,465

68

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024
In thousands of Reais – R$, unless otherwise indicated

The operational activities of sugarcane planting are exposed to variations resulting from climate changes, pests, diseases, and forest fires, among other natural forces,

Historically, climatic conditions can cause volatility in the sugar-energy sector and, consequently, in the Company's operating results, as they influence crops by increasing or reducing harvests.

Sensitivity analysis

The Company evaluated the consolidated impact on fair value of biological assets as of March 31, 2024, as a sensitivity analysis, considering the increase or decrease by 5% of the following assumptions: (i) the quantity of ATR per hectare; (ii) the price per kg of projected average ATR; and (iii) the WACC annual discount rate. The consolidated results of the sensitivity of biological assets are presented below:

Scenarios	Asset/liability balances	Quantity of ATR	Price per Kg of ATR	WACC rate	Fair value balance	Impacts on profit or loss

Increase by 5%	4,185,031	816,262	319,633	(9,467)	5,311,459	1,126,428
Decrease by 5%	4,185,031	(774,254)	(319,633)	9,523	3,100,667	(1,084,364)

As of March 31, 2024, the unit values used in the aforementioned sensitivity analysis are as follows:

			Scenarios
Assumptions	Indicators	+ 5%	- 5%

Quantity of ATR	Kg/hectare	12.16	9.95
Price per Kg of ATR	R$/Kg	1.33	1.21
WACC rate	% p.y.	5.53%	5.01%

69

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

10.              Recoverable taxes

	2024	2023

ICMS (i)	2,534,248	2,530,065
PIS and COFINS (ii)	8,272,929	6,869,082
IVA (iii)	285,702	673,790
Others	370,994	550,484
Estimated loss on realization of taxes	(54,519)	(28,324)
	11,409,354	10,595,097
Current	(4,750,646)	(4,336,386)
Non-current	6,658,708	6,258,711

The movement of the main taxes to be recovered is detailed below:

	ICMS	PIS and COFINS	IVA	Others (2)	Profit tax credits (Note 19.b)	Total

As of March 31, 2022	1,908,241	2,933,464	381,173	222,377	677,672	6,122,927

Business Combination	14,873	-	-	-	897	15,770
Credit generation (1)	1,451,458	5,716,616	934,535	187,189	785,478	9,075,276
Offset/ liquidation	(928,739)	(1,796,381)	(666,739)	(34,494)	(226,945)	(3,653,298)
Monetary update	3,465	8,417	-	-	58,868	70,750
Others	80,767	6,966	24,821	175,412	(18,987)	268,979
As of March 31, 2023	2,530,065	6,869,082	673,790	550,484	1,276,983	11,900,404

Credit generation (1)	297,806	2,966,006	385,296	-	393,839	4,042,947
Offset/ liquidation	(471,059)	(1,564,349)	(757,576)	(139,930)	(627,376)	(3,560,290)
Monetary update	4,920	2,190	-	-	55,899	63,009
Others	172,516	-	(15,808)	(39,560)	(11,085)	106,063
As of March 31, 2024	2,534,248	8,272,929	285,702	370,994	1,088,260	12,552,133

(1)	Includes reimbursements and refunds of ICMS.
(2)	Refer mainly to credits from tax on manufactured products (“IPI”), special regime for reinstatement of tax amounts for exporting companies (“Reintegra”) and others.

70

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(i)     ICMS

It mainly arises from interstate operations for the distribution of oil by-products, in which the tax burden of the receiving state is lower than that retained by the supplier, according to Agreement No, 110/07. The reimbursement takes place through formalization of a process with the states, whereby after the request is approved, the payment is made by the substitute taxpayer, in this case the refinery, by means of a credit in a bank checking account and ICMS credits granted by the states, as provided for in Constitutional Amendment No.123/2023 (“CA No.123/2023”) .

To use ICMS credit balances, the Company is internally reviewing certain activities, in particular the logistics of operations with changes in supply hubs. In addition, there are requests for special regimes from certain state tax authorities, requests for authorization to transfer balances between branches in the same state and analysis of credit sales to third parties.

The ICMS recoverable balance presented in these financial statements reflects the amount that the Company expects to realize, less the provision for loss on credits, for which management has no expectation to realize them.

(ii)     PIS and COFINS

ICMS on the PIS and COFINS tax bases

On March 15, 2017, the Federal Supreme Court of Brazil (“STF”) completed the judgment of Appeal No. 574,706 and, under general resonance, established the thesis that the ICMS does not make up the PIS and COFINS tax base, since this amount does not represent the Company’s revenue/billing. In other words, taxpayers have the right to exclude the ICMS amount recorded in the invoice from the PIS and COFINS tax base.

In 2018, the Company recognized credits referring to periods after March 2017, based on the decision handed down on that date by the STF. In addition, the amounts recognized, referring to prior periods, for the group companies that have been awarded favorable final decisions on the referred matter, that is, a res judicata decision, were calculated based on the accounting and tax systems, considering the ICMS amount recorded in invoices. The accuracy of amounts was assessed by crosschecking the information with the relevant accessory obligations.

Since adoption of the PIS and COFINS noncumulative regime, the Company has been pleading in court the right to exclude ICMS from the PIS and COFINS tax base and concluded that the legal certainty necessary for the recognition of said credits had been reached, due to certain res judicata decisions handed down on lawsuits for the entire period after 5 years of the date of distribution of the lawsuits in court and, in the case of decisions not yet final, credits after October 2, 2017, prospectively, according to the conclusion of the leading case granting the appeal to taxpayers, for which amounts were recorded in tax assets.

On May 13, 2021, the STF concluded the judgment on the modulation of the effects of the decision that excluded the ICMS from the PIS and COFINS tax base (Appeal No. 574,706) and confirmed that the ICMS to be considered is that recorded in the invoice, and not the ICMS amount paid, recognizing credits of this nature for the period from April 2011 to December 2014.

Complementary Laws 192/2022 and 194/2022 (“LC 192/22” and “LC 194/22”, respectively) and others

On March 11, 2022, LC 192/22 was published, aiming at reducing the tax burden on the fuel supply chain. Article 9 of the law established the reduction to zero by December 31, 2022, of PIS and COFINS rates levied on diesel oil, biodiesel and liquefied petroleum gas (LPG), while ensuring that the credits linked to the entire economic chain would remain unaffected.

On May 18, 2022, Provisional Measure 1,118/22 (“MP 1,118/22”) was published, excluding the right to PIS and COFINS credits arising from purchases of diesel oil, LPG and biodiesel. Following this act by the Executive Branch, on June 2, 2022 a claim brought on grounds of unconstitutionality (ADI No. 7181) was filed, which challenged said provision in MP 1,118/22, On June 21, 2022, at a Plenary Meeting the Federal Supreme Court (STF) upheld, by unanimous vote, the decision previously issued by a single judge at a court of appeals level which considered said MP as unconstitutional on the grounds that it did not comply with the principle under which no new increases in social contributions may be collected in a period of less than ninety days after the publication of the respective statute.

71

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

As a result of the injunction and because MP 1,118/22 was not converted into law, the wording of LC 192/22 remained in force, which assured to all legal entities in the oil and gas supply chain, including Raízen subsidiaries, that PIS and COFINS credits linked to such operations would remain unaffected in the period from March 11, 2022 (date on which LC 192/22 was published) to August 15, 2022 (ninety days after the date of publication of MP 1,118/22, which limited the right to credit by taxpayers), when it started to generate effects, according to the STF’s decision.

Therefore, the Company, supported by external and internal legal counsels and after meeting the recognition criteria evaluated by the Company, recognized in profit or loss for the year ended March 31, 2024, PIS and COFINS credits in the consolidated amount of R$ 385,327 (R$ 3,766,224 in 2023).

With respect to LC 194/22, which restricted the right to PIS and COFINS credit on the acquisition of diesel, jet fuel and Liquefied Petroleum Gas (“LPG”), as per the wording in MP 1,118/22, published still in the ninety-day period, this resulted in an increase in the tax burden. Accordingly, supported by the opinions of external and internal legal experts, the constitutional principle of ninety-day holding period should be observed. Therefore, the Company and its subsidiaries recognized PIS and COFINS credits related to the period from August 16 to September 21, 2022, in the consolidated amount of R$ 1,080,981.

In addition, during the year ended March 31, 2024, the subsidiaries Sabbá and Mime obtained a favorable final and unappealable decision for the recognition of previous period’s PIS and COFINS tax credits, in the amount of R$ 13,523, relating to overpayments of these taxes on fuel import and sale operations, for the period from July 21 to October 18, 2017, which was after the enactment of Decrees 9,101 and 9,112 of 2017.

The credits described above, in the amount of R$ 1,479,831 and R$ 3,766,224, were recorded in the consolidated statement of income for the years ended March 31, 2024 and 2023, under “Other operating revenue, net” and “Cost of products sold and services provided”, respectively, with a corresponding entry in “Recoverable taxes”,

In the year ended March 31, 2024 and 2023, the Company and its subsidiaries used the amount of R$ 310,973 and R$ 1,107,149, respectively, related to credits of this nature to offset balances of IRPJ and CSLL payable, generated upon recognition.

The PIS and COFINS recoverable balance presented in these financial statements reflects the amount that the Company and its subsidiaries expect to realize, less the provision for loss on credits, for which Management has no expectation to realize them, when applicable. Considering Management's estimates, the expected period for realizing the PIS and COFINS credits is up to 10 years.

(iii)    IVA

This refers to the federal tax applicable in Argentina and Paraguay on commercial transactions with clients and suppliers, whose triggering event, determination, and payment takes place monthly.

72

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

11.         Related parties

(a)          Summary of balances with related parties

	2024	2023
Assets
Assets classified by currency:
Domestic (local currency)	2,042,168	1,847,682
Foreign (foreign currency) (Note 3.d)	318,594	332,802
	2,360,762	2,180,484
Loans granted to associates (1)
Nordeste Logística I S.A.	7,252	-
Latitude Logística Portuária S.A.	20,044	-
Navegantes Logística Portuária S.A.	14,583	-
	41,879	-
Commercial and administrative transactions (2)
Rumo Group	321,120	281,450
Agricopel Group	93,316	114,833
Shell Group	309,723	339,039
Others	180,474	52,625
	904,633	787,947
Framework agreement and others (3)
Shell Brazil Holding B.V.	678,589	625,749
Shell Brasil Petróleo Ltda.	145,108	132,633
Cosan	581,491	580,287
Others	9,062	53,868
	1,414,250	1,392,537
Total assets	2,360,762	2,180,484
Current	(1,119,783)	(1,020,519)
Non-current	1,240,979	1,159,965

73

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

	2024	2023
Liabilities
Liabilities classified by currency:
Domestic (local currency)	2,247,514	2,192,053
Foreign (foreign currency) (Note 3.d)	3,789,081	3,345,404
	6,036,595	5,537,457
Resource management
Others	40	40
	40	40
Financial transactions
Others	10	9
	10	9
Commercial and administrative transactions (2)
Rumo Group	46,020	112,362
Shell Group	3,789,081	3,333,211
Others	78,552	53,046
	3,913,653	3,498,619
Framework agreement (3)
Shell Brasil Petróleo Ltda.	4,038	3,243
Shell Brazil Holding B.V.	42,204	32,986
Cosan	521,682	572,078
Others	523	12,719
	568,447	621,026
Preferred shares and others (4)
Shell Brazil Holding B.V.	195,592	184,654
Tupinambá Energia e Publicidade S.A. ("Tupinambá")	14,375	-
	209,967	184,654
Lease liabilities (Note 17.b) (5)
Radar Propriedades Agrícolas S.A.	234,732	255,129
Aguassanta Desenvolvimento Imobiliário S.A.	117,213	133,530
Nova Agrícola Ponte Alta S.A.	113,648	132,591
Aguassanta Agrícola S.A.	67,132	73,220
Jatobá Propriedades Agrícolas Ltda.	76,207	84,163
Nova Amaralina S.A. Propriedades Agrícolas	58,064	65,271
Proud Participações S.A.	50,921	63,230
Terrainvest Propriedades Agrícolas S.A.	60,487	60,244
Vale da Ponte Alta S.A.	76,201	85,103
Bioinvestiments Negócios e Participações S.A.	53,431	62,056
Palermo Agrícola S.A.	93,657	4,940
Seringueira Propriedades Agrícolas Ltda.	51,529	49,789
Agrobio Investimento e Participações S.A.	98,625	42,723
Others	192,631	121,120
	1,344,478	1,233,109
Total liabilities	6,036,595	5,537,457
Current	(2,372,978)	(2,363,289)
Non-current	3,663,617	3,174,168

74

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(1)         Loans granted associates

The table below presents the information on the loans granted as of March 31, 2024:

Associates	Index	Agreement date	Amount granted in R$, adjusted	Maturity
Navegantes Logística Portuária S.A.	CDI + 2.5% p.y.	07/17/2023	14,583	Up to 3 years
Latitude Logística Portuária S.A.	CDI + 2.5% p.y.	08/03/2023	7,239	Up to 1 year
Nordeste Logística I S.A.	CDI + 2.5% p.y.	09/28/2023	7,252	Up to 4 years
Latitude Logística Portuária S.A.	CDI + 2.5% p.y.	10/10/2023	4,870	Up to 1 year
Latitude Logística Portuária S.A.	CDI + 2.5% p.y.	02/02/2024	3,636	Up to 1 year
Latitude Logística Portuária S.A.	CDI + 2.5% p.y.	03/13/2024	4,299	Up to 1 year
			41,879
Current			(20,044)
Non-current			21,835

(2)           Commercial, administrative, and other transactions

The receivable amounts recorded in assets as related party captions refer to commercial transactions for the sale of products, such as gasoline, diesel, jet fuel, ethanol, sugar, and other materials, as well as advances for acquisition of sugarcane and cargo handling at ports.

The payable amounts recorded in liabilities as related party captions refer to commercial transactions for the purchase of products and provision of services such as: ethanol, diesel, gasoline, road and rail freight, storage, sugar, sugarcane, advances from clients for sugar exports, and granting of licenses for use of the Shell brand.

(3)              Framework agreement and others

The amounts recorded in assets and liabilities refer, substantially, to balances recoverable (from) or refundable (to) Raízen's shareholders, as they relate to the period prior to the formation of Raízen in 2011.

On March 7, 2023, in the minutes of the meeting of the Board of Directors of the jointly owned subsidiary Rede Integrada de Lojas de Conveniência e Proximidade S.A. (Grupo Nós”), an advance for future capital increase (“AFAC”) was approved, in the amount of R$ 45,000, equivalent to Raízen's 50% equity interest in the capital of Grupo Nós, which was paid on March 17, 2023.

At an Extraordinary General Meeting held on June 1, 2023, the jointly controlling shareholders of Grupo Nós approved a capital increase through the full conversion of AFAC.

75

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(4)               Preferred shares and others

Substantially tax credits to be reimbursed to Shell, when effectively used by Raízen, determined by the balances of tax losses and negative basis of social contribution from periods prior to the formation of Raízen in 2011.

Additionally, the balance due to Tupinambá, in the amount of R$ 16,875, refers to the purchase of shares in this company by the indirect subsidiary Bio Barra during the year ended March 31, 2024, which will be paid up in currency within 3 (three) years from the date of the meeting held on October 4, 2023.  The details of this transaction are described in Note 13.c.1.

(5)               Lease liabilities

Changes in lease liabilities in the years ended March 31, 2024, and 2023 are as follows:

As of March 31, 2022	1,276,625
Additions	216,519
Write-offs	(88,278)
Payments	(281,622)
Interest	106,049
Remeasurements	3,816
As of March 31, 2023	1,233,109
Additions	167,737
Write-offs	(19,927)
Payments	(320,829)
Interest	127,167
Amortizations through advances and others	109,334
Remeasurements	47,887
As of March 31, 2024	1,344,478
Current	(309,869)
Non-current	1,034,609

76

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(b)              Transactions with related parties (7)

	2024	2023	2022
Sale of goods
Rumo Group (4)	2,250,508	2,479,338	1,760,994
Shell Group (6)	2,881,947	4,976,702	2,912,745
Agricopel Group (5)	1,493,044	1,830,092	1,451,163
Others	22,155	197,747	292,196
	6,647,654	9,483,879	6,417,098
Purchase of goods and services
Shell Group (6)	(4,999,198)	(8,772,894)	(4,345,682)
Rumo Group (4)	(899,648)	(788,147)	(589,465)
Agricopel Group (5)	(105,126)	(183,992)	(125,281)
Others	(319,829)	(520,174)	(86,751)
	(6,323,801)	(10,265,207)	(5,147,179)
Financial income (expenses) (1)
Shell Group (7)	(266,298)	(157,304)	(114,321)
Others	(107,567)	(97,498)	(108,265)
	(373,865)	(254,802)	(222,586)
Revenues from services and others (2)
Shell Group (6)	37,566	21,888	22,049
Comgás – Companhia de Gás de São Paulo	13,136	15,024	27,365
Rumo Group (4)	34,619	32,651	31,901
Cosan Lubrificantes e Especialidades S.A.	17,083	14,159	10,037
Others	46,011	57,285	18,680
	148,415	141,007	110,032
Service expenses (3)
Shell Group (6)	(404,758)	(223,108)	(19,486)
Others	(21,628)	(2,841)	(93)
	(426,386)	(225,949)	(19,579)

(1)	Financial income (expenses). net correspond mostly to: (i) interest and exchange differences of PPEs. raised with the indirect subsidiary Raízen Fuels; (ii) gains (losses) from the asset management agreement entered into between the companies; (iii) interest on accounts payable to Shell for brand licensing; (iv) interest on loans granted to associates and (v) other exchange variations.
(2)	These refer to: (i) lubricant sales commissions to Shell; and (ii) collection of expenses with the sharing of corporate. management and operating costs.
(3)	These refer to: (i) expenses with the sharing of corporate, management and operating costs with RESA; and (ii) expenses with technical support, maintenance of the billing and collection process, commissions on the sale of jet fuel and secondees to Shell.
(4)	“Rumo Group” refers to the railway and port operations represented, by the following companies: Rumo S.A. Elevações Portuárias S.A. Logispot Armazéns Gerais S.A. Rumo Malha Sul S.A. Rumo Malha Oeste S.A. Rumo Malha Paulista S.A. Rumo Malha Norte S.A. Rumo Malha Central S.A. Portofer Transporte Ferroviário Ltda. ALL Armazéns Gerias Ltda. Terminal São Simão S.A. América Latina Logística Intermodal S.A and Brado Logística S.A
(5)	“Agricopel Group” refers mostly to sales of fuel represented by the companies Agricopel Comércio de Derivados de Petróleo Ltda. Posto Agricopel Ltda. Agricopel Diesel Paraná Ltda. and Blue Administradora de Bens Ltda. whose relationship takes place through FIX Investimentos Ltda. which is the noncontrolling shareholder of Raízen Mime.
(6)	“Shell Group” refers mainly to the commercial transactions conducted by Shell Aviation Limited, Shell Overseas Investments B.V., Shell Trading Rotterdam, Shell Companhia Argentina, Shell Trading US Company, Pilipinas Shell Petroleum Corporation and granting of the licenses to use the Shell brand by Shell Brands International AG.
(7)	Transactions with related parties are entered into on an arm’s length basis, in line with those prevailing in the market or that the Company carries out with third parties.

77

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(c)               Guarantees

Considering that Raízen operates a centralized corporate treasury area, the Company is the guarantor of certain debts of its subsidiaries.

(d)              Officers and members of the Board of Directors

Fixed and variable compensation to key management personnel of Raízen and its subsidiaries, including statutory officers and members of the Board of Directors, recognized in profit or loss for the years ended March 31, 2024, 2023 and 2022, is as follows:

	2024	2023	2022
Regular compensation	(94,265)	(75,580)	(74,766)
Bonuses and other variable compensation	(97,721)	(69,489)	(84,802)
Share-based payment	(24,565)	(13,085)	(24,540)
Total compensation	(216,551)	(158,154)	(184,108)

The Company shares the corporate, management and operating costs and structures with its subsidiaries. Key management personnel include employees of its subsidiaries, and the costs are transferred to the Company through the issue of debt note.

12.              Contract assets

As of March 31, 2022	3,086,593
Business combination	14,478
Additions	824,925
Amortization	(615,494)
Effect of foreign currency translation	(79,235)
As of March 31, 2023	3,231,267
Additions	741,514
Amortization	(667,470)
Effect of foreign currency translation	(147,318)
As of March 31, 2024	3,157,993
Current	(633,437)
Non-current	2,524,556

78

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

13.              Investments

	Investments					Equity accounting result
	Country	Business activity	Equity interest	2024	2023	2024	2023	2022
Book value
Joint ventures
Grupo Nós	Brazil	Convenience and proximity stores	50.00%	35,377	145,248	(204,871)	(45,251)	(11,946)
Other	Brazil	Energy	50.00% to 57.89%	17,185	17,095	246	2,088	3
				52,562	162,343	(204,625)	(43,163)	(11,943)
Associates
Termap S.A.	Argentina	Sea terminal	3.50%	376	376	-	-	-
Latitude Logística Portuária S.A.	Brazil	Port operation	50.00%	6,011	7,877	(1,850)	(2,313)	1,111
Navegantes Logística Portuária S.A.	Brazil	Port operation	33.33%	14,524	22,478	(7,954)	(11,211)	(3.090)
Nordeste Logística I S.A.	Brazil	Port operation	33.33%	6,592	5,797	1,020	2,494	2,145
Nordeste Logística II S.A.	Brazil	Port operation	33.33%	17,230	18,965	(1,735)	(2,341)	(899)
Nordeste Logística III S.A.	Brazil	Port operation	33.33%	17,690	16,623	1,375	(460)	320
Tupinambá	Brazil	Energy	40.00%	3,730	-	(1,702)	-	-
Centro de Tecnologia Canavieira S.A.	Brazil	R&D	20.84%	208,799	184,967	28,452	21,725	27,186
Logum Logística S.A.	Brazil	Logistics	30.00%	311,319	313,623	(39,730)	(57,035)	(58,919)
Uniduto Logística S.A.	Brazil	Logistics	46.48%	48,342	48,560	(6,179)	(8,855)	(9,139)
Gera Soluções e Tecnologia S.A.	Brazil	Energy	30.00%	15,380	7,732	(3,199)	(12,397)	-
Dunamis SPE S.A.	Brazil	Energy	1.00%	2,380	1,048	(124)	(30)	-
				652,373	628,046	(31,626)	(70,423)	(41,285)
				704,935	790,389	(236,251)	(113,586)	(53,228)
Appreciation of assets, net attributed to joint venture and associates
Grupo Nós				464,917	480,278	(15,361)	(15,361)	(15,361)
CGB Caruaru Energia Ltda.				5,652	5,819	(167)	(233)	-
Gera Soluções e Tecnologia S.A.				2,968	3,056	(88)	(123)	-
J.F Energia S.A.				5,567	5,731	(164)	(230)	-
Rio Power Participações S.A.				13,539	13,938	(399)	(559)	-
				492,643	508,822	(16,179)	(16,506)	(15,361)
Goodwill on investments
Uniduto Logística S.A.				5,676	5,676	-	-	-
Tupinambá				40,299	-	-	-	-
Centro de Tecnologia Canavieira S.A.				51,946	51,946	-	-	-
Gera Soluções e Tecnologia S.A.				22,018	22,018	-	-	-
				119,939	79,640	-	-	-
Total investments				1,317,517	1,378,851	(252,430)	(130,092)	(68,589)

79

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(a)                Changes in investments

As of March 31, 2022	1,354,419
Business combination	51,708
Additions (1)	111,929
Equity accounting result	(130,092)
Share of equity of investees	(3,191)
Dividends	(7,494)
Effect of foreign currency translation and others	1,572
As of March 31, 2023	1,378,851
Additions (1)	142,812
Equity accounting result	(252,430)
Dividends	(5,751)
Conversion of advance for future capital increase into capital (Note 11.a.4)	45,000
Effect of foreign currency translation and others	9,035
As of March 31, 2024	1,317,517

(1)                The additions to the investment occurred in the years ended March 31, 2024 and 2023

For the year ended March 31, 2024

  Capital contribution, fully subscribed and paid up in cash to Grupo Nós, in the amount of R$ 50,000;

  Capital increases in associates Logum Logística S.A. (“Logum”) and Uniduto Logística S.A. (“Uniduto”), in the amounts of R$ 37,426 and R$ 5,960, respectively, fully paid up in national currency;

  During the year ended March 31, 2024, indirect subsidiary Bio Barra acquired shares in Tupinambá in the amount of R$ 45,729, of which R$ 14,375 was paid up in currency, R$ 16,979 in loans converted into shares, and R$ 14,375 recorded as unpaid capital, in “Related parties” (Note 11.a.5). As a result of this transaction, Bio Barra recognized a goodwill on the investment in Tupinambá in the amount of R$ 40,299; and

  Capital increases in other investees in the amount of R$ 3,697, fully paid up in currency.

There were no changes in the percentage of interest held in the capital of these investees, since all shareholders made capital contributions proportionally to their held interest.

80

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

For the year ended March 31, 2023

  Capital contributions in cash were made in associates Nordeste Logística II S.A., Nordeste Logística III S.A. and Navegantes Logística Portuária S.A. in the amounts of R$ 7,667, R$ 5,333 and R$ 12,000, respectively;

  Capital increases in associates Logum Logística S.A. (“Logum”) and Uniduto Logística S.A. (“Uniduto”), in the amounts of R$ 58,599 and R$ 9,078, fully paid up through a current account. In the fiscal year the amounts of R$ 7,070 and R$ 1,095 were also paid up in currency in the same associates, these amounts were recorded as unpaid capital, in “Related parties”, as of March 31, 2022 (Note 9.a.6); and

  Capital increases in other investees in the amount of R$ 19,252, fully paid up through a current account.

There were no changes in the percentage of interest held in the capital of these investees, since all shareholders made capital contributions proportionally to their held interest.

(b)              Selected information of the “Grupo Nós”

The table below summarizes the financial information of the “Grupo Nós”, based on the financial statements, adjusted by the recognition of fair value adjustments on the date of establishment of the joint venture and by differences in accounting policies, when applicable. The table also reconciles the summarized financial information at the carrying amount of the interest held by Raízen in the joint venture.

	2024	2023
Current assets	531,364	232,783
Non-current assets	938,107	624,081
Current liabilities	(664,179)	(285,393)
Non-current liabilities	(731,526)	(275,557)
Equity	73,766	295,914
Attributable to non-controlling shareholders	(3,012)	(5,418)
Attributable to controlling shareholders	70,754	290,496
Equity interest of Raízen	50.00%	50.00%
Share of equity	35,377	145,248
Fair value adjustments on JV investments	532,762	532,762
Accumulated amortization of fair value adjustments	(67,845)	(52,484)
Net fair value adjustments	464,917	480,278
Carrying amount of the equity interest	500,294	625,526

	2024	2023
Net operating revenue	1,144,557	558,335
Loss for the year	(406,699)	(89,401)
Capital transactions	-	1,316
Attributable to non-controlling shareholders	(3,043)	(2,417)
Attributable to controlling shareholders	(409,742)	(90,502)
Equity interest of Raízen	50.00%	50.00%
Equity accounting result	(204,871)	(45,251)

81

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(c)               Selected information on associates and other joint ventures

The table below describes the financial information of the Company’s main associates and other joint ventures:

					2024
	Assets	Liabilities	Equity	Net operating revenue	Income/(loss)
Latitude Logística Portuária S.A. (1)	102,206	(90,185)	(12,021)	479	(3,700)
Navegantes Logística Portuária S.A. (1)	172,768	(129,191)	(43,577)	-	(23,864)
Nordeste Logística I S.A. (1)	75,138	(55,361)	(19,777)	627	3,060
Nordeste Logística II S.A. (1)	64,885	(13,190)	(51,695)	318	(5,206)
Nordeste Logística III S.A. (1)	75,093	(22,017)	(53,076)	414	4,125
Centro de Tecnologia Canavieira S.A.	1,202,574	(200,808)	(1,001,766)	37,193	136,857
Logum Logística S.A. (1)	3,597,654	(2,567,659)	(1,029,995)	418,672	(132,437)
Uniduto Logística S.A. (1)	104,025	(8)	(104,017)	-	(13,295)
Iogen Energy Corporation (2)	1,174	(341,674)	340,500	-	(857)
CGB Caruaru Energia Ltda. (1)	14,227	(8,547)	(5,680)	-	1,235
J.F Energia S.A. (1)	10,505	(699)	(9,806)	3,509	1,330
Rio Power Participações S.A. (1)	27,348	(11,038)	(16,310)	4,205	(1,789)
Gera Soluções e Tecnologia S.A. (1)	62,531	(11,261)	(51,270)	-	(10,630)
Dunamis SPE S.A.	247,525	(9,525)	(238,000)	-	(12,500)
Tupinambá Energia e Publicidade S.A.	12,818	(3,493)	(9,325)	-	(4,254)

					2023
	Assets	Liabilities	Equity	Net operating revenue	Income/(loss)
Latitude Logística Portuária S.A. (1)	77,919	(62,165)	(15,754)	13,091	(4,626)
Navegantes Logística Portuária S.A. (1)	175,269	(107,828)	(67,441)	-	(33,636)
Nordeste Logística I S.A. (1)	40,803	(23,411)	(17,392)	19,918	7,483
Nordeste Logística II S.A. (1)	78,620	(21,720)	(56,900)	3,334	(7,024)
Nordeste Logística III S.A. (1)	75,428	(25,553)	(49,875)	13,011	(1,380)
Centro de Tecnologia Canavieira S.A.	1,007,678	(120,971)	(886,707)	313,037	105,411
Logum Logística S.A. (1)	3,529,780	(2,503,369)	(1,026,411)	251,941	(170,926)
Uniduto Logística S.A. (1)	104,543	(56)	(104,487)	-	(19,054)
Iogen Energy Corporation (2)	38,359	(400,476)	362,117	-	(1,476)
CGB Caruaru Energia Ltda. (1)	13,838	(9,395)	(4,443)	-	(576)
J.F Energia S.A. (1)	10,215	(1,424)	(8,791)	4,263	2,604
Rio Power Participações S.A. (1)	34,311	(16,210)	(18,101)	5,114	1,855
Gera Soluções e Tecnologia S.A. (1)	36,833	(11,059)	(25,774)	-	(41,324)

(1)	The fiscal year of these investees ends on December 31 of each year.
(2)	Shared controlled company, in which the Company holds 50% of the common shares, whose fiscal year ends on August 31 of each year. The Company did not recognize an estimated loss of equity in subsidiaries since it is not responsible for legal or constructive (non-formalized) obligations to make payments on behalf of this company.

82

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

14.       Property, plant, and equipment

	Land and rural properties	Buildings and improvements	Machinery, equipment, and facilities	Aircraft, vessels and vehicles	Furniture, fixtures, and IT equipment	Construction in progress	Sugarcane planting	Frequently replaced parts and components	Others	Total
Cost or valuation:
As of March 31, 2022	1,207,302	4,013,058	17,058,151	705,762	352,401	2,826,038	8,538,308	2,319,269	69,194	37,089,483
Business combination	3,757	48,269	87,304	18	1,120	15,677	-	-	-	156,145
Additions	3,924	26,135	74,964	980	5,378	5,291,671	1,490,683	1,591,022	12,245	8,497,002
Write-offs	(46,904)	(21,665)	(278,942)	(60,181)	(9,113)	(14,524)	(6,103)	-	(200)	(437,632)
Reversal of estimated loss, net (Note 28)	(330)	5,023	8,844	3,043	1,340	-	-	-	192	18,112
Transfers (1)	3,335	84,266	1,318,885	22,741	43,643	(1,816,507)	643	(1,545,102)	239,869	(1,648,227)
Effects of foreign currency translation and others	51,860	74,358	287,271	3,062	3,673	69,330	-	-	(2,002)	487,552
As of March 31, 2023	1,222,944	4,229,444	18,556,477	675,425	398,442	6,371,685	10,023,531	2,365,189	319,298	44,162,435
Business combinations (Notes 32.a and 32.b)	181,199	48,439	46,465	589	1,157	-	-	-	-	277,849
Additions	2,842	67,494	204,067	722	35,012	6,824,474	1,489,202	1,523,588	2,865	10,150,266
Write-offs	(53,965)	(120,447)	(230,305)	(69,592)	(18,979)	(511)	(59,680)	-	(19,666)	(573,145)
Constitution of estimated loss, net (Note 28)	6,877	(63,677)	(53,948)	-	2	1	-	-	(182)	(110,927)
Transfers (1)	17,530	467,097	1,966,115	78,312	52,613	(2,700,280)	-	(1,553,412)	(22,165)	(1,694,190)
Effects of foreign currency translation and others	(11,970)	(18,481)	(75,928)	(833)	(491)	(20,171)	-	-	(5,104)	(132,978)
As of March 31, 2024	1,365,457	4,609,869	20,412,943	684,623	467,756	10,475,198	11,453,053	2,335,365	275,046	52,079,310

Accumulated depreciation:
As of March 31, 2022	-	(865,251)	(6,760,343)	(406,350)	(235,673)	-	(5,563,789)	(941,565)	(51,660)	(14,824,631)
Depreciation in the year	-	(171,837)	(1,212,553)	(64,204)	(43,482)	-	(813,854)	(1,566,256)	(22,184)	(3,894,370)
Write-offs	-	11,563	228,082	57,193	10,822	-	-	-	85	307,745
Transfers (1)	-	26,819	(43,882)	(114)	5,382	(3,079)	-	1,566,318	(85)	1,551,359
Effects of foreign currency translation and others	-	(29,192)	(150,324)	(1,963)	(1,872)	-	-	-	197	(183,154)
As of March 31, 2023	-	(1,027,898)	(7,939,020)	(415,438)	(264,823)	(3,079)	(6,377,643)	(941,503)	(73,647)	(17,043,051)
Depreciation in the year	-	(171,290)	(1,241,349)	(48,408)	(50,880)	-	(993,802)	(1,553,510)	(8,236)	(4,067,475)
Business combinations (Notes 32.a and 32.b)	-	(253)	(469)	-	-	-	-	-	-	(722)
Write-offs	-	8,401	184,866	69,342	17,781	-	-	-	12,365	292,755
Transfers (1)	-	1,828	(19,623)	(2,320)	1,006	3,079	-	1,553,412	13,241	1,550,623
Effects of foreign currency translation and others	-	7,758	40,146	491	541	-	-	-	276	49,212
As of March 31, 2024	-	(1,181,454)	(8,975,449)	(396,333)	(296,375)	-	(7,371,445)	(941,601)	(56,001)	(19,218,658)

Net residual value:
As of March 31, 2024	1,365,457	3,428,415	11,437,494	288,290	171,381	10,475,198	4,081,608	1,393,764	219,045	32,860,652
As of March 31, 2023	1,222,944	3,201,546	10,617,457	259,987	133,619	6,368,606	3,645,888	1,423,686	245,651	27,119,384
(1)	Refers, substantially, to transfers of construction in progress to the corresponding asset classes after being capitalized, including transfers of software costs to “Intangible assets” in the amount of R$ 102,319 and transfers to assets held for sale in the amount of R$ 41,248, recorded under “Other receivables”.
83

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Construction in progress

The balances of construction in progress refer mainly to: (i) construction of E2G plants; (ii) expansion of the cogeneration structure; (iii) construction of solar energy generation and distribution plants; (iv) irrigation implementation and expansion projects; and (v) construction and expansion of biogas plants. During the year ended March 31, 2024, several projects were concluded, totaling R$ 2,700,280 (R$ 1,816,507 in 2023).

Capitalization of borrowing costs

In the year ended March 31, 2024, borrowing costs at Raízen totaled R$ 263,713 (R$ 74,233 in 2023). As of March 31, 2024, the weighted average annual rates of financial charges for certain debts were 12. 83% (12.42% in 2023).

15.              Intangible assets

	Goodwill	Software license	Brands	Contractual relationships with clients	Operating authorization	Sugarcane supply agreements	Technology	Others	Total
Cost or valuation:
As of March 31, 2022	3,935,482	1,016,412	2,305,898	360,269	-	181,516	185,136	110,370	8,095,083
Business combination	(107,815)	7,709	-	35,062	124,711	-	-	-	59,667
Additions (1)	-	225,051	37,332	45,000	-	-	-	-	307,383
Write-offs	-	(1,095)	-	-	-	-	-	-	(1,095)
Transfers (2)	-	97,219	-	-	-	-	-	(57,202)	40,017
Effects of foreign currency translation and others	33,672	5,241	1,845	24,777	-	-	-	(478)	65,057
As of March 31, 2023	3,861,339	1,350,537	2,345,075	465,108	124,711	181,516	185,136	52,690	8,566,112
Business combination (Note 32)	18,202	1,295	-	(29,243)	-	-	-	-	(9,746)
Additions	-	185,655	619,252	(2,201)	-	-	-	-	802,706
Write-offs	-	(1,477)	-	-	-	-	-	-	(1,477)
Transfers (2)	-	124,350	-	-	-	-	-	(24,807)	99,543
Effects of foreign currency translation and others	(19,096)	(1,334)	(2,347)	(6,091)	-	-	-	(207)	(29,075)
As of March 31, 2024	3,860,445	1,659,026	2,961,980	427,573	124,711	181,516	185,136	27,676	9,428,063
Accumulated amortization:
As of March 31, 2022	(431,380)	(583,771)	(649,972)	(98,166)	-	(129,673)	(127,817)	(53,445)	(2,074,224)
Amortization in the year	-	(126,570)	(144,861)	(35,294)	(4,830)	(3,841)	(18,591)	(1,016)	(335,003)
Write-offs	-	250	-	-	-	-	-	-	250
Transfers (2)	-	(351)	-	-	-	-	-	2,502	2,151
Effects of foreign currency translation and others	-	(1,739)	129	(6,239)	-	-	-	-	(7,849)
As of March 31, 2023	(431,380)	(712,181)	(794,704)	(139,699)	(4,830)	(133,514)	(146,408)	(51,959)	(2,414,675)
Amortization in the year	-	(157,313)	(279,143)	(25,371)	(4,062)	(8,212)	(18,590)	(1,277)	(493,968)
Write-offs	-	39	-	-	-	-	-	-	39
Transfers (2)	-	(28,662)	-	-	-	-	-	31,438	2,776
Effects of foreign currency translation and others	-	518	548	1,750	-	-	-	-	2,816
As of March 31, 2024	(431,380)	(897,599)	(1,073,299)	(163,320)	(8,892)	(141,726)	(164,998)	(21,798)	(2,903,012)
Net residual value:
As of March 31, 2024	3,429,065	761,427	1,888,681	264,253	115,819	39,790	20,138	5,878	6,525,051
As of March 31, 2023	3,429,959	638,356	1,550,371	325,409	119,881	48,002	38,728	731	6,151,437

(1)

  On May 1, 2022, indirectly subsidiary Neolubes signed the renewal of the license agreement for use of the Shell brand with Shell Brands, for a minimum term of 13 (thirteen) years, renewable in certain cases, subject to the compliance with certain conditions established in the agreement.

(2)	These refer to amounts transferred from “Property, plant and equipment” account.

84

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Goodwill

This refers to goodwill paid for expected future profitability. As of March 31, 2024, and 2023, the balance of goodwill is as follows:

	2024	2023

On acquisition of Raízen Centro-Sul	687,385	687,385
On acquisition of Usinas Santa Cândida e Paraíso	431,272	431,272
On acquisition of Grupo Corona	380,003	380,003
On business combination of Cosan Combustíveis Lubrificantes S.A.	348,103	348,103
On acquisition of Raízen Paraguay (1)	298,969	313,034
On acquisition of Raízen Argentina (1)	298,542	303,573
On acquisition of Usina Benálcool	149,247	149,247
On merger of Curupay S.A. Participações	109,841	109,841
On acquisition of Usina Zanin Açúcar e Álcool	98,380	98,380
On acquisition of Grupo Mundial	87,435	87,435
On acquisition of Usina Açucareira Bom Retiro S.A.	81,575	81,575
On acquisition of Payly (Note 32.c)	73,568	75,744
On capital contribution to Centroeste Distribuição (Note 32.a)	20,378	-
On acquisition of Latina	70,432	70,432
On acquisition of Gera Next Participações	63,288	63,288
On acquisition of Costa Rica Canavieira Ltda.	57,169	57,169
On acquisition of Grupo Destivale	42,494	42,494
On acquisition of Usina Santa Luíza	42,348	42,348
On acquisition of Cerrado Açúcar e Álcool S.A.	24,660	24,660
On payment of capital at Mundial	14,800	14,800
On acquisition of RWXE	8,430	8,430
On acquisition of Ryballa	5,400	5,400
On acquisition of Univalem S.A. Açúcar e Álcool	5,018	5,018
On establishment of FBA- Franco Brasileira S.A. Açúcar e Álcool	4,407	4,407
On acquisition of Vertical	4,313	4,313
On acquisition of RESA (formerly Cosan S.A. Açúcar e Álcool)	558	558
Others	21,050	21,050

Total	3,429,065	3,429,959

(1)         As of March 31, 2024, the goodwill generated by the acquisition of Raízen Argentina and Raízen Paraguay includes the balance of the effect of foreign currency translation in the amount of R$ 76,642 and less R$ 63,955 (R$ 81,674 and less 49,845 in 2023), respectively.

85

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Impairment analysis for cash generating units containing goodwill

Raízen assessed the recoverable amount of goodwill at least annually.

Management uses the value in use method to determine the recoverable amount, which is based on the projection of the discounted cash flows expected from the cash-generating units (CGU) determined by management based on the budgets that consider the assumptions related to each CGU, using information available in the market and prior performance.

The Company’s discounted cash flows related to the CGU “Mobility” of Brazil, Argentina and Paraguay were prepared for a period of 25 years and carried at perpetuity without considering the real growth rate, based on past performance and expectations for market development. Cash flows arising from the continued use of related assets are adjusted for specific risks and use the post-tax discount rate, calculated at 5.27% per year (9.16% in 2023).

The main assumptions used by the Company were: (i) prices based on the market expectation, (ii) estimated growth rates for the business sector, and (iii) extrapolations of growth rates based on the Brazil, Argentina and Paraguay Gross Domestic Product (GDP). The entire future cash flow was discounted at rates that reflect specific risks related to the relevant assets in each cash-generating unit.

The discounted cash flows of the subsidiary RESA and its subsidiaries, which comprise substantially the CGUs “Sugar” and “Renewables”, were prepared for a period of 30 years, in accordance with a reasonable time to recover the assets related to the activities of their economic sector. No real growth rate was considered in the year of the cash flow or in perpetuity, based on past performance and expectations for market development. The discount rate used was 5.27% per year (9.16% in 2023).

The main assumptions used for subsidiary RESA and its subsidiaries were: (i) expected price of sales of commodities over the long term; (ii) productivity in agricultural areas; (iii) performance of Total Recoverable Sugar (“TRS”); and (iv) operating and administrative costs. The entire cash flow was discounted at rates that reflect specific risks related to the relevant assets in each cash-generating unit.

As a result of the annual impairment tests, no significant losses were recognized in the years ended March 31, 2024, and 2023. The determination of the recoverability of assets depends on certain key assumptions as described above, which are influenced by the market, technological and economic conditions prevailing when such test is carried out and, therefore, it is not possible to determine whether impairment losses will occur in the future and, in the event, they occur, if they will be material.

86

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

16.              Suppliers and advances to suppliers

(a)                Suppliers

	2024	2023
Suppliers of materials and services (i)	6,822,938	6,943,091
Oil products suppliers (ii)	4,282,905	3,489,503
Ethanol suppliers (ii)	876,096	798,385
Sugarcane suppliers (iii)	808,360	539,890
	12,790,299	11,770,869
Suppliers - Agreement (Note 16.b)	11,235,968	9,681,469
	24,026,267	21,452,338
Domestic (local currency)	18,187,606	13,911,342
Abroad (foreign currency) (Note 3.d)	5,838,661	7,540,996
	24,026,267	21,452,338

(i)	Balance payable to suppliers of materials and services refers to acquisitions of machinery and equipment for the bioenergy parks, distribution bases and own reseller gas stations, as well as several services contracted.
(ii)	The balances payable to suppliers of oil products and ethanol refer to installment purchases made by Raízen.
(iii)	The sugarcane harvest period, which usually takes place between April and December of each year, generally has a direct impact on the balance with sugarcane suppliers and the respective cutting, loading and transportation services.

(b)              Agreements

As of March 31, 2024, and 2023, in order to accurately reflect the essence of its commercial transaction, the Agreement operations, for which suppliers have already received payments, are presented below:

	2024	2023
Agreements
Oil products	8,527,763	7,779,462
Ethanol and sugar	2,225,327	1,097,166
Materials, services and others	482,878	804,841
	11,235,968	9,681,469
Domestic (local currency)	10,701,754	7,411,302
Abroad (foreign currency) (Note 3.d)	534,214	2,270,167
	11,235,968	9,681,469

87

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2024, the Agreements have similar characteristics, with the main ones highlighted below:

  Nature: enables suppliers of the Company's products and/or services, eligible for the Agreements, to receive payments of their invoices before their due date;

  Terms and conditions: if invoices are advanced by suppliers, the Company makes the payment directly to the financial institution. The assignment of credits does not result in any costs or fees to financial institutions, which revert to the Company’s benefit, nor in granting, by the Company, guarantees of any nature to these financial institutions. There is no acceleration of payment in specific events of default by the Company or the supplier; and
  Risks and benefits: provide suppliers, according to their convenience, with the opportunity to manage their receivables more effectively and contributes to maintenance of the Company's operating cash flow cycle. It does not entail new obligations or additional risks for the Company when one of its suppliers chooses to assign its credits to the financial institution.

As of March 31, 2024, the average payment term, in days, of suppliers who joined the Agreements and comparable Suppliers, is presented below:

	Agreement	Comparable Suppliers (i)
Oil products (ii)	92	18
Ethanol and sugar	104	99
Materials, services and others	90	90

(i)	Comparable suppliers due to the similar characteristics of the supply contracts and who are eligible, but have not joined to the Agreements, considering specific payment conditions characteristics in the Brazilian market.
(ii)	Due to the high concentration of suppliers of oil and oil products in the Brazilian market, purchases of these products in the international market are not comparable, as purchases are made with immediate payment terms.

There were no transactions with no impact on cash relating to the amounts recorded in liabilities and related to Agreements operations.

(c)                Advances to suppliers

	2024	2023
Sugarcane (1)	565,412	401,325
Suppliers of materials and services	201,907	211,664
	767,319	612,989
Domestic (local currency)	729,422	521,607
Abroad (foreign currency)	37,897	91,382
	767,319	612,989
Current	(574,685)	(392,647)
Non-current	192,634	220,342

(1)	These refer to advances made to sugarcane suppliers that are monetarily adjusted on a monthly basis according to the conditions and indices specifically agreed in the contracts.

88

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

17.              Leases

(a)              Right of use assets

As of March 31, 2024, and 2023 right of use assets are presented in the following categories:

	Land	Properties	Aircraft and vehicles	Machinery and equipment	Manufacturing facilities	Furniture, fixtures, and IT equipment	Total
Cost or valuation:
As of March 31, 2022	13,075,337	599,339	911,104	861,820	128,134	5,021	15,580,755
Business combination	-	512	-	-	-	-	512
Additions	1,456,951	213,768	861,866	107,671	-	-	2,640,256
Write-offs	(459,078)	(2,205)	(21,214)	(24,817)	-	-	(507,314)
Remeasurements (1)	15,592	52,577	25,518	23,709	11,883	-	129,279
Transfers	(8,637)	64,810	7,645	(66)	-	-	63,752
Effects of foreign currency translation and others	13,360	13,006	37,980	85	-	-	64,431
As of March 31, 2023	14,093,525	941,807	1,822,899	968,402	140,017	5,021	17,971,671
Additions	1,297,827	945,079	90,091	449,450	-	-	2,782,447
Write-offs	(500,270)	(224,044)	(402,508)	(278,115)	-	-	(1,404,937)
Remeasurements (1)	692,119	24,252	41,439	(34,414)	(16,230)	-	707,166
Transfers	1,563	5,022	-	-	-	(5,021)	1,564
Effects of foreign currency translation and others	(3,364)	(1,780)	(14,809)	(54)	-	-	(20,007)
As of March 31, 2024	15,581,400	1,690,336	1,537,112	1,105,269	123,787	-	20,037,904
Accumulated amortization:
As of March 31, 2022	(3,575,622)	(361,598)	(581,887)	(262,750)	(18,398)	(865)	(4,801,120)
Amortization in the year	(2,386,350)	(134,639)	(274,031)	(192,092)	(8,217)	-	(2,995,329)
Write-offs	141,268	(974)	11,484	575	-	-	152,353
Transfers	2,924	1,119	(13,086)	(9)	-	-	(9,052)
Effects of foreign currency translation and others	(3,656)	(9,662)	(29,101)	(31)	-	-	(42,450)
As of March 31, 2023	(5,821,436)	(505,754)	(886,621)	(454,307)	(26,615)	(865)	(7,695,598)
Amortization in the year	(2,273,236)	(392,894)	(279,180)	(205,607)	(8,967)	-	(3,159,884)
Write-offs	315,003	213,332	398,100	146,504	-	-	1,072,939
Transfers	(1,563)	(865)	-	-	38	865	(1,525)
Effects of foreign currency translation and others	978	2,386	9,630	12	-	-	13,006
As of March 31, 2024	(7,780,254)	(683,795)	(758,071)	(513,398)	(35,544)	-	(9,771,062)
Net residual value:
As of March 31, 2024	7,801,146	1,006,541	779,041	591,871	88,243	-	10,266,842
As of March 31, 2023	8,272,089	436,053	936,278	514,095	113,402	4,156	10,276,073

(1)	Index adjustment, substantially comprised of the variation in the price of the Council of Sugarcane, Sugar and Ethanol Producers of the State of São Paulo (“CONSECANA”) applied to lease and sharecropping agreements of RESA and its subsidiaries.

89

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

We present below the weighted average amortization rates by class of right of use as of March 31, 2024, and 2023:

Class	2024	2023
Land	15%	12%
Properties	16%	16%
Aircraft and vehicles	12%	14%
Machinery and equipment	14%	15%
Manufacturing facilities	7%	6%

(b)              Lease liabilities

Changes in lease liabilities in the years ended March 31, 2024, and 2023 are as follows:

As of March 31, 2022	10,424,704
Business combination	512
Additions	2,423,737
Write-offs	(304,949)
Payments	(2,737,691)
Interest	979,002
Amortizations by advances and others	(117,590)
Remeasurements (1)	125,463
Effect of foreign currency translation	21,321
As of March 31, 2023	10,814,509
Additions	2,614,710
Write-offs	(401,661)
Payments	(3,138,814)
Interest	1,174,068
Amortization by advances and others	(131,842)
Remeasurements (1)	659,279
Effect of foreign currency translation	(25,313)
As of March 31, 2024	11,564,936
Domestic (local currency)	11,309,814
Abroad (foreign currency) (Note 3.d)	255,122
11,564,936
Current	(3,334,134)
Non-current	8,230,802

(1)	Updating of the restatement index, substantially composed of the variation in the price of CONSECANA applied to lease and sharecropping agreements of RESA and its subsidiaries.

90

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The weighted average incremental rate applied to the Company’s lease liabilities as of March 31, 2024, was 11.2% (10.1% in 2023).

As of March 31, 2024, the maturity of lease liabilities of third parties and related parties (Note 11.a) is as follows:

Maturity	Present value	Future value
1 to 12 months	3,644,003	4,817,425
13 to 24 months	2,076,778	2,993,511
25 to 36 months	1,820,754	2,536,531
37 to 48 months	1,434,718	1,971,674
49 to 60 months	1,087,459	1,478,326
61 to 72 months	721,076	1,007,624
73 to 84 months	525,058	739,987
85 to 96 months	458,237	570,857
97 to 120 months	518,086	686,659
More than 121 months	623,245	1,009,878
Gross amount	12,909,414	17,812,472
Potential right of PIS and COFINS recoverable (1)	(1,170,522)	(1,606,425)

(1)	This refers to the potential right of PIS/COFINS credits on payments of lease calculated based on the theoretical rate of 9.25%, applicable in Brazil. The purpose of this disclosure is to comply with Memorandum Circular CVM/SNC/SEP No. 02/2019 and is only an estimate. Therefore, these credits are not those that could effectively be used by Raízen, and its subsidiaries located in Brazil in the future. In such event, the referred to credits may be materially different due to possibility of the effective rate being different from the theoretical rate or due to subsequent changes in Brazilian tax legislation.

91

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

18.              Loans and financing

Purpose	Final maturity	Index	Annual effective average interest rate (1)
			2024	2023	2024	2023
Debt classification per currency:
Denominated in Brazilian real (R$)					13,574,612	13,178,849
Denominated in foreign currency (Note 3.d)					22,187,714	16,305,127
					35,762,326	29,483,976
Debt type (2):
PPE	May/29	US$ + Libor or SOFR	7.16%	5.94%	4,277,959	6,464,947
PPE	Mar/30	US$ + Fixed rate	3.98%	4.10%	5,214,542	4,336,594
Senior Notes Due 2027	Jan/27	US$ + Fixed rate	5.30%	5.30%	1,499,190	3,622,804
Green Notes Due 2034	Mar/34	US$ + Fixed rate	6.45%	-	5,008,660	-
Green Notes Due 2054	Mar/54	US$ + Fixed rate	6.95%	-	2,510,157	-
Agribusiness Receivables Certificate (“CRA”)	Aug/37	IPCA	9.64%	10.36%	6,451,078	5,906,491
CRA	Jul/29	CDI	10.40%	13.18%	534,248	1,836,809
CRA	Oct/33	Fixed rate	12.29%	-	593,716	-
BNDES	Mar/24	URTJLP	-	7.45%	-	314
BNDES	Dec/30	Fixed rate	4.14%	4.20%	46,153	92,595
BNDES	Apr/24	UMBNDES	7.80%	5.41%	343	5,785
BNDES	Dec/38	IPCA	8.50%	9.23%	141,052	150,840
Advances on Exchange Contracts (“ACC”)	Nov/24	US$ + Fixed rate	6.81%	-	1,670,970	-
Debentures	Mar/32	IPCA	9.07%	9.80%	2,587,487	2,432,079
Term Loan Agreement	Apr/24	SOFR	-	6.01%	-	1,014,572
Term Loan Agreement	Sep/35	Euribor	5.01%	-	1,621,369	-
Rural financial product note (“CPF-R”)	Nov/29	CDI	11.94%	15.74%	1,465,750	1,052,373
Rural Credit	Aug/24	CDI	10.60%	-	107,240	-
Finame/Leasing	Jan/25	Fixed rate	6.00%	6.93%	2,168	13,657
Resolution No, 2471 (PESA) and Securitization	Oct/25	Fixed rate	-	5.01%	-	35,326
Export Credit Notes (“NCE”)	Jul/30	CDI	12.35%	15.69%	1,645,361	1,652,582
Working capital and others	May/24	AR$ + %BADLAR and/or Fixed rate	29.37%	84.00%	384,883	866,208
					35,762,326	29,483,976
Expenses incurred with the placement of the securities:
CRA					(1,098)	(2,394)
CPR-F					(7,411)	(8,570)
Senior Notes Due 2027					(1,322)	(2,622)
Green Notes Due 2034					(51,443)	-
Green Notes Due 2054					(57,143)	-
Term Loan Agreement					(32,730)	-
BNDES					(843)	(1,198)
PPE					(3,118)	(6,598)
NCE					(7,397)	(7,656)
					(162,505)	(29,038)
					35,599,821	29,454,938
Current					(6,204,463)	(4,855,395)
Non-current					29,395,358	24,599,543

(1)	The annual effective interest rate corresponds to the contract fee plus Libor (London InterBank Offered Rate), SOFR (Secured Overnight Financing Rate), Euribor (European Interbank Offered Rate), IPCA, CDI or BADLAR (Buenos Aires Deposits of Large Amount Rate), where applicable. As of March 31, 2024, and 2023, the weighted percentages of the main indexes, considered in the determination of the effective interest rate, were as follows:

92

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Index (% p.y.)	2024	2023
Libor (i)	-	4.97%
SOFR	5.31%	4.83%
Euribor	3.91%	-
IPCA (last 12 months)	3.93%	4.65%
CDI (last 12 months)	12.35%	13.29%

(i)	During the year ended March 31, 2024, certain debts indexed to Libor were renegotiated and started to be indexed to SOFR.
(1)	Loans and financing are generally guaranteed by promissory notes from Raízen. In certain cases, they also have security interest, such as: i) credit rights arising from energy trading contracts (BNDES); ii) National Treasury Certificates (“CTN”), fully redeemed during the year, and land mortgage (PESA); iii) property, plant, and equipment; and/or iv) fiduciary alienation of financed assets (Finame/PESA).

As of March 31, 2024, overdue installments in the long term, less amortization of expenses with placement, is as follows:

Maturity	2024
13 to 24 months	1,914,867
25 to 36 months	3,474,043
37 to 48 months	3,858,514
49 to 60 months	4,499,899
61 to 72 months	3,189,437
73 to 84 months	1,442,490
85 to 96 months	704,533
More than 97 months	10,311,575
29,395,358

(i)              Raízen’s main loans and financing are detailed below:

(a)             Pre-export financing

Between 2018 to 2024, the Company and its subsidiaries entered into pre-export financing agreements with various financial institutions for financing for future export of products, including the withdrawal from credit facilities held by the Company with a syndicate of international banks. During the year ended March 31, 2024, the Company, through its subsidiaries RESA and Raízen Argentina, entered into new PPE agreements totaling R$ 2,834,880 (R$ 4,386,107 in 2023), equivalent to US$ 570,359 thousand (US$ 872,406 thousand in 2023). As of March 31, 2024, outstanding PPE agreements expire in March 2030.

In March 2023, the Company renegotiated the maturities of certain PPE contracts, originally scheduled for 2023 and 2025, in the amount of US$ 425,000 thousand, equivalent to R$ 2,161,185, for new maturities between 2028 and 2030, with immaterial changes to other contractual terms.

(b)            Term Loan Agreement

On March 25, 2019, the indirect subsidiary Raízen Fuels took out a syndicated loan of US$ 200,000 thousand, corresponding to approximately R$ 775,000 on that date, with final maturity on April 30, 2024. On March 18, 2024, this loan was fully paid in the amount of US$ 203,296 (principal and interest), equivalent to R$ 1,012,720.

Additionally, on September 29, 2023, Raízen Fuels took out a new loan of € 300,000 thousand, corresponding to approximately R$ 1,566,872 on that date, with final maturity on September 21, 2035.

93

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(c)             Senior Notes Due 2027

In January 2017 and July 2020, the indirect subsidiary Raízen Fuels issued Senior Notes in the international market, totaling the principal amount of US$ 500,000 thousand and US$ 225,000 thousand, respectively. During the year ended March 31, 2024, the Company repurchased the following notes, the result of which is detailed below:

					Repurchased principal amount		Outstanding principal amount (1)
Transaction	Funding	Currency	Maturity	Original principal amount in US$	Amount in US$ thousand	Amount in R$ (2)	Amount in US$ thousand	Amount in R$ (3)
Senior Notes	Jan/2017	Dollar (US$)	Jan/2027	500,000	(350,000)	(11,743,525)	150,000	749,430
Senior Notes	Jul/2020	Dollar (US$)	Jan/2027	225,000	(32,994)	(164,360)	192,006	959,300
				725,000	(382,994)	(11,907,885)	342,006	1,708,730

(1)	Principal amount outstanding after repurchasing.
(2)	Represented by the amount in original currency converted at the exchange rate prevailing on the date of settlement of the repurchase.
(3)	Represented by the amount in original currency converted at the exchange rate prevailing on March 31, 2024.

The Company paid US$ 385,714 thousand, equivalent to R$ 1,921,437, for the repurchase of these liabilities, which includes principal, interest, premium and taxes. The repurchases generated financial expenses of R$ 703 related to the write-off of issue costs.

(d)              Green Notes Due 2034 and 2054

As mentioned in Note 1.2, on March 5, 2024, the indirect subsidiary Raízen Fuels issued Green Notes in the international market, totaling the principal amount of US$ 1,000,000 thousand and US$ 500,000 thousand, equivalent to R$ 4,981,500 and R$ 2,490,750, with payment of the principal due in March 2034 and 2054, respectively, both with payments of interest on a semiannual basis.

Expenses related to the issuance of Green Notes amounted to US$ 21,654 thousand, equivalent to R$ 107,870, thus representing a net inflow of funds of R$ 7,364,380.

Net proceeds from the issuance of Green Notes will be allocated for investments in projects and assets selected by the Company, including E2G plants and increased operational efficiency in bioenergy parks, as well as for extension of the average debt term for refinancing of financial obligations, including the repurchase and subsequent redemption of debt securities due in 2027 (Note 18.c).

(e)              Agribusiness Receivables Certificate (CRA)

The funds raised were used in the activities conducted by the Company and its subsidiaries, substantially related to agribusiness, in the ordinary course of business. As of March 31, 2024, the CRA agreements payable are as follows:

Taken out on	Company	Issuer	Issue	Series	Maturity	Principal
May/17	RESA	RB Capital Companhia de Securitização	4th	1st	Apr/24	230,877
Dec/17	Raízen S.A.	RB Capital Companhia de Securitização	5th	2nd	Dec/24	204,024
Mar/19	RESA	RB Capital Companhia de Securitização	6th	1st	Mar/25	300,000
Mar/19	RESA	RB Capital Companhia de Securitização	6th	2nd	Mar/26	600,000
Jul/19	RESA	True Securitizadora S.A.	6th	1st	Jul/29	228,190
Jul/19	RESA	True Securitizadora S.A.	6th	2nd	Jul/29	787,658
Jun/20	RESA	True Securitizadora S.A.	8th	2nd	Jun/27	352,426
Jun/20	RESA	True Securitizadora S.A.	8th	2nd	Jun/30	728,056
Set/22	RESA	True Securitizadora S.A.	9th	1st	Aug/32	1,060,000
Set/22	RESA	True Securitizadora S.A.	9th	2nd	Aug/37	940,000
Out/23	RESA	True Securitizadora S.A.	10th	1st	Out/30	192,320
Out/23	RESA	True Securitizadora S.A.	10th	2nd	Out/33	265,014
Out/23	RESA	True Securitizadora S.A.	10th	3rd	Out/33	542,666
						6,431,231

During the years ended March 31, 2024, and 2023, the Company and its subsidiaries settled the CRA agreements, in the amount of R$ principal amount of R$ 2,023,828 and R$ 869,900, respectively.

94

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(f)              Debentures

Between November 2019 and April 2022, the Brazilian SEC (“CVM”) granted to subsidiary RESA registration for its Public Issue of Simple Debentures, non-convertible into shares, of the unsecured type, at the nominal value of R$ 1,000,00, as shown below:

	Index	Principal	Receipt date	Maturity
4th Series	IPCA	900,000	11/28/2019	11/16/2029
5th Series	IPCA	169,518	06/15/2020	06/15/2030
7th Series I (1)	IPCA	768,094	04/13/2022	03/15/2029
7th Series II (1)	IPCA	428,591	04/13/2022	03/15/2032
		2,266,203

(1)	Contracts entered into by RESA related to the first issue of Sustainability-Linked Debentures (SLD) linked to Environmental, Social and Corporate Governance (ESG) goals.

(g)             Advances on Exchange Contracts (ACC)

In May and June 2023, the subsidiary RESA raised funds from ACCs in the amount of R$ 2,503,798, equivalent to US$ 515,000 thousand, with maturities of up to 1 year. During the year ended March 31, 2024, the Company settled ACCs totaling R$ 949,388 (R$ 442,350 in 2023), equivalent to US$ 190,000 thousand (US$ 90,000 thousand in 2023).

(h)             Credit Note (NCE)

In July and December 2022, the subsidiary RESA raised NCEs in the amount of R$ 600,000 and R$ 1,000,000, with final maturity in July 2030 and December 2029, respectively.

In addition, during the year ended March 31, 2024, the Company and its subsidiaries raised funding from new NCEs in the amount of R$ 1,376,464, with final maturity in March and June 2024. The aforementioned funding was settled in the amount of R$ 1,397,242 in the year ended March 31, 2024.

(i)              Financial Rural Product Note (CPR-F) and Rural Credit

In November and December 2019, the subsidiary RESA raised funding from CPR-Fs in the amount of R$ 750,000 and R$ 250,000, both with final maturity on November 26, 2029.

In addition, during the year ended March 31, 2024, the subsidiary RESA raised funding from new CPR-Fs and Rural Credit in the amount of R$ 3,917,962, with final maturity between March and November 2024. The Company settled these agreements during this year, totaling R$ 3,399,000.

(j)              Other loans raised and/or settled in this year

During the year ended March 31, 2024, the direct subsidiaries Raízen Argentina and Raízen Paraguay, as well as the indirect subsidiary Raízen Trading raised funds for working capital, as follows:

Company	Date	Amount raised	Equivalent in US$	Maturity (paid and/or payable)
Raízen Argentina	Apr/23 to Mar/24	6,743,362	1,365,381	May/23 to Apr/24
Raízen Paraguay	Apr to Oct/23	578,313	116,726	May/23 to Feb/24
Raízen Trading	Jun/23	194,276	40,000	Jul/23
		7,515,951	1,522,107

95

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(k)             Revolving Credit Facility

As of March 31, 2024, the revolving credit facilities taken out by the Company and not used until the closing date of these financial statements are as follows:

Beneficiary	Institution	Amount in US$	Maturity
Raízen Fuels	Syndicate of banks	300,000	Mar/2027
Raízen Fuels	Syndicate of banks	700,000	Dec/2026
		1,000,000

In March 2024, Raízen Fuels took out a new credit facility in the amount of US$ 300,000, with maturity in March 2027, in order to replace the canceled credit facility, of the same amount, with maturity in April 2024.

(l)              Fair value

As of March 31, 2024, and 2023, the carrying amount and fair value of the loans and financing, determined by level 2 of the fair value hierarchy, are shown below:

	Amount raised, updated		Fair value (1)		Financial income (expenses)
Type	2024	2023	2024	2023	2024	2023	2022
PPE	8,247,556	9,281,619	8,057,109	9,079,993	(11,179)	200,436	27,900
CRA	7,195,911	6,201,995	7,044,794	5,906,491	(144,387)	158,131	185,230
Term Loan Agreement	-	1,017,947	-	1,014,572	(3,375)	12,615	1,419
Senior Notes Due 2027	1,713,473	1,948,031	1,468,094	1,824,506	121,854	188,957	261,804
Green Notes Due 2034	1,756,387	-	1,746,468	-	9,919	-	-
Schuldschein	-	-	-	-	-	3,407	16,135
ACC	1,666,866	-	1,670,970	-	(4,104)	-	-
Rural Credit	423,529	-	423,662	-	(133)	-	-
Debentures	2,721,025	2,613,704	2,587,487	2,432,079	(48,087)	61,495	89,703
	23,724,747	21,063,296	22,998,584	20,257,641	(79,492)	625,041	582,191

(1)	Includes a fair value assessment balance as of March 31, 2024, and 2023, amounting to R$ 726,163 and R$ 805,655, respectively.

Other loans and financing have no quoted value and the fair value substantially approximates their carrying amount, due to exposure to variable interest rates and the immaterial changes in the Raízen’s credit risk.

(m)            Covenants

The Company is not subject to compliance with financial ratios and is subject only to certain covenants of loan and financing agreements, such as cross-default and negative pledge, which have been met in accordance with contractual requirements. As of March 31, 2024, and 2023, the Company is in compliance with all covenants referring to loans, financing and debentures.

96

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

19.     Income tax and social contribution

(a)     Reconciliation of income tax and social contribution income (expenses)

	2024	2023	2022

Income before income tax and social contribution	1,612,088	3,263,580	4,251,352
Income tax and social contribution at nominal rate (34%)	(548,110)	(1,109,617)	(1,445,460)

Adjustments to calculate the effective rate:
Government grant	61,079	175,489	78,386
Tax overpayment - Selic	23,259	98,141	79,093
Change in rate of foreign company (1)	-	-	(195,038)
Unrecognized deferred taxes (2)	(702,392)	3,197	76,767
Reversal of deferred taxes (3)	-	(94,796)	-
Effect of foreign exchange variations on assets and liabilities abroad	(138,668)	25,859	154,389
Interest on own capital	453,017	97,648	154,524
Difference between deemed income and taxable income rates	5,384	35,728	57,870
Equity accounting result	(85,826)	(44,231)	57,587
Others	(65,698)	52,328	9,162
Income tax and social contribution income (expenses)	(997,955)	(760,254)	(972,720)
Effective rate	61.9%	23.3%	22.9%

(1)	This refers to the change in Argentine tax legislation, enacted in June 2021, which changed the income tax rate from 25% to 35%.
(2)	This refers to deferred tax assets were not recognized for the subsidiaries that does not have probable future taxable profits.
(3)	On March 31, 2023, the indirect subsidiary Raízen Biomassa reversed the totality of the deferred tax assets due to the revision of the evaluation of its ability to recover the referred credits, resulting from projections of future taxable income.

97

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(b)     Recoverable income tax and social contribution

	2024	2023

IRPJ	802,481	622,058
CSLL	181,952	211,950
Tax credits of domestic entities	984,433	834,008

Tax credits of entities abroad	103,827	442,975
	1,088,260	1,276,983
Current assets	(400,246)	(744,795)
Non-current assets	688,014	532,188

(c)     Income tax and social contribution payable (current)

	2024	2023

IRPJ	50,423	27,183
CSLL	18,184	8,841
Tax debts of domestic entities	68,607	36,024
Tax debts of entities abroad	1,628	5,155
	70,235	41,179

98

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(d)     Deferred income tax and social contribution assets and liabilities

				2024	2023
Assets (liabilities)	Basis	IRPJ 25%	CSLL 9%	Total	Total

Tax losses	14,789,436	3,697,359	-	3,697,359	2,964,276
Tax losses of foreign entities	380	95	-	95	58,824
Negative basis for social contribution	13,326,922	-	1,199,423	1,199,423	1,128,373
Temporary differences:
Remuneration and employee benefits	748,565	187,141	67,371	254,512	241,641
Lease liability and right of use	3,203,497	800,874	288,315	1,089,189	733,663
Tax overpayment – Selic	413,985	103,496	37,259	140,755	136,866
Share-based payment	136,785	34,196	12,311	46,507	19,721
Provisions for legal disputes	1,957,171	489,293	176,145	665,438	639,147
Fair value of inventories (Note 3.e)	-	-	-	-	1,004
Exchange variations	1,191,953	297,988	107,276	405,264	765,885
Surplus value of assets, net in business combinations	-	-	-	-	55,283
Provisions and other temporary differences	2,134,938	533,735	192,144	725,879	620,653
Total deferred tax assets		6,144,177	2,080,244	8,224,421	7,365,336

Amortized tax goodwill	(2,615,715)	(653,929)	(235,414)	(889,343)	(862,078)
Biological assets	(2,199,053)	(549,763)	(197,915)	(747,678)	(737,590)
Refund of ICMS	(377,359)	(94,340)	(33,962)	(128,302)	(163,817)
Fair value of inventories (Note 3.e)	(6,952)	(1,738)	(626)	(2,364)	-
Capitalized borrowing costs	(540,512)	(135,128)	(48,646)	(183,774)	(115,467)
Monetary update of property, plant and equipment of entities abroad	(1,166,747)	(291,687)	(105,007)	(396,694)	(396,352)
Effect on changes in depreciation rates of property, plant and equipment	(3,069,197)	(767,299)	(276,228)	(1,043,527)	(1,008,751)
Unrealized income (loss) from derivatives	(1,768,641)	(442,160)	(159,178)	(601,338)	(139,732)
Fair value of financial liabilities (Note 18.c)	(726,163)	(181,541)	(65,355)	(246,896)	(233,564)
Bargain purchase gain	(654,929)	(163,732)	(58,944)	(222,676)	(222,676)
Fair value in the formation of the joint venture (Note 13.d)	(464,917)	(116,229)	(41,843)	(158,072)	(163,294)
Surplus value of assets, net in business combinations	(856,994)	(214,249)	(77,129)	(291,378)	-
Contractual relationships with clients	(144,703)	(36,176)	(13,023)	(49,199)	(53,718)
Fair value of PPE items, intangible assets and others	(3,121,124)	(780,281)	(280,901)	(1,061,182)	(795,200)
Total deferred tax liabilities		(4,428,252)	(1,594,171)	(6,022,423)	(4,892,239)
Total deferred taxes		1,715,925	486,073	2,201,998	2,473,097
Deferred taxes - Assets, net				3,998,156	3,636,927
Deferred taxes - Liabilities, net				(1,796,158)	(1,163,830)
Total deferred taxes				2,201,998	2,473,097

99

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(e)     Changes in deferred taxes, net

As of March 31, 2021	614,686
Business combination	1,113,368
Credit on share issuance costs	56,504
Credit in P&L	446,539
Deferred taxes on other comprehensive income	(615,232)
Effect of foreign currency translation and others	173,786
As of March 31, 2022	1,789,651
Business combination	77,624
Credit in P&L	916,353
Deferred taxes on other comprehensive income	(124,912)
Use of income tax and social contribution tax loss carryforwards for the payment of tax debts	(2,833)
Effect of foreign currency translation and others	(182,786)
As of March 31, 2023	2,473,097
Business combination (Note 32.b and 32.c)	(83,818)
Credit in P&L	167,597
Deferred taxes on other comprehensive income	(308,035)
Use of income tax and social contribution tax loss carryforwards for the payment of tax debts	(44,576)
Effect of foreign currency translation and others	(2,267)
As of March 31, 2024	2,201,998

100

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(f)     Realization of deferred income tax and social contribution

In assessing the ability to recover deferred taxes, management takes into consideration projections of future taxable profit and changes in temporary differences. Deferred tax assets are recognized only when it is probable that they will be used in the future. There is no expiration date for the use of the income tax and social contribution tax loss carryforwards balances, however the use of the tax loss carryforward is limited to 30% of annual taxable profits.

As of March 31, 2024, Raízen expects to realize deferred tax assets in certain entities, including income and social contribution tax loss carryforwards and temporary differences, as follows:

Years	Total

2024	1,563,953
2025	1,072,377
2026	770,110
2027	657,596
2028	1,046,663
From 2028 onwards	3,113,722
Total	8,224,421

As of March 31, 2024 and 2023, deferred tax assets were not recognized for the following subsidiaries, as it is not probable that future taxable profits will be available for Raízen to use their benefits. The unrecognized balances are as follows:

		2024		2023
	Basis of tax losses and temporary differences	Unrecognized deferred tax	Basis of tax losses and temporary differences	Unrecognized deferred tax

Raízen Centro-Sul Paulista S.A.	(2,829,444)	962,011	(2,829,444)	962,011
Raízen Centro-Sul S.A.	(2,094,121)	712,001	(2,094,121)	712,001
Raízen Energia S.A.	(1,818,468)	618,279	-	-
Raizen Biomassa S.A.	(412,176)	140,140	(278,815)	94,797
Raízen-Geo Biogás S.A.	(100,219)	34,074	-	-
Payly Soluções de Pagamentos S.A.	(98,748)	33,574	(87,826)	29,861
Raízen-Geo Biogás Costa Pinto S.A.	(36,309)	12,345	-	-
Sabor Raiz	(12,311)	4,186	(12,286)	4,177
Total	(7,401,796)	2,516,610	(5,302,492)	1,802,847

Tax losses can be carried forward indefinitely.

101

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(g)     Uncertain tax positions

From the perspective of the provisions of this decision and considering the Company's accounting policies, as well as IFRIC23 and Circular Letter No. 1/2023/CVM/SNC/SEP of February 13, 2023, the Company evaluated its final and unappealable legal proceedings and did not identify material impact on the individual and consolidated financial statements for the year ended March 31, 2023.

20.              Advances from clients

As of March 31, 2024 and 2023, the Company has advance payments for future sales of its main products to domestic and abroad customers:

	2024	2023
Domestic (local currency)	3,937,518	2,000,478
Abroad (foreign currency) (Note 3.d)	7,834,492	1,546,507
	11,772,010	3,546,985
Current	(5,576,461)	(2,153,912)
Non-current	6,195,549	1,393,073

As mentioned in Note 1.4, on March 12, 2024, the Company entered into a commercial operation to anticipate future revenues linked to a long-term E2G contract, in the amount of US$ 617,000 thousand, equivalent to R$ 3,082,655, with the objective of sustaining the investment necessary for the construction of the plants, within the scope of the Company's E2G Program. These advances mature until 2034.

102

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

21.              Provision for legal disputes and judicial deposits

Breakdown of legal disputes considered as probable loss

When Raízen was set up in 2011 it was agreed that Shell and Cosan would reimburse Raízen and its subsidiaries for legal disputes that were ongoing or originated before its formation. As of March 31, 2024, and 2023, the balances of reimbursable and non-reimbursable lawsuits are described below:

	2024	2023
Tax	633,314	607,457
Civil	557,061	443,855
Labor	655,405	787,251
Environmental	73,055	85,447
	1,918,835	1,924,010
Non-reimbursable legal disputes	926,170	991,160
Reimbursable legal disputes	992,665	932,850
	1,918,835	1,924,010

When Raízen was set up in 2011 it was also agreed that the Company and its subsidiaries would reimburse shareholders Shell and Cosan regarding the judicial deposits made on the date before its formation. As of March 31, 2024, and 2023, the balances of refundable deposits and non-refundable deposits are as follows:

	2024	2023
Tax	658,727	537,750
Civil	41,545	41,297
Labor	144,586	165,833
	844,858	744,880
Own judicial deposits	502,114	448,541
Refundable judicial deposits	342,744	296,339
	844,858	744,880

(i)               Non-reimbursable legal disputes

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2023	92,693	157,931	708,697	31,839	991,160
Provisioned for the year (a)	65,103	74,273	383,000	7,222	529,598
Reversals and write-offs (a)	(56,824)	(66,550)	(402,106)	(8,185)	(533,665)
Payments	(17,957)	(7,390)	(220,932)	(393)	(246,672)
Monetary and foreign exchange updates (b)	27,664	74,066	134,342	(2)	236,070
Effect of foreign currency translation and others	(1,377)	(40,486)	(8,268)	(190)	(50,321)
As of March 31, 2024	109,302	191,844	594,733	30,291	926,170

(a)	Recognized in the statement of income for the year, except for the reversals of monetary update, recognized under “Financial income (expenses)”.
(b)	Recognized in the statement of income for the year under “Financial income (expenses”).

103

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(ii)              Reimbursable legal disputes (1)

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2023	514,764	285,924	78,554	53,608	932,850
Provisioned for the year	70,282	45,590	2,525	4,047	122,444
Reversals and write-offs	(46,211)	(3,543)	(19,982)	(18,954)	(88,690)
Payments	(40,256)	(1,411)	(4,152)	(1,648)	(47,467)
Monetary and foreign exchange updates	25,433	38,657	3,727	5,711	73,528
As of March 31, 2024	524,012	365,217	60,672	42,764	992,665

(1)	The movement does not have and will never affect the result, due to the Company’s right to reimbursement by shareholders Shell and Cosan.

(iii)             Total legal disputes

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2023	607,457	443,855	787,251	85,447	1,924,010
Provisioned for the year	135,385	119,863	385,525	11,269	652,042
Reversals and write-offs	(103,035)	(70,093)	(422,088)	(27,139)	(622,355)
Payments	(58,213)	(8,801)	(225,084)	(2,041)	(294,139)
Monetary and foreign exchange updates	53,097	112,723	138,071	5,707	309,598
Effect of foreign currency translation	(1,377)	(40,486)	(8,270)	(188)	(50,321)
As of March 31, 2024	633,314	557,061	655,405	73,055	1,918,835

(a)               Tax

	2024	2023
ICMS (i)	316,573	266,549
IPI (ii)	174,684	167,359
PIS and COFINS (iii)	23,673	65,531
IRPJ and CSLL (iv)	38,065	35,841
Others (v)	80,319	72,177
	633,314	607,457
Non-reimbursable legal disputes	109,302	92,693
Reimbursable legal disputes	524,012	514,764
	633,314	607,457

(i)                ICMS

The amount recorded as a provision for ICMS credits is represented by: a) tax assessments received that, despite being defended, are assessed as probable loss by the Company’s legal advisors; (b) use of finance credits and charges in matters on which understanding of the Company’s management and tax advisors differ from tax authorities’ interpretations; and (c) questioning of the breach of accessory obligation (CAT Ordinance) in the period from January 2001 to December 2004, related to the methodology for calculating ICMS credits in the state of São Paulo, in the monetarily adjusted amount of R$ 133,311 (R$ 127,663 in 2023).

(ii)              IPI

The amount recorded as a provision for IPI credits is represented by: (a) tax assessment notice received referring to imported goods and other notices; (b) offset of credits deriving from inputs used in exempt shipment; and (c) IPI Seletividade, a matter recently judged by STF, under General Resonance (RE No. 592145, matter 080) unfavorably to the taxpayer.

(iii)             PIS and COFINS

The amount recorded as a provision for PIS and COFINS credits is represented by: (a) contribution from 1997 to 1999 referring to merger of company; and (b) IPI credits used to offset PIS and COFINS deriving from inputs used in exempt shipments.

104

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024
In thousands of Reais – R$, unless otherwise indicated

(iv)              IRPJ and CSLL

These refer to interlocutory decisions related to different offsets carried out by PER/DCOMP (E-Requests for Federal Tax Recovery, Refund or Offset) related to IPI credits used to offset IRPJ and CSLL. Said offset stopped being approved because a tax assessment notice was issued to stop recognition of credits based on the fact that, in the period from January 2008 to September 2010: (a) the Company did not record and pay IPI owed at the rate of 8% on certain transactions classified in TIPI (table of IPI levy); and (b) the Company did not reverse IPI credits referring to inputs used in the industrialization of certain products classified in TIPI, considering that shipment of such products is not taxed.

In the first item, the dispute occurs due to difference about classification of products as oil by-products and, in the second item, it occurs because authorities do not recognize the right to maintain IPI credits on shipment transactions that are exempt or not taxed.

(v)                CIDE

The Company provisioned CIDE on services rendered in oil and natural gas exploration and production activities conducted before the formation of Raízen, whose balance as of March 31, 2023, totals R$ 442,197 (R$ 422,919 in 2023). The amounts due were deposited in court, in the same amount, reason why there will be no financial disbursement by the Company in the event of loss of the lawsuit. Therefore, the balance of legal disputes is presented net of the judicial deposit made in these financial statements.

(b)               Civil, labor, and environmental

Raízen is a party to several civil lawsuits related to compensation for property and pain and suffering damages, contractual disputes, real estate and credit recovery discussions, among others.

Raízen is also a party to several labor claims filed by former employees and employees of service providers who question, among others, the payment of overtime, night shift, employee's safety and health risk premiums job reinstatement, refund of deductions made in payroll of payment such as confederative association dues and union dues.

The main environmental demands are related to environmental remediation work to be conducted at filing stations, distribution bases and airports.

Legal disputes considered as possible losses and, thus, no provision for legal disputes has been recognized in the financial statements

(a)                Tax

	2024	2023
ICMS (i)	5,845,988	6,561,901
IRPJ and CSLL (ii)	3,618,487	3,935,115
PIS and COFINS (ii)	8,582,747	8,160,714
INSS (iii)	375,712	333,188
ISS (iv)	224,890	289,117
Offsets with IPI credit - IN No. 67/1998 (v)	144,292	139,905
MP 470/2009 – debt in installment payment (vi)	255,281	246,801
IPI (vii)	303,082	287,300
Others	1,532,115	1,868,295
	20,882,594	21,822,336
Non-reimbursable legal disputes	13,416,474	13,894,645
Reimbursable legal disputes	7,466,120	7,927,691
	20,882,594	21,822,336

105

RAÍZEN S.A.

Notes to the combined consolidated financial statements
as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024
In thousands of Reais – R$, unless otherwise indicated

i.                   ICMS

Refers substantially to: (i) portion related to fine of the tax assessment notice served due to the alleged nonpayment of ICMS and noncompliance with accessory obligation, in an operation involving sharecropping agreement and toll manufacturing, from May 2005 to March 2006 and May 2006 to March 2007; (ii) ICMS levied on shipping of crystallized sugar for export, which, according to the tax agent, is classified as semi-finished good and, under ICMS regulation, is subject to taxation; (iii) ICMS levied on alleged divergences in the sugar and ethanol inventories, arising from the comparison between the magnetic tax files and the Inventory Registration Books; (iv) tax assessment notices related to collection of the ICMS tax differential resulting from sales of ethanol intended to companies located in other States of the Country, which, based on a superseding rule, had their state registrations revoked; (v) ICMS requirement resulting from disallowance of diesel oil credits used in the agro-industrial production process, with a defense filed for being essential to the Company’s activities, based on article 155, paragraph 2, item I of the Federal Constitution and Supplementary Law No. 87/96; (vi) ICMS credits not reversed; (vii) lack of full reversal of ICMS-ST credits for ICMS tax substitution (ICMS-ST); (viii) noncompliance with accessory obligations; (ix) undue use of credits from Controls for ICMS tax credits on permanent assets (“CIAP”); (x) alleged undue use of credits related to ICMS-ST on diesel in the capacity of final consumer; (xi) matching credit allegedly unduly taken; and (xiv) tax credits related to freight (transport services) allegedly unduly used since the subsequent operation is exempt or not taxed; (xiii) alleged failure to collect ICMS and undue credit due until customs clearance of goods imported from abroad through a branch located in another state; (xiv) alleged non-payment of tax on the sale of anhydrous fuel ethanol to a company whose registration status is not located. The State Treasury, despite the Company's proven good faith, disregarded the existing evidence and declared, retroactively, the unsuitability of the corresponding invoices, contrary to Precedent 509 of STJ; (xv) ICMS credit arising from the acquisition of inputs and intermediate goods, supported by a report; (xvi) alleged differences in inventories of products sold (volume correction factor/temperature difference); (xvii) undue use of ICMS credits; (xviii) alleged non-issuance of invoices resulting from gains declared in System  of Capture and Audit of Fuel Attachments (“SCANC”), which resulted in failure to pay ICMS-ST, such omissions are explained by the volumetric variation factor, regarding the application of the volume correction factor (“FCV”); (xix) alleged underpayment of ICMS-ST, due to the use of the weighted average price to final customer (“PMPF”) (date of registration of the import declaration vs. date of custom clearance); and (xx) lack of full reversal of ICMS-ST.

ii.                  IRPJ, CSLL, PIS, COFINS and IOF

Main legal disputes refer substantially to: (i) interlocutory decisions handed down by the RFB in November 2013, which address disallowance of noncumulative PIS and COFINS credits, arising from goods and services purchased in the domestic market and offset against IRRF, IRPJ and CSLL. Given that the disallowed credits are related to goods and services used in the Company's production chain, the disallowance is totally undue and illegal, based on current legislation (Laws No. 10,637/02 and No. 10,833/03); (ii) tax assessment noticed received in 2016, recoverable from the shareholder Cosan, related to the disallowance of deductions from goodwill amortization for calendar years 2011 to 2012 (the corporate fact that generated the right to use goodwill occurred in 2006) for which the possible amount totals R$ 133,566 (R$ 124,607 in 2023); (iii) tax assessment notice received in 2018 referring to the disallowance of goodwill amortization due to expected future profitability, deducted from the IRPJ and CSLL tax bases for calendar years 2013 to 2016, in the amount of R$ 442,011 (R$ 408,257 in 2023). The Company filed an administrative defense because the goodwill amortization occurred under the terms of the current legislation; (iv) tax assessment notice received from the federal tax authorities in 2018 requiring payment of IRPJ and CSLL for 2013 and 2014 based on alleged undue deductions from taxable income for the year of monthly estimates that were subject to unapproved offsets. The Company filed objections, as current legislation and opinion No. 88/14 of the Office of the Attorney General of the National Treasury (PGFN) allows the collection of estimates in offsetting processes; (v) amortization occurred between 2011 and 2014 of the goodwill generated on the acquisition of Tavares de Melo, Ampla and Santaelisa Vale. The tax assessment notice unduly considers the imposition of an isolated fine for non-payment of estimates, an aggravated fine and the imposition of a fine for omission in accessory obligation (ECF); (vi) offsets with negative balances in different periods; (vii) disallowance of PIS and COFINS credits by the non-cumulative system provided for in Laws No. 10,637/2002 and 10,833/2003, respectively. These disallowances stem, in summary, from the restrictive interpretation of the RFB regarding the concept of "inputs", as well as different interpretations of the said laws; and (viii) reimbursement/offsets of non-cumulative PIS and COFINS credits with different origins (Laws No. 10,637/02 and 10,833/03) for the periods from 2014 to 2016: The RFB rejected the requests and considered all the related offsets as not declared arguing that the credits would be linked to lawsuits discussing the unconstitutionality of ICMS in the PIS and COFINS calculation basis, that the outcome of the lawsuit No. 0030888- 84.2017.4.02.5101, where the Company discusses the exclusion of ICMS from the PIS and COFINS calculation base, could change the amount of the credit. It follows that the claimed credit does not arise from the lawsuit, that is, the Company does not seek the refund of PIS and COFINS credits overpaid due to the inclusion of ICMS in their calculation bases.

106

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

iii.                 INSS

Possible legal disputes related to INSS involve mainly: (i) requirement of the contribution for purposes of the National Rural Learning Service (SENAR) on direct and indirect export operations, where the RFB understands that there is no right to constitutional immunity; and (ii) requirement of the social security tax on resale of goods in the domestic market and to third parties that are not included in the social security tax base calculation, which only applies to gross revenue resulting from the production effectively occurring in the facilities and not from purchased goods.

iv.                 ISS

Refers to failure to withhold or pay for services contracted in several periods.

v.                  Offsets with IPI credit – IN 67/98

RFB Regulatory Instruction No. 67/98 brought with it the possibility of a refund of IPI collected in the period from January 14, 1992, to November 16, 1997, on amorphous refined sugar. Accordingly, subsidiary RESA, for the years in which the payment was made, pleaded to offset amounts against other taxes due. However, the Federal Revenue Service dismissed requests for a refund as well as an offset. Thus, subsidiary RESA administratively appealed against the dismissal.

After notification of payment of debts object of an offset in view of the changes introduced by IN SRF No. 210/02, subsidiary RESA filed a writ of mandamus with an injunction request to suspend the enforceability of offset taxes, with the aim of impeding the Public Administration from executing these debts. The injunction was granted by the competent court.

vi.                 MP 470/2009 – installment payment of debts

Federal Revenue Service partially rejected requests for payment of federal tax debts in installments made by subsidiary RESA, with the argument that offered tax loss is not sufficient to settle respective debts. Subsidiary RESA and its legal advisors consider that the losses indicated existed and were available for such use.

vii.                IPI

Tax requirement on sales of sugar subject to a 0% rate due to their degree of polarization exceeding 99.5º or not subject to IPI, pursuant to Regulatory Instruction 67/98. This ruling was used in the respective proceedings brought by the Brazilian Federal Revenue Service, whose likelihood of loss is classified as possible, according to the assessment of Raízen’s legal advisors.

(b)               Civil, labor, and environmental

	2024	2023
Civil	1,760,319	1,688,652
Labor	358,016	342,036
Environmental	206,852	173,861
	2,325,187	2,204,549
Non-reimbursable legal disputes	1,054,398	984,781
Reimbursable legal disputes	1,270,789	1,219,768
	2,325,187	2,204,549

These legal disputes substantially refer to: (a) change in risk assessment in administrative proceeding with Brazil’s Antitrust Agency (“CADE”) filed against Shell; (b) reparation for emergent damages; (c) loss of profits; (d) compensation for pain and suffering damages; and (e) attorney’s fees.

107

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

22.              Commitments

The Company has fuel purchase agreements with third parties in order to guarantee part of its future trading, it also has contracts for rail transportation with the purpose of transporting fuel from the supply bases to the reseller stations, whose amount to be paid is determined according to the price agreed in the contract.

Raízen has stockpiling service contracts for fuels with third parties, in accordance with the logistics and storage objectives in certain regions.

Through RESA and its subsidiaries, Raízen has commitments to purchase sugarcane, fuel, industrial equipment, electric and steam energy, lease and sharecropping agreements, sugar storage, transportation and handling services.

The commitments to purchase sugarcane with third parties are intended to guarantee part of its production in subsequent harvests. The amount of sugarcane to be acquired is calculated based on the estimated amount to be milled per area based on their expected productivity where sugarcane plantations are located. The amount to be paid by RESA and its subsidiaries is determined at the end of each crop year, according to the price published by the CONSECANA (Council of Sugarcane, Sugar and Ethanol Producers in the São Paulo State – Brazil).

Raízen entered into agreements with the Rumo Group for the transportation and handling of sugar for exports.

As of March 31, 2024, the volumes related to purchase commitments and service agreements by crop are as follows:

Years	Sugarcane (in tons)	Fuel (in cubic meters)	Transport (in cubic meters)	Storage (in cubic meters)	Sugar transportation and handling (in tons)
2025	21,824,066	3,160,512	4,683,790	4,593,120	13,492,518
2026	19,163,903	139,861	4,683,790	4,245,660	10,092,752
2027	16,813,707	-	4,683,790	3,250,560	8,048,152
2028	14,078,692	-	1,562,666	2,312,256	-
2028 onwards	33,119,428	-	1,562,666	1,831,145	-
Total contracted volume	104,999,796	3,300,373	17,176,702	16,232,741	31,633,422
Total estimated payments (nominal value)	14,160,322	12,101,865	939,691	1,155,530	2,192,829

108

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2023, and 2022 and for the three years in the period ended March 31, 2023

In thousands of Reais - R$, unless otherwise indicated

23.              Equity

(a)              Capital and capital reserve

As of March 31, 2024, and 2023, the Raízen’s fully subscribed and paid-in capital amounts to R$ 6,859,670 and is represented as follows:

	2024
	Common shares	%	Preferred shares	%	Total	%
Shell	4,496,786,292	50.00%	60,810,825	4.47%	4,557,597,117	44.02%
Cosan	4,496,786,292	50.00%	60,810,825	4.47%	4,557,597,117	44.02%
Treasury shares	-	-	26,394,646	1.94%	26,394,646	0.25%
Free floating and others	-	-	1,210,920,604	89.12%	1,210,920,604	11.71%
Total shares (book-entry and no-par-value shares)	8,993,572,584	100.0%	1,358,936,900	100.0%	10,352,509,484	100.0%

	2023
	Common shares	%	Preferred shares	%	Total	%
Shell	4,496,786,292	50.0%	60,810,825	4.5%	4,557,597,117	44.0%
Cosan	4,496,786,292	50.0%	60,810,825	4.5%	4,557,597,117	44.0%
Treasury shares	-	-	34,284,534	2.5%	34,284,534	0.3%
Free floating and others	-	-	1,203,030,716	88.5%	1,203,030,716	11.7%
Total shares (book-entry and no-par-value shares)	8,993,572,584	100.0%	1,358,936,900	100.0%	10,352,509,484	100.0%

(b)              Dividends and interest on own capital

In accordance with the Company's Bylaws and Brazilian Corporation Law, the amounts of the dividends for the years ended March 31, 2024, and 2023 were determined as follows:

Minimum mandatory dividend	2024	2023	2022
Net income for the year	520,715	2,441,126	3,149,018
(-) Effect of tax incentives of the Parent Company (Note 20.d)	(655)	(122,537)	-
(-) Effect of tax incentives of subsidiaries (Note 20.d)	-	(235,526)	(375,803)
Common dividend distribution calculation basis	520,060	2,083,063	2,773,215
Common and preferred shares
Minimum mandatory dividend - 1% (1)	(5,201)	(20,831)	(27,732)
(-) Interest on own capital	(1,332,404)	-	(741,682)
(-) Dividends paid in advance	(537,434)	(2,163,800)	-

109

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Dividends and interest on own capital	2024	2023	2022
Net income for the year basis for allocation	520,715	2,441,126	3,235,755
(-) Net income for the period net parent investment	-	-	(419,164)
(-) Income reserves (Note 20.d.iii) (2)	(416,572)	(1,952,901)	(2,031,533)
(-) Tax incentive reserve	(655)	(358,063)	(375,803)
Predecessor adjustments	-	-	332,427
Additional dividends proposed (2)	103,488	130,162	741,682

(1)	In the years ended March 31, 2024, and 2023, dividends and interest on own capital paid totaled R$ 1,869,838, R$ 2,163,800, respectively. Accordingly, there are no mandatory minimum dividends provisioned since these repayments, related to income determined in referred to fiscal years, were higher than those determined on the percentage defined in the bylaws.

(2)	As described in Note 23.d., the set-up of the income reserve for each fiscal year cannot exceed 80% of the net income for the year. Accordingly, as of March 31, 2024, additional proposed dividends of R$ 103,488 (R$ 130,162 in 2023) were accrued, which will be submitted for approval at the shareholder meeting.

Changes in dividends and interest on own capital payable are as follows:

	Dividends	Interest on own capital	Total
As of March 31, 2022	25,541	244,121	269,662
Prior years’ dividends	2,168,038	-	2,168,038
Dividends for the year (1)	154,156	-	154,156
Payments	(2,193,214)	(244,102)	(2,437,316)
Others	(363)	-	(363)
As of March 31, 2023	154,158	19	154,177
Prior years’ dividends	537,434	-	537,434
Dividends for the year (1)	129,881	-	129,881
Interest on own capital, net of Withholding Income Tax (IRRF)	-	1,136,344	1,136,344
Payments	(691,211)	(1,136,344)	(1,827,555)
Others	(377)	-	(377)
As of March 31, 2024	129,885	19	129,904

(1)	As of March 31, 2024, consolidated dividends include dividends payable to non-controlling shareholders in the amount of R$ 26,393 (R$ 23,994 in 2023), which will be submitted for approval at the shareholders’ meeting.

110

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

The breakdown of shareholder compensation is shown below:

				2024
Dividends and/or interest on own capital distributed in the year	Price per share (R$)	Amount	IRRF	Net amount
Dividends from income reserve on 07/26/2023	0.0116	119,838	-	119,838
Dividends from income reserve on 10/11/2023	0.0242	250,000	-	250,000
Interest on own capital from income reserve on 12/15/2023	0.1290	1,332,404	(196,060)	1,136,344
Dividends from income reserve on 03/18/2024	0.0162	167,596	-	167,596
Additional dividends proposed	0.0100	103,488	-	103,488
		1,973,326	(196,060)	1,777,266

				2023
Dividends and/or interest on own capital distributed in the year	Price per share (R$)	Amount	IRRF	Net amount
Dividends from income reserve on 09/27/2023	0.0316	326,000	-	326,000
Dividends from income reserve on 12/02/2023	0.0890	918,800	-	918,800
Dividends from income reserve on 03/13/2024	0.0891	919,000	-	919,000
Additional dividends proposed	0.0126	130,162	-	130,162
		2,293,962	-	2,293,962

(c)              Equity adjustments

(i)              Income from financial instruments designated as hedge accounting

This refers to changes in the fair value of financial instruments arising from cash flow hedge of revenues from exports of its products and from imports of fuel.

(ii)              Income (loss) from net investment hedge abroad

These refer to the effective portion with the foreign exchange differences of the hedge of the Company’s net investments in a foreign entity.

(iii)              Actuarial gain (loss)

These arise from gains and losses from adjustments through experience and changes in actuarial assumptions about the defined benefit plan. This component is recognized in other comprehensive income and will never be reclassified to the statement of income in subsequent years.

111

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(iv)              Effect of foreign currency translation

Cumulative translation adjustments with foreign exchange differences resulting from the translation of the financial statements of investees with functional currency different from the Parent company’s currency.

(v)              Changes in equity valuation adjustments, net of taxes

	2023	Comprehensive income	2024
Actuarial gain (loss) on defined benefit plan, net	(21,461)	1,416	(20,045)
Income from financial instruments designated as hedge accounting	(522,665)	595,051	72,386
Loss on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Others	(2,900)	2,900	-
Effect of foreign currency translation	891,046	(139,827)	751,219
	298,279	459,540	757,819
Attributable to controlling shareholders	330,040	469,030	799,070
Attributable to non-controlling shareholders	(31,761)	(9,490)	(41,251)

	2022	Comprehensive income	2023
Actuarial gain (loss) on defined benefit plan, net	(6,768)	(14,693)	(21,461)
Income from financial instruments designated as hedge accounting	(782,410)	259,745	(522,665)
Loss on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Others	-	(2,900)	(2,900)
Effect of foreign currency translation	526,590	364,456	891,046
	(308,329)	606,608	298,279
Attributable to controlling shareholders	(268,288)	598,328	330,040
Attributable to non-controlling shareholders	(40,041)	8,280	(31,761)

	2021	Comprehensive income	2022
Actuarial gain (loss) on defined benefit plan, net	(8,486)	1,718	(6,768)
Income from financial instruments designated as hedge accounting	(1,974,965)	1,192,555	(782,410)
Loss on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Others	-	-	-
Effect of foreign currency translation	1,548,315	(1,021,725)	526,590
	(480,877)	172,548	(308,329)
Attributable to controlling shareholders	(480,877)	212,589	(268,288)
Attributable to non-controlling shareholders	-	(40,041)	(40,041)

112

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(d)              Income reserves

(i)              Tax incentive reserve

Body	Tax benefit	2024	2023
Federal Government	Sale of diesel (1)	80,455	212,722
Goiás	Goiás State Industrial Development Program (2)	212,564	212,564
Mato Grosso do Sul	Term of agreement No. 331/2008 (3)	114,666	114,666
States of the Brazilian Federation	ICMS granted credit granted - CA No. 123/2022 (4)	194,569	193,914
		602,254	733,866
	Use of tax incentive reserve of investees (5)	-	(132,267)
		602,254	601,599
	Effects of Parent company	123,192	122,537
	Effects of subsidiaries	479,062	479,062
	Total tax incentive reserve (6)	602,254	601,599

(1)	Refers to the grant for sale of diesel oil to be received from Brazil’s National Agency of Petroleum, Natural Gas and Biofuels (ANP) by equalizing part of the costs to which producers and importers of diesel oil are subject, under the terms of certain decrees and provisional measures, which were converted into Law 13,723, of October 4, 2018.

(2)	Refers to the Goiás state incentive program “Produzir,” which finances part of the ICMS payment.

(3)	Refers to the tax benefit on sugar industrial processing operations in the state of Mato Grosso do Sul, equivalent to 67% of the ICMS debt balance and the matching credit of ethanol.

(4)	Refers to the benefit granted by States under ICMS Agreement No. 116/2022 and Constitutional Amendment No. 123/2022 attributing granted credit (or matching credit), used in taxpayers’ bookkeeping to offset ICMS debts in their ordinary calculation, resulting from hydrated ethanol production and commercialization operations.

(5)	In a Board of Director Meeting of March 13, 2023, the allocation of dividends from the Company's income reserve was approved, for which part of the tax incentive reserve of investees was used, in the amount of R$ 132,267. During the year ended March 31, 2024, the balance of this reserve was not used for allocation of dividends.

(6)	During the year ended March 31, 2023, the impact of these tax incentives on the consolidated operating income was R$ 181,022 (R$ 516,144 in 2023).

(ii)              Legal reserve

As of March 31, 2024, and 2023, as established in Brazilian Corporation Law, the Company did not allocate 5% of net income to the Legal reserve, due to the fact that the total balance of the legal and capital reserves has exceeded 30% of the capital amount.

(iii)             Profit retention reserve

This refers to the remaining balance of the Company’s net income for the year, after allocations for set up of the legal reserve and provision for mandatory minimum dividends, which was allocated to Profit retention reserve until its final allocation is approved at the Annual General Meeting. The Company’s Bylaws provide that up to 80% of the profit for the year can be allocated to this reserve, for operations and new investments and projects, not exceeding 80% of the capital amount.

113

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(e)              Treasury shares

The change in treasury shares during the years ended March 31, 2024, and 2023 were as follows:

	Number	Average cost per share	Amount
As of March 31, 2022	6,907,800	5.80	40,082
Repurchase	33,092,200	5.59	185,077
Exercise of share-based payment	(5,715,466)	5.41	(30,923)
As of March 31, 2023	34,284,534	5.67	194,236
Exercise of share-based payment	(7,889,888)	5.79	(45,661)
As of March 31, 2024	26,394,646	5.63	148,575

As of March 31, 2024, and 2023, the average unit cost of shares held in treasury and their market value are as follows:

		R$ per share
	2024	2023
Average cost of shares repurchased	5.63	5.67
Market value	3.54	2.85

24.              Earnings per share

Basic and diluted earnings per share are presented below:

Basic

Basic earnings per share is calculated by dividing the net income for the year attributable to the Company’s shareholders by the weighted average number of all classes of shares outstanding during the year, excluding treasury shares.

	2024	2023	2022
Numerator
Net income for the year	520,715	2,441,126	3,235,755
Denominator
Weighted average number of shares outstanding (in thousands)	10,324,015	10,321,732	8,698,655
Basic earnings per share (R$ per share ON and PN)	0.50	0.24	0.37

Diluted

Diluted earnings per share is calculated by adjusting the weighted average number of outstanding shares, considering that the conversion of all shares would cause dilution.

	2024	2023	2022
Numerator
Net income for the year	520,715	2,441,126	3,235,755
Denominator
Weighted average number of shares outstanding (in thousands)	10,340,247	10,327,956	8,714,436
Basic earnings per share (R$ per share ON and PN)	0.50	0.24	0.37

114

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

25.              Share-based payment

The Company offers restricted share plans linked to: (i) non-interruption of the relationship between the executive and the Company (vesting period); and (ii) achievement of performance conditions.

The fair value of grants related to the period the participant remains in the Company during the vesting period (restricted share unit - RSU) was determined based on the market value of the Company’s shares in B3.

Regarding the portion of the plan that is linked to the performance conditions (performance share unit – PSU), the fair value was measured based on the Monte Carlo method (“MMC”) considering market conditions.

As of March 31, 2024, Raízen has the following share-based payment programs and their vesting conditions in effect:

(1)	IPO incentive (PSU): The effectiveness of this program, as well as the beginning of the vesting period, was conditioned to the satisfactory conclusion of the initial public offering of the Company's shares. The acquisition of the right to receive shares is subject to performance conditions in 5 annual installments, each installment corresponding to a vesting period.
(2)	VLP 2020/21, 2021/22 and 2022/23 (PSU): The delivery of shares will occur in a 3-year period, cumulatively subject to the application of performance and permanence conditions during the vesting period.
(3)	VLP 2020/21 and 2022/23 (RSU): Grants are subject to the maintenance of the employment relationship during the vesting period.
(4)	Transition Program - 2017/18: The purpose of this program is the migration of participants granted under the terms of the former long-term variable compensation plans to the current share-based compensation plan of Raízen, as approved at the EGM held on July 2, 2021. The delivery of shares is subject to the maintenance of the employment relationship during the vesting period.
(5)	VLP 2018/19, 2019/20, 2021/22 and Hiring Program 2022/23 (RSU): RSU grants are subject to the participant’s stay during the vesting period. Upon completion of this period, for each 1 (one) RSU, the participant will be entitled to receive 1 (one) share of the Company.

The table below presents the information of the agreed plans:

			In number of shares
Program	Lot	Estimated term (in years)	2023	Additions	Exercised	Write-off and Cancellation	2024	Fair value on grant date (R$ per share)
IPO Incentive (PSU)	2	1	483,945	258,531	(337,128)	(127,870)	277,478	7.95
IPO Incentive (PSU)	3	1	801,744	468,005	-	-	1,269,749	8.17
IPO Incentive (PSU)	4	2	599,926	350,197	-	-	950,123	8.28
IPO Incentive (PSU)	5	3	575,135	335,726	-	-	910,861	8.59
Long-term variable (“VLP”) 2020/21 (PSU)	1	1	484,390	483,071	-	-	967,461	8.19
VLP 20/21 (RSU)	1	1	660,003	658,206	-	-	1,318,209	7.34
VLP 2021/22 (PSU)	1	2	509,102	950,670	-	-	1,459,772	4.62
VLP 2021/22 (RSU)	1	2	736,867	1,375,986	-	-	2,112,853	4.29
Program Transition - 2017/18	1	-	3,462,031	760,949	(2,896,193)	(1,326,787)	-	6.75
VLP 2022/23 (PSU)	1	3	-	1,642,636	-	-	1,642,636	5.29
VLP 2022/23 (RSU)	1	3	-	2,593,273	-	-	2,593,273	4.40
VLP 2018/19	1	1	-	5,247,531	-	-	5,247,531	4.40
VLP 2019/20	1	2	-	13,040,169	(4,656,567)	(1,766,198)	6,617,404	4.40
Hiring Program 2022/23 (RSU)	1	1	-	411,006	-	-	411,006	4.40
Hiring Program 2022/23 (RSU)	2	2	-	156,179	-	-	156,179	4.40
Hiring Program 2022/23 (RSU)	3	3	-	69,445	-	-	69,445	4.40
			8,313,143	28,801,580	(7,889,888)	(3,220,855)	26,003,980

115

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

			In number of shares
Program	Lot	Estimated term (in years)	2022	Exercised	2023	Fair value on grant date (R$ per share)
IPO Incentive (RSU)	1	1	406,044	(406,044)	-	7.57
IPO Incentive (PSU)	2	2	483,945	-	483,945	7.95
IPO Incentive (PSU)	3	3	801,744	-	801,744	8.17
IPO Incentive (PSU)	4	4	599,926	-	599,926	8.28
IPO Incentive (PSU)	5	5	575,135	-	575,135	8.59
VLP 2020/21 (PSU)	1	3	513,788	(29,398)	484,390	8.19
VLP 2020/21 (RSU)	1	3	672,603	(12,600)	660,003	7.34
Program Transition - 2016/17	1	1	2,384,686	(2,384,686)	-	6.75
Program Transition - 2017/18	1	2	3,638,775	(176,744)	3,462,031	6.75
VLP 2018/19	1	-	2,705,994	(2,705,994)	-	4.52
VLP 2021/22 (PSU)	1	3	509,102	-	509,102	4.62
VLP 2021/22 (RSU)	1	3	736,867	-	736,867	4.29
			14,028,609	(5,715,466)	8,313,143

During the year ended March 31, 2024, the Company delivered 7,889,888 preferred shares, equivalent to R$ 45,661 (5,715,466 preferred shares, equivalent to R$ 30,923 in 2023). There were no cancellations of shares in the year ended March 31, 2024.

Share-based payment expenses, included in the consolidated statement of income for the year ended March 31, 2024, were R$ 124,024 (R$ 46,112 in 2023 and R$ 42,305 in 2022).

The fair value of the PSU option plans is measured based on the MMC method. The fair value was determined by the TSR (Total Shareholder Return) and the share values of other companies, which are considered market performance conditions. The restricted shares plan considers the following assumptions:

(i)	The “VLP 2021/22” and “VLP 2022/23” programs used the value of Raízen shares (RAIZ4) for the business day prior to the grant date;
(ii)	The “VLP 2018/20” and “VLP 2019/20” programs used the value of Raízen shares (RAIZ4) for the grant date;
(iii)	Except for the aforementioned programs, peer alternatives were sought in view of the expected volatility, due to Raízen's low closing history. The Company used Cosan's volatility history, based on the proximity between the sectors in which it operates and the fact that the shareholder Cosan holds a relevant stake in Raízen's capital stock, which indicates that Raízen's business implicitly represents part of Cosan's volatility, using the standard deviation model of daily returns for the aforementioned calculation;
(iv)	Since the grant agreement adjusts the participant’s gain in relation to the distribution of dividends during the vesting period, no adjustments were required in the amount of the assets granted resulting from the distribution of dividends;
(v)	The weighted average risk-free interest rate used was the curve of fixed interest rate in Reais (DI estimate) observed in the open market;
(vi)	The fee for exit before vesting, which affects the provision for plan costs, was estimated by the Company at approximately 9%; and
(vii)	There are no clauses related to share lockup.

116

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

26.              Net operating revenue

The breakdown of the Company’s gross revenue is shown below:

	2024	2023	2022
Domestic market	157,117,590	191,441,044	162,803,534
Foreign market	77,978,064	69,860,145	49,026,810
Loss from financial instruments, net	(1,025,853)	(839,203)	(2,708,924)
Gross operating revenue	234,069,801	260,461,986	209,121,420
Returns and cancellations	(973,746)	(997,542)	(663,363)
Sales taxes	(10,420,530)	(11,970,326)	(12,418,471)
Trade discounts and others	(1,553,816)	(1,046,834)	(692,446)
Amortization of contract assets (Note 10)	(667,470)	(615,494)	(579,822)
Net operating revenue	220,454,239	245,831,790	194,767,318

27.              Costs and expenses by nature

Reconciliation of costs and expenses by nature

Costs and expenses are shown in the statement of income by function. The reconciliation of the Company’s statement of income by nature for the years ended on March 31, 2024, 2023 and 2022 is as follows:

	2024	2023	2022
Fuel for resale, raw material, costs of collections and transfers	(190,721,081)	(217,228,157)	(175,548,160)
Freight	(998,808)	(1,245,464)	(806,038)
Depreciation and amortization	(9,205,235)	(8,653,478)	(6,870,621)
Personnel expenses	(4,275,634)	(3,692,551)	(2,848,778)
Cutting, loading and transportation	(2,148,697)	(1,616,532)	(1,103,746)
Change in the fair value of biological assets, net of realization (Note 7)	29,671	(188,809)	1,340,766
Selling expenses	(956,876)	(1,199,800)	(721,150)
Hired labor	(691,903)	(596,408)	(611,986)
Logistic expenses	(574,176)	(535,312)	(350,343)
Others	(4,180,299)	(3,396,318)	(1,412,310)
	(213,723,038)	(238,352,829)	(188,932,366)

Classified as:

	2024	2023	2022
Cost of products sold, and services provided	(204,730,642)	(230,564,083)	(182,653,455)
Selling expenses	(6,109,524)	(5,234,882)	(4,195,624)
General and administrative expenses	(2,882,872)	(2,553,864)	(2,083,287)
	(213,723,038)	(238,352,829)	(188,932,366)

117

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

28.              Other operating revenue, net

	2024	2023	2022
Bargain purchase gain (Note 32.b)	162,593	266,593	-
Recognition of extemporaneous tax credits and others results, net (1)	608,055	52,856	226,761
Gain (loss) on commercial operations	(1,575)	(56,583)	7,194
Gain (loss) on sale of property, plant, and equipment	57,847	26,560	(16,844)
Government grant	-	46,445	106,489
Revenues from rent and leases	28,410	47,095	44,007
Revenue from merchandising	16,758	17,403	16,136
Revenue from sale of scrap and waste	34,321	47,880	30,534
Royalty income	26,653	22,214	18,439
Commissions on sales of lubricants, cards and means of payment	12,535	6,271	9,514
Revenue from convenience products	72,072	71,333	47,547
Reversal (set up) of estimated loss on property, plant and equipment, net	(110,930)	18,452	(21,096)
Other revenues, net	541,117	170,953	87,724
	1,447,856	737,472	556,405

(1)              Includes recovery of tax credits mainly related to PIS, COFINS and ICMS arising from the Company's ordinary activities.

29.              Financial results

	2024	2023	2022
Financial expenses
Interest	(5,602,986)	(3,856,161)	(2,047,674)
PIS and COFINS on financial income	(160,526)	(124,315)	(46,157)
Monetary variation losses	(377,800)	(406,862)	(509,679)
Others	(171,793)	(250,020)	(93,456)
	(6,313,105)	(4,637,358)	(2,696,966)
Fair value of financial instruments (Notes 9.a.2 and 16)	(79,492)	625,041	582,191
Amounts capitalized on qualifying assets	263,713	74,233	82,113
	(6,128,884)	(3,938,084)	(2,032,662)

Financial income
Interest	309,920	347,432	321,820
Yields from financial investments	507,562	436,768	290,569
Monetary variation gains and others	34,137	35,460	5,132
	851,619	819,660	617,521
Exchange rate change, net	340,266	(672,473)	2,051,267
Net effect of derivatives	(1,377,540)	(1,031,864)	(2,707,542)
	(6,314,539)	(4,822,761)	(2,071,416)

118

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

30.           Retirement supplementation plan

(a)           Pension fund

Variable contribution

The Company sponsors the Retirement Plan Raiz, administered by FuturaMais – Entidade de Previdência Complementar (formerly RaizPrev – Entidade de Previdência Privada), a closed nonprofit supplementary pension plan entity.

The Entity has administrative, equity and financial autonomy, and its objective is to administer and provide private pension plans, as defined in the Benefit Plan Regulations.

The Company has legal and contractual obligations that could give rise to the need to make additional extraordinary contributions in case of shortfall. In the year ended March 31, 2024, the contribution recognized as an expense totaled R$ 35,913 (R$ 32,141 in 2023 and R$ 21,314 in 2022).

Pension and healthcare plan of subsidiary Raízen Argentina and Neolubes

Raízen Argentina granted pension plans to non-union employees with defined and non-financed benefit. These plans are effective but closed to new participants since the end of 2014. The healthcare coverage of retired employees is an inherited and frozen benefit, whose cost is equally apportioned between the Company and the former employees.

In addition, indirect subsidiary Neolubes has legal obligations in accordance with articles 30 and 31 of Law 9,656, published on June 3, 1998, which establish that employees who contribute to the monthly fee of the healthcare plan offered by the entity have the option of maintaining their enrollment in the plan after termination of the employment contract without just cause, under the same coverage conditions that they enjoyed when the employment contract was in force, as long as they assume full payment of the plan fee.

(b)          Profit sharing

The Company recognizes a liability and an expense for profit sharing based on a methodology that considers previously defined goals of employees. The Company recognizes a provision when it is contractually bound or when there is a past practice that has created a constructive obligation.
31.              Insurance

Raízen has an insurance and risk management program that provides coverage and protection compatible with its assets and operation.

The insurance coverage taken out is based on a careful study of risks and losses conducted by local insurance advisors, and the types of insurance taken out are considered sufficient by management to cover claims, if any, considering the nature of the activities of the Company and its subsidiaries, which are as follows:

Insurance type	Coverage	Insured amount
Operational risks	Fire, lightning, explosion, among others	11,154,406
General civil liability (1)	Third-party claims	584,958
		11,739,364

119

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

32.              Business combination

(a)              Formation of Centroeste Distribuição

On April 11, 2022, the Company and Simarelli entered into a share purchase and sale agreement and other covenants (“Agreement”) for the formation of Centroeste Distribuição, a company engaged in fuel distribution activity, among others, in the State of Mato Grosso, excluding the cities of Comodoro, Padronal, Juína, Colorado do Oeste, Cabixis and Panelas, which are not part of Centroeste Distribuição’ s area of operation.

On March 1, 2024, upon compliance with all the conditions precedent set forth in the Agreement, Raízen made a capital contribution to Centroeste Distribuição in the amount of R$ 201,843, through contribution of net operating assets related to the Alto Taquari, Cuiabá and Rondonópolis bases, located in the State of Mato Grosso, as well as a consideration payable in the amount of R$ 4,710, referring to the price adjustment due to Simarelli. As a result of this transaction, the Company now holds control of Centroeste Distribuição, with an 89% interest.

The preliminary fair value of assets acquired, and liabilities assumed on the acquisition date is presented below. The difference between the amount paid and net assets at fair value resulted in the recognition of preliminary goodwill due to expected future profitability.

Accounts	Capital contribution by Raízen through contribution of assets	Pre-existing net assets of Centroeste Distribuição	Total
Cash and cash equivalents	-	5,190	5,190
Trade accounts receivable (Note 7)	105,516	31	105,547
Related parties, net	21,762	30	21,792
Inventories	72,120	-	72,120
Assets from contracts with clients (Note 12)	77,937	-	77,937
Recoverable taxes, net (Note 10)	936	-	936
Property, plant and equipment (Note 14)	86,178	2,654	88,832
Intangible assets (Note 15)	74	-	74
Suppliers	(125,706)	-	(125,706)
Deferred income tax and social contribution (Note 19)	(12,565)	-	(12,565)
Others, net	(24,409)	(563)	(24,972)
Net assets of Raízen Centroeste	201,843	7,342	209,185
Equity interest of Raízen			89.00%
			186,175
Consideration paid
Net assets contributed			201,843
Adjustment of price payable			4,710
			206,553
Preliminary goodwill generated on the formation of Raízen Centroeste			20,378

The Company recognized the interest of non-controlling shareholders through the proportional interest of 11% in the net assets acquired, in the amount of R$ 23,010.

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

These effects are preliminary, since on the date of the disclosure of the annual financial statements, the review process for the issuance of the report for allocation of the purchase price was still in progress, and within the measurement period, as provided by IFRS 3.

120

RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(b)              Acquisition of lubricant business from Shell Brasil Petróleo Ltda. (“SBPL”) by Blueway

Since 2011, the Company has acted as a marketing agent for Shell brand lubricants, based on the contract signed between Raízen and Shell, which had a term of 10 (ten) years.

With maturity of this intermediation agreement on June 7, 2021, Raízen and Shell negotiated an extension of the scope of the relationship held until then, with acquisition of the totality of SBPL by Raízen.

On May 1, 2022, the subsidiary Blueway acquired from SBPL all the shares of Neolubes for R$ 731,796, comprising the base price of R$ 750,000 and R$ 18,204 in favor of Blueway related to price adjustments, provided for in the contract.

The lubricant business is now part of Raízen's portfolio, which includes the lubricant plant located in Ilha do Governador (Rio de Janeiro), the base oil terminal in Campos Elíseos, Duque de Caxias (Rio de Janeiro), the Shell Marine division of lubricants and the business of supply and distribution of Shell lubricants in Brazil.

The conclusion of this Transaction will allow Raízen the opportunity of increasing its supply of premium products to more than fifty thousand industrial and commercial clients and more than fifty million customers to whom it provides services in its network every year.

During the year ended March 31, 2024, Blueway concluded the purchase price allocation procedures for the acquisition of Neolubes, whose impact recognized in the result for the year, under “Other operating revenue (expenses), net”, was R$ 162,593. Therefore, the final bargain purchase gain at Neolubes totaled R$ 429,186 (preliminary gain of R$ 266,593 in 2023).

During the year ended March 31, 2024, the changes in the final bargain purchase gain on such acquisition are as follows:

Accounts	Amount
Net assets	998,389
Consideration paid in cash, net of price adjustments	731,796
Preliminary bargain purchase gain on March 31, 2023 (1)	(266,593)
Changes in bargain purchase gain:
Related parties	1,122
Deferred income tax and social contribution	(381)
Surplus value of property, plant and equipment (Note 14)	274,473
Surplus value of intangible assets (Note 15)	(29,243)
Deferred taxes on surplus value (Note 19.e)	(83,378)
Total changes in bargain purchase gain (Note 28)	(162,593)
Bargain purchase gain on the acquisition of Neolubes (1)	(429,186)

(1)	During the year ended March 31, 2024, Blueway recorded a deferred tax liability on the final bargain purchase gain, in the amount of R$ 145,923 (R$ 90,641 in 2023).

The valuation techniques used to measure the fair value of the main assets acquired were as follows:

Assets acquired (1)	Valuation techniques
Property, plant, and equipment

Market comparison technique and cost technique: the valuation model considers the market prices quoted for similar items, when available, and the depreciated replacement cost, when applicable. The depreciated replacement cost reflects adjustments of physical deterioration, as well as the functional and economic obsolescence. In the final allocation of the bargain purchase gain, the fair value of property, plant and equipment items on the acquisition date totaled R$ 415,645, which represented surplus value of R$ 274,473 to be depreciated based on assets’ useful lives of approximately 14 years.

Intangible assets

Contracts with clients and other contractual relationships: Multi-Period Excess Earnings Method (“MPEEM”) technique. This model estimates fair value based on the business unit's future cash flow discounts. Cash flows considered substantially future revenues related to existing contracts with clients. In the final allocation of the bargain purchase gain, the fair value of contracts with clients totaled R$ 5,819 (R$ 35,062 in 2023), fully recognized as surplus value to be amortized on a straight-line basis over an average period of 6.6 years.

(1)	As of March 31, 2024, deferred tax liability was recorded on such surplus values, in the amount of R$ 83,378 (R$ 11,921 in 2023).

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Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Neolubes’ accounts receivable balance, on the acquisition date, is composed of gross contractual amounts due of R$ 519,736, of which R$ 2,492 are estimated to be non-recoverable on the acquisition date.

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

Neolubes’ net operating revenue and net income for the period from May 1 to March 31, 2023, considered from the acquisition date, amounted to R$ 2,399,963 and R$ 38,105, respectively. If the consolidation of subsidiary Neolubes had taken place since April 1, 2022, the consolidated income statement for the year ended March 31, 2023, would present consolidated net revenue of R$ 246,053,710 and consolidated net income of R$ 2,505,409.

(c)              Acquisition of Payly

On October 17, 2022, the Company informed its shareholders and the market in general that it is creating Raízen’s Financial Services Unit (“Unit”), through the acquisition of Payly, a company controlled by shareholder Cosan.

The acquisition of Payly and the creation of this Unit will allow: (i) the offering of convenience and loyalty to end customer and partners, through commercial channels and platforms; (ii) proprietary data intelligence; and (iii) factoring and raising of funds from third parties, adding value to the Company’s business chain.

On November 24, 2022, Brazil’s Antitrust Agency (CADE) granted the definitive approval, without restrictions, of the application to conduct joint operations referring to the transaction between Raízen and the shareholder Shell, after a period of 15 days from its publication in the Federal Gazette, on November 7, 2022.

The acquisition was subject to the fulfillment of other conditions precedent usual for this type of transaction, which were fully concluded on May 1, 2022.

On December 1, 2022, Raizen paid to Cosan R$ 87,200 for the acquisition of 100% of the shares of Payly, free of any debt, comprising the base price of R$ 78,000 and an additional R$ 9,200, provided for in the contract, related to capital contributions made by Cosan in Payly.

On April 28, 2023, the Company and the sellers signed the price adjustment agreement, which determined a price adjustment in favor of Raízen, in the amount of R$ 1,321, fully received on that date.

During the year ended March 31, 2024, the Company concluded the procedures for allocating the purchase price for the acquisition of Payly. Therefore, final goodwill based on expected future profitability at Payly totaled R$ 73,568 (preliminary goodwill of R$ 75,744 in 2023).

During the year ended March 31, 2024, the changes in the final bargain purchase gain on such acquisition are as follows:

Accounts	Amount
Net assets	(11,456)
Consideration paid in cash, net of price adjustments	87,200
Preliminary goodwill as of March 31, 2023	75,744
Movement of goodwill:
Price adjustment in favor of Raízen	(1,321)
Surplus value of intangible assets (Note 15)	(1,295)
Deferred taxes on surplus value (Note 19.e)	440
Surplus value, net	(855)
Total movement of goodwill (Note 13.c)	(2,176)
Goodwill generated on the acquisition of Payly	73,568

The valuation technique used to measure the fair value of intangible assets was as follows:

Assets acquired (1)	Valuation techniques
Intangible assets

Software systems: in order to assess the fair value of such intangible asset, the “Income approach” was considered using the Relief from Royalty Method due to the possibility of relating the cash flow generated directly to the asset in question. In the final allocation, the fair value of the software totaled R$ 9,004, which represented a surplus value of R$ 1,295 to be amortized over a useful life of up to 10 years.

(1)	As of December 31, 2023, deferred tax liability was recorded on such surplus value, in the amount of R$ 440.

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Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

The goodwill generated on the acquisition of Payly is attributable to supply synergies and profitability of the acquired business. Goodwill recognized is not expected to be deductible for income tax.

Payly’s net operating revenue and loss for the period from December 1, 2022, to March 31, 2023, starting from the acquisition date, were R$ 1,060 and R$ 11,610, respectively. If the consolidation of the subsidiary had occurred since April 1, 2022, there would be no material change in revenue and consolidated results for the year ended March 31, 2023, since they do not show material revenues and results.

33.               Cash flow supplementary information

(a)              Reconciliation of changes in equity with cash flows from financing activities ("FCF")

(Assets) / Liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Related parties of lease liabilities	Related parties (1)	Dividends and interest on own capital payable	Total
As of March 31, 2023	(1,651)	10.814,509	29,419,990	1,233,109	182,851	154,177	41,802,985
Transactions with impact on FCF
Net funding of Green Bonds maturing in 2034 and 2054	-	-	7,363,395	-	-	-	7,363,395
Partials repurchase of Senior Notes maturing in 2027	-	-	(1,927,104)	-	-	-	(1,927,104)
Loans and financing taken out, net expenses	-	-	20,069,513	-	-	-	20,069,513
Amortizations of principal	-	-	(19,411,018)	-	-	-	(19,411,018)
Payments of interest	-	-	(3,289,215)	-	-	-	(3,289,215)
Amortizations of lease liabilities	-	(3,138,814)	-	(320,829)	-	-	(3,459,643)
Payments of dividends and interest on own capital	-	-	-	-	-	(1,827,555)	(1,827,555)
Asset management and others	-	-	-	-	6,016	-	6,016
	-	(3,138,814)	2,805,571	(320,829)	6,016	(1,827,555)	(2,475,611)
Other movements that do not affect the FCF					-
Interest, monetary and exchange variations, net	(99)	1,174,068	3,350,962	127,167	(5,098)	-	4,647,000
Change in financial instruments fair value (Note 29)	-	-	79,492	-	-	-	79,492
Dividends and interest on own capital	-	-	-	-	-	1,951,868	1,951,868
Amortizations for advances and others	-	(131,842)	-	109,334	-	-	(22,508)
Addition, write-off and remeasurement	-	2,872,328	-	195,697	-	-	3,068,025
Foreign currency conversion effect and others	-	(25,313)	(56,195)	-	26,248	(377)	(55,637)
	(99)	3,889,241	3,374,259	432,198	21,150	1,951,491	9,668,240
As of March 31, 2024	(1,750)	11,564,936	35,599,820	1,344,478	210,017	278,113	48,995,614

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Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(Assets) / Liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Lease liabilities – related parties	Related parties (1)	Dividends and interest on own capital payable	Total
As of March 31, 2022	(67)	10,424,704	22,243,823	1,276,625	175,352	269,662	34,390,099
Transactions with impact on FCF
Loans and financing taken out, net expenses	-	-	19,756,495	-	-	-	19,756,495
Amortizations of principal	-	-	(13,822,024)	-	-	-	(13,822,024)
Payments of interest	-	-	(1,620,252)	-	-	-	(1,620,252)
Amortizations of lease liabilities	-	(2,737,691)	-	(281,622)	-	-	(3,019,313)
Payments of dividends and interest on own capital	-	-	-	-	-	(2,437,316)	(2,437,316)
Applications (redemptions), net	(1,487)	-	-	-	-	-	(1,487)
Asset management and others	-	-	-	-	(3,658)	-	(3,658)
	(1,487)	(2,737,691)	4,314,219	(281,622)	(3,658)	(2,437,316)	(1,147,555)
Other movements that do not affect the FCF
Business combination	-	512	-	-	-		512
Interest, monetary and exchange variations, net	(97)	979,002	3,445,122	106,049	-	-	4,530,076
Change in financial instruments fair value (Note 26)	-	-	(625,041)	-	-	-	(625,041)
Dividends and interest on own capital	-	-	-	-	-	2,322,194	2,322,194
Transfers	-	(132,667)	-	-	-	-	(132,667)
Addition, write-off and remeasurement	-	2,259,328	-	132,057	-	-	2,391,385
Foreign currency conversion effect and others	-	21,321	41,867	-	11,157	(363)	73,982
	(97)	3,127,496	2,861,948	238,106	11,157	2,321,831	8,560,441
As of March 31, 2023	(1,651)	10,814,509	29,419,990	1,233,109	182,851	154,177	41,802,985

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Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(Assets) / Liabilities	Financial investments linked to financing	Lease liabilities	Loans and financing (2)	Lease liabilities – related parties	Related parties (1)	Dividends and interest on own capital payable	Total
As of March 31, 2021	(39)	5,075,194	24,420,267	933,717	174,923	208,178	30,812,240
Transactions with impact on FCF
Loans and financing taken out, net expenses	-	-	7,257,482	-	-	-	7,257,482
Amortizations of principal	-	-	(6,803,451)	-	-	-	(6,803,451)
Payments of interest	-	-	(775,042)	-	-	-	(775,042)
Amortizations of lease liabilities	-	(2,512,155)	-	(240,030)	-	-	(2,752,185)
Payments of dividends and interest on own capital	-	-	-	-	-	(2,741,001)	(2,741,001)
Redemption of preferred shares	1,009	-	-	-	-	-	1,009
Asset management and others	-	-	-	-	(2,402)	-	(2,402)
	1,009	(2,512,155)	(321,011)	(240,030)	(2,402)	(2,741,001)	(5,815,590)
Other movements that do not affect the FCF
Business combination	-	3,140,666	-	-	-		3,140,666
Interest, monetary and exchange variations, net	(1,009)	722,465	(1,051,841)	101,473	-	-	(228,912)
Change in financial instruments fair value	-	-	(582,191)	-	-	-	(582,191)
Dividends and interest on own capital	-	-	-	-	(2,220)	2,803,305	2,801,085
Addition, write-off and remeasurement	-	4,061,659	-	481,465	-	-	4,543,124
Foreign currency conversion effect and others	(28)	(63,125)	(221,401)	-	5,051	(820)	(280,323)
	(1,037)	7,861,665	(1,855,433)	582,938	2,831	2,802,485	9,393,449
As of March 31, 2022	(67)	10,424,704	22,243,823	1,276,625	175,352	269,662	34,390,099

(1)	Mainly composed of asset management and financial operations balances, see Note 11.a.

(2)	This is presented net of the CTN.

(b)                 Non-cash investing transactions

	2024	2023	2022
Consideration payable for the acquisition of Raízen Paraguay	(243,354)	(319,158)	-
Receivables for the sale of property, plant and equipment	34,252	-	87,024
Depreciation of agricultural area assets capitalized as biological assets (Note 9)	(52,223)	(33,655)	(30,527)
Depreciation of agricultural area assets capitalized as property, plant and equipment	(140,345)	(95,956)	(120,817)
Capital contributions to be made in associates	-	-	(8,165)
Additions to intangible assets (Shell brand)	(619,252)	(82,337)	(1,722,993)
Interest capitalized in property, plant and equipment (Notes 14 and 29)	(263,713)	(74,233)	82,113
Right of use	(3,150,614)	(2,437,068)	(4,580,559)
Others	36,920	(3,668)	(10,542)
	(4,398,329)	(3,046,075)	(6,304,466)

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RAÍZEN S.A.

Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

34.              Subsequent events

(a)              Sale of distributed generation plant projects (“UFVs”) to Infraestrutura Brasil Holding 32 S.A. (“Élis Energia”)

On April 18, 2024, the subsidiary RESA entered into an agreement with Élis Energia, a company controlled by Pátria Infraestrutura IV Fundo de Investimento em Participações Multiestratégia and managed by Pátria Investimentos Ltda., for the sale of 31 UFV projects with an aggregate installed capacity of up to 115.4 megawatt-peak held by RESA. Under the contractual terms of this transaction, Élis Energia agreed to acquire these plants for an aggregate amount of approximately R$ 700 million, to be paid as the projects are developed and built by Raízen and transferred to the buyer until December 2025.

This transaction is in line with the Company’s strategy to revamp its portfolio and create value, while also contributing to reducing its debts. The completion and closing of the transaction are subject to verification and approval by Brazil’s Antitrust Agency (CADE), as well as compliance with the other conditions precedent set forth in the Agreement.

(b)              Short-term loans and financing

On April 22, 23 and 29, 2024, the subsidiary RESA took out loans and financing in the amount of R$ 3.0 billion, with maturity between March 20 and 21, 2025. These funds raised are in line with the decision approved by the Board of Directors on April 18, 2024, regarding the obtainment of short-term financing by the Company and/or its subsidiary RESA, in an amount of up to R$ 3.5 billion.

(c)              Exclusion of ICMS from the PIS and COFINS calculation base (Theme 69, Extraordinary Appeal 574.706 of STF)

On April 10, 2024, the Company, through its indirect subsidiary Blueway, obtained approval from the Brazilian Federal Revenue Service for the request for tax credit authorization, in the amount of R$ 1,824,019, determining the exclusion of ICMS from the PIS and COFINS calculation base. Such tax credit is supported by the opinion of specialized consultancy and based on the final judgment that occurred on June 26, 2020, in the files of declaratory action No. 0030931-21.2017.4.02.5101, of the 18th Federal Court of Rio de Janeiro-RJ, which ordered the refund of amounts unduly collected.

(d)              Covered Facility Agreement (“SACE”)

On July 30, 2024, the indirect subsidiary Raízen Fuels entered into a Facility Agreement, with SACE, the Italian Export Credit Agency (“ECA”), as partial guarantor of the operation, in the amount of € 200,000 thousand, with final maturity in July 2036. This financing has semi-annual amortizations after a three-year grace period and semi-annual interest. This fundraising is in line with the resolution and approval of the Board of Directors on July 18, 2024.

(e)              PPE

On August 5, 2024, the direct subsidiary RESA entered into a PPE contract to finance future sugar exports, in the amount of US$ 75,000 thousand, with final maturity in January 2025. This fundraising is in line with the resolution and approval of the Board of Directors on June 11, 2024.

(f)              NCEs

On September 3, 2024, the direct subsidiary RESA entered into two NCEs financing agreements to finance future sugar exports, in the aggregate principal amount of US$ 70,000 thousand, with final maturity in March 2025.

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Notes to the combined consolidated financial statements

as of March 31, 2024, and 2023 and for the three years in the period ended March 31, 2024

In thousands of Reais - R$, unless otherwise indicated

(g)              Green Notes

On September 12, 2024, the indirect subsidiary Raízen Fuels, priced, on this date, the issuance of US$ 1 billion in international debt securities, known as Green Notes. These notes will mature in January 2035 and will be guaranteed by the Company and RESA.

(h)              Legal dispute considered as possible loss of Raízen Centro-Sul S.A.

On September 13, 2024, the indirect subsidiary Raizen Centro-Sul S.A. received the infraction notice AIIM No. 5,051,105, issued by the state tax authorities of the State of São Paulo, demanding ICMS and a fine due to the alleged lack of proof of exports within 180 days, covering the years 2020 to 2022, in the amount of R$2,469,456. Raizen Centro-Sul S.A. filed its objection, demonstrating, through an accounting/tax report issued by independent external advisors, the link between the export invoices and the Single Export Declarations (“DU-E”), proving the effective export within 180 days. The legal counsel supporting the case classified the likelihood of loss as possible.

(i)              Issuance of debentures by RSA

On October 7, 2024, the Company announced the 3rd issuance of simple unsecured non-convertible debentures, in two series, with additional personal guarantee for private distribution in the amount of R$ 1,500,000, with a unit nominal value of R$ 1,000.00 (one thousand reais), with final maturities in 2034 and 2039. The debentures will be entitled to a guarantee granted by subsidiary RESA and the net proceeds from this issuance will be allocated to the "Second Generation Ethanol (“E2G”) Priority Project”.

Debentures may be early redeemed, pursuant to the terms and conditions established in the Debentures Indenture.

(j)             Capital increase in subsidiary RESA

At the Extraordinary General Meeting held on October 15, 2024, an increase in subsidiary RESA’s capital of R$ 1,500,000 was approved, fully subscribed and paid up by the Company on this date, in local currency.

(k)            Change In the members of the Company’s Executive Board

On October 21, 2024, Raízen's Board of Directors approved the change in the composition of its Executive Board, as follows:

•	Nelson Roseira Gomes Neto, current CEO of indirect parent company Cosan S.A. will become the CEO of Raízen, replacing Ricardo Dell Aquila Mussa, who will become the CEO of Cosan Investimentos and will be appointed as a member of Raízen’s Board of Directors; and

•	Rafael Bergman, current Finance Vice-President and Investor Relations Officer of Rumo S.A., will become the Financial and Investor Relations Officer of Raízen, replacing Carlos Alberto Bezerra de Moura, who resigned from the position.

The aforementioned changes will become effective on November 14, 2024.

∗   ∗  ∗

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